                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                                      AMONG



                            ARTISAN COMPONENTS, INC.


                                   AS "BUYER"


                                       AND



                                 SYNOPSYS, INC.


                                   AS "SELLER


                                DECEMBER 4, 2000

                                TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE 1 DEFINITIONS................................................................................................      1
ARTICLE 2 PURCHASE AND SALE TRANSACTION..............................................................................     13
         2.1      Purchase and Sale of Assets........................................................................     13
         2.2      Assumption of Liabilities..........................................................................     14
         2.3      Purchase Price.....................................................................................     15
         2.4      Adjustment to Purchase Price Constituents..........................................................     16
         2.5      [Intentionally Deleted]............................................................................     16
         2.6      The Closing........................................................................................     16
         2.7      Deliveries at the Closing..........................................................................     16
         2.8      Allocation of Purchase Price.......................................................................     17
         2.9      Assignment of Transferred Contracts and Licenses...................................................     17
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...................................................................     19
         3.1      Organization of Seller.............................................................................     19
         3.2      Subsidiaries.......................................................................................     20
         3.3      Authorization of Transaction.......................................................................     20
         3.4      Noncontravention...................................................................................     20
         3.5      Consents...........................................................................................     21
         3.6      Seller's Financial Statements......................................................................     21
         3.7      No Undisclosed Liabilities.........................................................................     21
         3.8      Acquired Assets....................................................................................     21
         3.9      Absence of Changes.................................................................................     22
         3.10     Taxes..............................................................................................     24
         3.11     Restrictions on Business Activities................................................................     25
         3.12     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.....................     25
         3.13     Intellectual Property..............................................................................     26
         3.14     Contracts..........................................................................................     29
         3.15     Authorizations.....................................................................................     31
         3.16     Litigation.........................................................................................     31

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                        PAGE
                                                                                                                        ----
         3.17     [Intentionally Deleted]............................................................................     32
         3.18     [Intentionally Deleted]............................................................................     32
         3.19     Brokers' and Finders' Fees; Third Party Expenses...................................................     32
         3.20     Employees and Employee Benefit Plans and Compensation..............................................     32
         3.21     No Interference or Conflict........................................................................     35
         3.22     Powers of Attorney.................................................................................     35
         3.23     Affiliated Transactions............................................................................     35
         3.24     Distributors, Customers, and Suppliers.............................................................     36
         3.25     No Illegal Payments, Etc...........................................................................     36
         3.26     Product Warranties; Defects; Liabilities...........................................................     36
         3.27     Deferred Revenue from Customers....................................................................     36
         3.28     Complete Copies of Materials.......................................................................     37
         3.29     Board Approval.....................................................................................     37
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................................     37
         4.1      Organization of Buyer..............................................................................     37
         4.2      Authorization of Transaction.......................................................................     37
         4.3      Noncontravention...................................................................................     38
         4.4      Consents...........................................................................................     38
         4.5      Buyer's Filings & Financial Statements.............................................................     38
         4.6      No Undisclosed Liabilities.........................................................................     39
         4.7      Absence of Changes.................................................................................     39
         4.8      Litigation.........................................................................................     40
         4.9      Brokers' and Finders' Fees; Third Party Expenses...................................................     40
         4.10     Complete Copies of Materials.......................................................................     40
         4.11     Board Approval.....................................................................................     40
         4.12     Capital Structure..................................................................................     41

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE 5 CONDUCT PRIOR TO THE CLOSING DATE..........................................................................     41
         5.1      Conduct of the Business by Seller..................................................................     41
         5.2      No Solicitation....................................................................................     42
ARTICLE 6 ADDITIONAL AGREEMENTS......................................................................................     43
         6.1      Access to Information..............................................................................     43
         6.2      Confidentiality....................................................................................     44
         6.3      Expenses...........................................................................................     44
         6.4      Public Disclosure..................................................................................     44
         6.5      Consents...........................................................................................     44
         6.6      Reasonable Efforts.................................................................................     46
         6.7      Notification of Certain Matters....................................................................     47
         6.8      Employee Matters; Offers of Employment.............................................................     47
         6.9      [Intentionally Deleted]............................................................................     52
         6.10     Additional Documents and Further Assurances........................................................     52
         6.11     Litigation Support.................................................................................     53
         6.12     Transition.........................................................................................     53
         6.13     Transfer Taxes.....................................................................................     54
         6.14     Accounts Receivable................................................................................     54
         6.15     Securities Act Compliance; Restrictions on Sale....................................................     54
         6.16     Assistance with Audit..............................................................................     55
         6.17     [Intentionally Deleted]............................................................................     55
         6.18     Tax Matters........................................................................................     56
         6.19     December Bonuses...................................................................................     56
         6.20     Reservation of Capacity and Acquisition of Tool....................................................     56
ARTICLE 7 CONDITIONS TO OBLIGATION TO CLOSE..........................................................................     57
         7.1      Conditions to Obligations of Each Party to Effect the Transaction..................................     57

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                        PAGE
                                                                                                                        ----
         7.2      Additional Conditions to Obligations of Seller.....................................................     57
         7.3      Additional Conditions to the Obligations of the Buyer..............................................     58
ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION................................................     60
         8.1      Survival of Representations and Warranties.........................................................     60
         8.2      Indemnity by Seller................................................................................     60
         8.3      Indemnity by Buyer.................................................................................     61
         8.4      Third Party Claims.................................................................................     61
         8.5      Resolution of Conflicts; Arbitration...............................................................     62
ARTICLE 9 TERMINATION, AMENDMENT AND WAIVER..........................................................................     62
         9.1      Termination........................................................................................     62
         9.2      Effect of Termination..............................................................................     64
ARTICLE 10 GENERAL PROVISIONS........................................................................................     64
         10.1     Bulk Sales Waiver..................................................................................     64
         10.2     Amendment..........................................................................................     64
         10.3     Extension; Waiver..................................................................................     64
         10.4     Notices............................................................................................     65
         10.5     Interpretation.....................................................................................     66
         10.6     Counterparts.......................................................................................     66
         10.7     Entire Agreement; Assignment.......................................................................     66
         10.8     Severability.......................................................................................     66
         10.9     Other Remedies.....................................................................................     67
         10.10    Governing Law; Waiver of Jury Trial................................................................     67
         10.11    Rules of Construction..............................................................................     67
         10.12    No Third Party Beneficiaries.......................................................................     67

                                    EXHIBITS


   A-1         Form of Assignment of Trademarks

   A-2         Form of Assignment of Copyrights

   B-1         Form of U.S. Patent Assignment

   B-2         Form of European Patent Assignment

   B-3         Form of Japanese Patent Assignment

   B-4         Form of Korean Patent Assignment

   B-5         Form of Singapore Patent Assignment

   B-6         Form of Taiwanese Patent Assignment

   C           Form of General Assignment, Bill of Sale and Assumption of
               Liability

   D           Form of License Agreement

   E           Form of Securities Rights and Restrictions Agreement

   F           Form of Transition Services Agreement

   G           Form of Legal Opinion of Counsel to Buyer

   H           Form of Legal Opinion of Counsel to Seller

   I           Form of Sublease

                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement (the "Agreement") is entered into as of December 4, 2000 by and among Artisan Components, Inc., a Delaware corporation ("Buyer"), and Synopsys, Inc., a Delaware corporation ("Seller").

                                    RECITALS

        WHEREAS, Seller is the owner of, and engages in the development, distribution, service, testing, sales and marketing of, certain physical-level libraries for the semiconductor industry, consisting of standard cells, input/output cells, memory compilers, memory generators, cell based arrays and the other Products identified herein (the "Business"). The Business does not include any other business activities of Seller and expressly does not include Seller's DesignWare products.

        WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell and transfer to Buyer, subject to the terms set forth herein, the Seller's assets used primarily in and required for the conduct of the Business in the ordinary course (other than those assets expressly herein excluded), together with certain liabilities related to the Business as herein identified and the parties desire to enter into certain licenses of intellectual property required for the conduct of the Business and the enhancement of their other businesses (collectively the "Transaction"), all in consideration of the Purchase Price (as defined below) and the other promises herein contained, on the terms and conditions set forth herein.

        WHEREAS, in connection with such Transaction, the Buyer, on the one hand, and Seller, on the other hand, desire to make certain representations, warranties, covenants and other agreements.

        WHEREAS, in connection with the Transaction, Buyer and Seller desire to enter into certain ancillary agreements, including the Related Agreements identified below.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties, and covenants herein contained, the parties hereto agree as follows.

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 "Acquired Assets" shall have the meaning set forth in Section 2. 1.

        1.2 "AC21 Act" shall have the meaning set forth in Section 6. 8(f)(iii).

        1.3 "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, of the United States.

        1.4 "Agreement" shall have the meaning set forth in the preamble above.

        1.5 "Assets and Liabilities of the Business" shall mean the Products, Acquired Assets, Excluded Property, and Excluded Liabilities.

        1.6 "Allocation" shall have the meaning set forth in Section 2. 8.

        1.7 "Assignment of Trademarks, Copyrights and Intellectual Property" shall mean an assignment of the Intellectual Property Transferred or Licensed to Buyer (other than Patents and other than the licenses granted to the Buyer in the License Agreement), as described in, and in the form of, attached Exhibit A-1 and Exhibit A-2.

        1.8 "Assumed Liabilities" shall have the meaning set forth in Section 2. 2.

        1.9 "Audit Requirements" shall have the meaning set forth in Section 6. 16.

        1.10 "Basket Amount" shall have the meaning set forth in Section 8. 2.

        1.11 "Buyer" shall have the respective meaning set forth in the preamble above.

        1.12 "Buyer Indemnified Parties" shall have the meaning set forth in
Section 8. 2.

        1.13 "Buyer Indemnified Matter" shall have the meaning set forth in
Section 8. 3.

        1.14 "Buyer's Audited Financial Statements" shall have the meaning set forth in Section 4. 5.

        1.15 "Buyer's Balance Sheet" shall have the meaning set forth in Section
4. 5.

        1.16 "Buyer's Current Balance Sheet" shall have the meaning set forth in
Section 4. 5.

        1.17 "Buyer's Common Stock" shall have the meaning set forth in Section
2. 3(a).

        1.18 "Buyer's Financial Statements" shall have the meaning set forth in
Section 4. 5.

        1.19 "Buyer Unaudited Financial Statements" shall have the meaning set forth in Section 4. 5.

        1.20 "Business" shall have the meaning set forth in the Recitals above.

        1.21 "Cash Consideration" shall have the meaning set forth in Section 2. 3(b).

        1.22 "Category 1 NIPT Employees" shall have the meaning set forth in
Section 3. 20(i)(ii)(1).

        1.23 "Category 2 NIPT Employees" shall have the meaning set forth in
Section 3. 20(i)(ii)(2).

        1.24 "Category 3 NIPT Employees" shall have the meaning set forth in
Section 3. 20(i)(ii)(3).

        1.25 "Category 4 NIPT Employees" shall have the meaning set forth in
Section 3. 20(i)(ii)(4).

        1.26 "Closing" shall have the meaning set forth in Section 2. 6.

        1.27 "Closing Date" shall have the meaning set forth in Section 2. 6.

        1.28 "Code" shall mean the Internal Revenue Code of 1986, as amended, of the United States.

        1.29 "Conduct of the Business in the Ordinary Course" shall mean the performance of the obligations assumed by Buyer under the Transferred Contracts and Licenses and the conduct of the Business in all other respects in a manner consistent with Seller's current custom, practice, quantity, and frequency.

        1.30 "Confidentiality Agreement" shall mean the Mutual Nondisclosure Agreement between Buyer and Seller, dated as of September 13, 2000.

        1.31 "Conflict," with respect to any document, agreement, permit, approval, charter document, or other right, shall mean any material conflict with, any material violation of, any material default under (with or without notice or lapse of time, or both), or the giving rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit with respect to such referenced document, agreement, permit, approval, charter document, or other right.

        1.32 "Consultants" shall have the meaning set forth in Section 3. 20(a).

        1.33 "Consulting Agreement" shall have the meaning set forth in Section
3. 20(k).

        1.34 "Continuing Employees" is defined in Section 6. 8(b).

        1.35 "Current Infineon Agreement" shall have the meaning set forth in
Section 6. 5(b).

        1.36 "December Bonus" shall mean the amount of any bonus that would become payable to each Employee on December 15, 2000, if such Employee remained in the employ of or under contract with Seller until December 15, 2000.

        1.37 "DOJ" shall have the meaning set forth in Section 6. 6.

        1.38 "EADs" shall have the meaning set forth in Section 6. 8(f)(v)(3).

        1.39 "Employee Agreement" shall have the meaning set forth in Section 3. 20(a).

        1.40 "Employee Plan" shall have the meaning set forth in Section 3.
20(a).

        1.41 "Employees" shall have the meaning set forth in Section 3. 20(a).

        1.42 "Employer Affiliate" shall have the meaning set forth in Section 3. 20(a).

        1.43 "Enhancements" shall have the meaning set forth in Section 2. 2(a)(i)(1).

        1.44 "Excluded Liabilities" shall have the meaning set forth in Section
2. 2.

        1.45 "Excluded Property" means any real property of Seller, other than the real property to be subleased to Seller pursuant to the Sublease.

        1.46 "FTC" shall have the meaning set forth in Section 6. 6.

        1.47 "GAAP" shall mean United States generally accepted accounting principles consistently applied.

        1.48 "General Assignment, Bill of Sale and Assumption of Liability" shall mean that certain document for the transfer to Buyer of the Acquired Assets and the assumption by the Buyer of the Assumed Liabilities in accordance with this Agreement, in the form attached hereto as Exhibit C.

        1.49 "Governmental Entity" shall have the meaning set forth in Section
3. 5.

        1.50 "HSR" shall have the meaning set forth in Section 6. 6.

        1.51 "Infineon" shall have the meaning set forth in Section 6. 5(b).

        1.52 "Information" shall have the meaning set forth in Section 3. 12(d).

        1.53 "Information Technology" shall have the meaning set forth in
Section 3. 13(q).

        1.54 "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) all documentation related to any of the foregoing.

        1.55 "Intellectual Property Transferred or Licensed to Buyer" means the Transferred Intellectual Property.

        1.56 "Investor Agreement" shall have the meaning set forth in Section 6. 15.

        1.57 "I-140 Petition" shall have the meaning set forth in Section 3. 20(i)(ii)(2).

        1.58 "I-485 Application" shall have the meaning set forth in Section 3. 20(i)(ii)(3).

        1.59 "Knowledge" shall mean actual knowledge of the officers and managers of the relevant party who are engaged in the negotiations of this Agreement or who would be reasonably expected to have been apprised of facts of the type referenced.

        1.60 "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

        1.61 "License Agreement" means an Intellectual Property License Agreement in the form attached hereto as Exhibit D.

        1.62 "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, whether relating to any property or right or the income or profits therefrom.

        1.63 "Loss" and "Losses" shall have the respective meanings set forth in
Section 8. 2.

        1.64 "LPR" shall have the meaning set forth in Section 3. 20(i)(ii).

        1.65 "Material Adverse Effect" with respect to any business, asset or party, shall mean a material adverse effect on the business, assets (tangible and intangible), condition (financial or otherwise), and/or results of operations of the referenced business or party, taken as a whole.

        1.66 "Minimum Value of Buyer's Common Stock" shall mean $7. 00, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Buyer's Common Stock), recapitalization, reclassification, exchange of shares or other like change with respect to the Buyer's Common Stock occurring after the date of this Agreement.

        1.67 "NIPT Employee Consulting Contract" shall have the meaning set forth in Section 6. 8(f)(v)(1).

        1.68 "No-Action Letter" means that certain letter, dated November 20, 2000, from Leslie A. Overton, Associate Chief Accountant, Securities and Exchange Commission, to Buyer, regarding "Artisan Components, Inc., File No. 0-23649, in response to (i) that certain letter, dated November 10, 2000, from Buyer to Robert A. Bayless, Chief Accountant, Securities and Exchange Commission, regarding "Artisan Components, Inc. -- Application for Exemptive Order or No-Action Relief under Rules 3-01 and 3-02 of Regulation S-X Required for Confidential Treatment under 17 C.F.R. Section 200.81 and Request for Return of Confidential Materials," which attached letter dated November 10, 2000 from Buyer to Robert A. Bayless, Chief Accountant, regarding "Request for concurrence on the proposed basis of financial statement to be included in Artisan Components, Inc.'s Form 8-K to be filed in connection with its planned acquisition of the Silicon Library business of Synopsys, Inc.," and that certain letter dated, November 10, 2000, from Seller to Buyer, regarding "Preparation of Audited Financial Statements for Synopsys' physical-level libraries product line assets."

        1.69 "Non-Assignable Contract" shall have the meaning set forth in
Section 2. 9(a).

        1.70 "Officer's Certificate" for any party, shall mean a certificate duly executed, verified, and delivered by an officer of the party on behalf of the party.

        1.71 "Ordinary End User Licenses" shall have the meaning set forth in
Section 3. 9(k).

        1.72 "Patent" shall mean any: (i) patent, patent application, patent disclosure or other patent right in any jurisdiction of the world; (ii) any division, continuation, continuation-in-part, reissuance, reexamination, or extension of a Patent; and (iii) any patent or other patent right that issues or is based upon an application that is a Patent.

        1.73 "Patent Assignment" shall mean that an assignment of the Patents as described in, and in the form of, attached Exhibit B.

        1.74 "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock Seller, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        1.75 "Products" shall mean all software, products, and services identified on Schedule 2. 1(c) and (d), any subsequent versions of such software or other products or services currently being developed to augment, enhance, supersede, replace or function as a component of any of said software, products, or services, any upgrades, enhancements, improvements and modifications to the foregoing currently being developed; provided, however, that "Products" do not include Seller's DesignWare products.

        1.76 "Purchase Price" shall have the meaning set forth in Section 2. 3.

        1.77 "Registered Intellectual Property" shall mean all United States, international and foreign: (i) Patents; (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, any government, or other public legal authority.

        1.78 "Related Agreements" shall mean the Securities Rights and Restrictions Agreement, Transfer Documents, the Transition Services Agreement, NIPT Employee Consulting Contract, and all other ancillary agreements required by or entered into by a party hereto in connection with this Agreement or the Transaction.

        1.79 "Required Authorizations" shall have the meaning set forth in
Section 3. 15.

        1.80 "Returns" shall have the meaning set forth in Section 3. 10.

        1.81 "Schedules" shall have the meaning set forth in Article 3.

        1.82 "Seller" shall have the meaning set forth in the preamble above.

        1.83 "Seller Indemnified Matters" shall have the meaning set forth in
Section 8. 2.

        1.84 "Seller Indemnified Parties" shall have the meaning set forth in
Section 8. 3.

        1.85 "Seller's Financial Statements" shall have the meaning set forth in
Section 3. 6.

        1.86 "Stock Consideration" shall have the meaning set forth in Section
2. 3(a).

        1.87 "Sublease" shall mean a sublease of certain real property by Seller to Buyer substantially in the form of attached Exhibit I.

        1.88 "Tax" or, collectively, "Taxes", means (i) any and all United States federal, state and local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad Valero, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

        1.89 "Third Party Claim" shall have the meaning set forth in Section 8.
4.

        1.90 "Third Party Consent" shall have the meaning set forth in Section
2. 9(a).

        1.91 "Trademarks" shall mean any trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

        1.92 "Transaction" shall have the meaning set forth in the "Recitals" above.

        1.93 "Transfer Documents" shall mean the General Assignment, Bill of Sale and Assumption of Liabilities attached as Exhibit C, the Assignment of Trademarks attached as Exhibit A-1, the Assignment of Copyrights attached as Exhibit A-2, the U. S. Patent Assignment substantially in the form attached hereto as Exhibit B-1, the European Patent Assignment substantially in the form attached hereto as Exhibit B-2, the Japanese Patent Assignment substantially in the form attached hereto as Exhibit B-3, the Korean Patent Assignment substantially in the form attached hereto as Exhibit B-4, the Singapore Patent Assignment substantially in the form attached hereto as Exhibit B-5, the Taiwan Patent Assignment substantially in the form attached hereto as Exhibit B-6, the License Agreement attached as Exhibit D, and the Sublease substantially in the form attached as Exhibit I, collectively.

        1.94 "Transfer Taxes" shall have the meaning set forth in Section 6. 13(a).

        1.95 "Transferred Contracts and Licenses" shall have the meaning set forth in Section 2. 1(e).

        1.96 "Transferred Intellectual Property" shall have the meaning set forth in Section 2. 1(d)

        1.97 "Transferred Registered Intellectual Property" shall have the meaning set forth in Section 2. 1(c).

        1.98 "Transition Services Agreement" shall mean the agreement providing for the provision of office space and services by Seller to Buyer after the Closing in the form of attached Exhibit F.

        1.99 "Value of Buyer's Common Stock" shall mean the arithmetic average of the closing price of one share of the Buyer's Common Stock, as reported by the Wall Street Journal, Western Edition, for each of the twenty-one (21) trading days during the period commencing on the tenth (10th) trading day prior to, but not including, the date of this Agreement as set forth in the preamble and ending on the tenth (10th) trading day following, but not including, the date of this Agreement as set forth in the Preamble.

        1.100 "Value of Stock Consideration" shall mean the number of shares of Buyer's Common Stock included in the Stock Consideration multiplied by the Value of Buyer's Common Stock.

        1.101 "Warn Act" shall have the meaning set forth in Section 6. 8(d).

        1.102 "Year 2000 Compliant" shall have the meaning set forth in Section
3. 13(q).


                                    ARTICLE 2

                          PURCHASE AND SALE TRANSACTION

        2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller on the Closing Date, free and clear of all Liens, all right, title and interest in and to all assets and properties of Seller (the "Acquired Assets") free and clear of all Liens, primarily used in the Business (other than the Excluded Property), consisting solely of the following:

             (a) all tangible personal property set forth on Schedule 2.1(a);

             (b) all prepaid expenses and other similar current assets set forth on Schedule 2.1(b).

             (c) only Registered Intellectual Property of the Business expressly described on attached Schedule 2.1(c) together with the goodwill associated therewith, remedies against infringements thereof and rights to protection of interest therein (collectively the "Transferred Registered Intellectual Property");

             (d) only the other Intellectual Property of the Business expressly described on Schedule 2.1(d), together with the goodwill associated therewith, remedies against infringements thereof and rights to protection of interest therein (together with the Transferred Registered Intellectual Property herein referred to as the "Transferred Intellectual Property");

             (e) all of Seller's rights under agreements, contracts, consulting agreements, licenses and sublicenses indentures, instruments, guarantees, or other similar agreements set forth on Schedule 2.1(e) (herein the "Transferred Contracts and Licenses"), and any and all rights thereunder (other than the right to payment for any services or products delivered by Seller prior to the Closing);

             (f) all customer, distribution, supplier and mailing lists related to the Business or the Assets and Liabilities of the Business;

             (g) all claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment (other than any such refund or similar item relating to the payment of Taxes which remain the liability of the Seller under this Agreement) relating to any right, property or asset included in the Assets and Liabilities of the Business, or against any party to any of the Transferred Contracts and Licenses, including without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties;

             (h) all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records primarily related to the Business or the Assets and Liabilities of the Business, whether written or electronically stored or otherwise recorded; and

             (i) all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises and similar rights obtained from governments and governmental agencies or any pending applications relating to any of the foregoing.

        2.2 Assumption of Liabilities.

             (a) Upon and after the Closing, Buyer shall assume, on the terms and subject to the conditions set forth herein, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                    (i) all Liabilities of Seller under any of the Transferred Contracts and Licenses listed on Schedule 2.1(e) other than:

                         (1) any and all Liabilities arising out of the delivery
of any product or service or the performance or non-performance by Seller under any of the Transferred Contracts and Licenses on or before the Closing Date; provided, however that any enhancement in the amount of such Liability arising after the Closing Date from (a) the delivery of any product or service or the performance or non-performance by Buyer under any of the Transferred Contracts and Licenses or (b) the continued licensing of any Product by Buyer under any Transferred Contracts and Licenses, but in such case only to the extent of the revenue actually received by Buyer as a consequence of such continued licensing (herein collectively "Enhancements") shall be an Assumed Liability of Buyer (and not a Liability of Seller);

                         (2) any and all Liabilities owing to the Continuing
Employees and/or Consultants on or before the Closing Date; and

                    (ii) those Liabilities expressly specified on Schedule
2.2(a).

             (b) Except for such Assumed Liabilities, Seller agrees that Buyer shall not be obligated to assume or perform, and is not assuming or agreeing to perform, any obligation of the Seller or any other party under any of the Transferred Contracts and Licenses, nor any other Liabilities with respect to the Business or any of the Assets and Liabilities of the Business. Without regard to Schedules 2.1(e), the following shall not be Assumed Liabilities ("Excluded Liabilities"):

                    (i) any Liability relating to or act or omission of any officer, director, Continuing Employee and/or Consultant, or other employee, consultant, independent contractor, agent, or representative of Seller or the Business prior to the Closing Date other than the Enhancements;

                    (ii) any and all Transfer Taxes payable by Seller pursuant to Section 6.13 and/or any and all other Taxes attributable to Seller under the terms of Section 3.10,

                    (iii) any and all Liabilities with respect to any Employee Plans, Employee Agreements, and

                    (iv) any and all Liabilities arising in connection with the Excluded Property whenever the same may have or may hereafter arise.

        2.3 Purchase Price.

             (a) Buyer agrees to pay and deliver to Seller on the Closing Date the purchase price (the "Purchase Price") as follows: One Million Four Hundred Fifty Thousand (1,450,000) shares of Buyer's newly issued, fully paid and non-assessable common stock, $0.001 par value per share (the "Buyer Common Stock"), plus, if Buyer so elects, any additional shares of Buyer Common Stock Buyer elects to issue pursuant to Section 2.4 below, (collectively the "Stock Consideration").

             (b) Cash by wire transfer upon such wire instructions delivered by Seller to Buyer at least two (2) business days prior to the Closing (the "Cash Consideration") in the amount equal to (A) the greater of (i) One Million Six Hundred Thousand Dollars ($1,600,000) and (ii) that amount of cash equal to Twenty-Four Million Five Hundred Eight-Three Thousand Dollars ($24,583,000) minus the Value of Stock Consideration, plus (B) if Buyer so elects, any additional cash consideration Buyer elects to pay pursuant to Section 2.4 below.

        2.4 Adjustment to Purchase Price Constituents. Subject to Buyer's and Seller's rights under Section 9.1(h), in the event that the Value of Buyer's Common Stock is less than the Minimum Value of Buyer's Common Stock, then, at Buyer's option, Buyer may add cash or shares of Buyer's Common Stock to the Cash Consideration and/or the Stock Consideration, so that the Cash Consideration plus the Value of Stock Consideration equals the Purchase Price.

        2.5 [Intentionally Deleted].

        2.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in Palo Alto, California commencing at 10:00 a.m., local time, two business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article VII hereof, or such other date as the parties may mutually determine (the "Closing Date"). It is anticipated, but not required, that the Closing will occur on or before December 31, 2000.

        2.7 Deliveries at the Closing. At the Closing, the following shall occur:

             (a) Buyer will deliver to Seller the various certificates, instruments and documents referred to in Section 7.2;

             (b) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.3;

             (c) Seller will use its commercially reasonable efforts and take all action as may be reasonably necessary to put the Buyer in ownership, possession, and operating control of the Business, the Acquired Assets and the Assumed Liabilities, and Seller will use its commercially reasonable efforts to provide Buyer with reasonable documentation and tangible embodiments related to the Transferred Intellectual Property which are required for the Conduct of Business in the Ordinary Course;

             (d) Seller will execute and acknowledge (if appropriate), and deliver to Buyer, the Transfer Documents, the Related Agreements to which Seller is a party, the License Agreement, the Transition Services Agreement and such other documents and instruments as Buyer or its legal counsel shall reasonably request from Seller at least five (5) days prior to the Closing to transfer, convey and assign to Buyer, and to confirm Buyer's title to and interest in the Acquired Assets and the Transferred Intellectual Property, the assignment and assumption of the Assumed Liabilities by Buyer, or the retention of the Excluded Property and Excluded Liabilities by Seller, to put Buyer in actual possession and operating control of the Business and the Acquired Assets, and/or to assist Buyer in exercising any and all rights with respect thereto;

             (e) Buyer will execute or acknowledge (where appropriate), and deliver to Seller the License Agreement, the Transition Services Agreement, and any of the Transfer Documents or Related Agreements to which Buyer is a party;

             (f) Buyer will deliver to Seller the Purchase Price as specified in
Section 2.3;

             (g) Buyer and Seller shall deliver or cause to be delivered to one another such other instruments and documents reasonably necessary or appropriate to evidence the due execution, delivery, performance, and consummation of this Agreement; and

             (h) Seller shall deliver or cause to be delivered to Buyer or put Buyer in constructive possession of all records of the Business kept in the ordinary course of business listed in Schedule 2.7(h).

        At any time, and from time to time after the Closing, at the reasonable request of Buyer and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer and/or Seller may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to and interest in the Acquired Assets, the assignment and assumption of the Assumed Liabilities by Buyer or the retention of the Excluded Property and Excluded Liabilities by Seller, to put Buyer in actual possession and operating control of the Business and the Acquired Assets and Assumed Liabilities, and/or to assist Buyer in exercising any and all rights with respect thereto.

        2.8 Allocation of Purchase Price. Within 60 days of Closing, Buyer and its experts shall determine the manner in which the consideration referred to in
Section 2.3 is to be properly allocated (the "Allocation") among the Acquired Assets and the Intellectual Property Transferred or Licensed to Buyer, subject, however, to reasonable acceptance by the Seller. The Allocation shall be conclusive and binding upon the Buyer and Seller for all purposes, and the parties agree that all Returns (including Internal Revenue Service Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Allocation, unless legally required to do so by the Internal Revenue Service.

        2.9 Assignment of Transferred Contracts and Licenses.

             (a) Third Party Consents. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, this Agreement shall not constitute an agreement to assign any of the Transferred Contracts and Licenses, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a party thereto, other than Seller or any Person controlled by Seller (a "Third Party Consent"), would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer, as the transferee thereof (each a "Non-Assignable Contract"). Prior to the Closing, Seller shall use all commercially reasonable efforts to obtain the Third Party Consents and to prevent any of the Transferred Contracts and Licenses from being a Non-Assignable Contract at the Closing. Seller has provided Buyer with Schedule 2.9(a), which lists those agreements that would otherwise be included as a Transferred Contract or License, but which Seller reasonably believes may be Non-Assignable Contracts as of the date hereof.
Schedule 2.9(a) shall be updated as of the Closing Date.

             (b) Failure to Obtain Third Party Consent Prior to the Closing. Subject to Section 9.1(j), if any such Third Party Consent is not obtained prior to the Closing, or if any of the Transferred Contracts and Licenses is otherwise a Non-Assignable Contract at the Closing, (i) said

Non-Assignable Contract shall not be assigned to the Buyer at the Closing, and Seller shall continue to use all commercially reasonable efforts to obtain the Third Party Consents or to take such other reasonably available action as may be required to permit the assignment of the Non-Assignable Contract to Buyer in accordance with this Agreement, and (ii) Seller and Buyer shall enter into mutually agreeable alternative arrangements under which Buyer would obtain the benefits of the Non-Assignable Contract and Buyer would be responsible for the performance of the Seller's obligations under the Non-Assignable Contract, unless and until the Non-Assignable Contract is assigned to the Buyer in accordance with this Agreement. Such alternative arrangements may include, among other things, subcontracting, sub-licensing or subleasing to Buyer and/or enforcement by Seller of the Non-Assignable Contract for the benefit of Buyer (with Buyer reimbursing Seller for the reasonably incurred cost of Seller's performance of the Non-Assignable Contract which would have been Buyer's obligation if the Non-Assignable Contract had been assigned and Seller affording to the Buyer the benefits of the Non-Assignable Contract received by Seller as if the Non-Assignable Contract had been assigned); provided, however, that in no event shall Seller use, sell, assign or otherwise extend the benefits to any Person from any Non-Assignable Contract in a manner which is competitive with the Business as owned and operated by Buyer.

             (c) Subsequent Consent. If a Third Party Consent is not obtained prior to the Closing and Buyer does not terminate this Agreement in accordance with Section 9.1(j), then, when and if the Third Party Consent shall be obtained following the Closing Date or such Non-Assignable Contract shall otherwise become assignable following the Closing Date, Seller shall promptly assign all of its rights and obligations thereunder to Buyer, without further consideration therefor, and Buyer shall, without further consideration therefor, assume such rights and the Assumed Liabilities associated therewith, to the fullest extent permitted by the Third Party Consent and/or the previously Non-Assignable Contract.

             (d) Inability to Obtain Third Party Consent. In furtherance, and not in limitation of the foregoing subsection, in the event that Seller is unable to obtain any Third Party Consent to the assignment of any Non-Assignable Contract, Buyer does not terminate this Agreement in accordance with Section 9.1(j), and Seller and Buyer have failed to agree on alternate arrangements to an assignment reasonably satisfactory to Buyer, then (i) the Non-Assignable Contract shall no longer be included in the Transferred Contracts and Licenses and Seller shall retain said Non-Assignable Contract as an Excluded Liability,
(ii) Seller shall not use, sell, assign or otherwise extend the benefits to any Person from any Non-Assignable Contract in a manner which is competitive with the Business as owned and operated by Buyer, (iii) Seller shall remain a party to and shall continue to be bound by such Non-Assignable Contract and, to the fullest extent permitted by the Non-Assignable Contract, afford to Buyer the benefits under the Non-Assignable Contract, (iv) Buyer shall pay, perform and discharge (or reimburse Seller for the cost reasonably incurred by Seller to pay, perform and discharge) the obligations of Seller under said Non-Assignable Contract from and after the Closing Date, upon the terms and subject to the conditions of such Non-Assignable Contract, (v) Seller shall, without further consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such Non-Assignable Contract which would have been payable to the Buyer if the Non-Assignable Contract been assigned; and (vi) Seller shall, without further consideration therefor, exercise and exploit its rights and options under such Non-Assignable Contract in the manner and only to the extent directed by Buyer. The existence of the provisions of this Section 2.9(d) shall not reduce or otherwise adversely affect any party's ability to enforce any of its rights under this Agreement, nor shall they be deemed to require Seller to purchase any third party license for Buyer, as a replacement of any non-assignable third party license and Seller is under no obligation to do so.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer, subject to such exceptions as are specifically set forth in the disclosure schedules (referencing the appropriate section and paragraph numbers) supplied by Seller to the Buyer (the "Schedules") and dated as of the date hereof, that on the date hereof and as of the Closing Date (as though remade at the Closing Date except for those representations which by their terms speak only as of another date) the following are true and correct:

        3.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power to own its properties and to carry on its businesses (including the Business) as now being conducted. Seller is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified is reasonably likely to have a Material Adverse Effect on the Business or the Assets and Liabilities of the Business. The Business has not been conducted under any other name. Each jurisdiction, where the operator of the Business is required to be authorized or registered to do business, is listed on Schedule 3.1.

        3.2 Subsidiaries. The Business is not conducted through any partnership, joint venture, affiliate agreement, or similar arrangement to which Seller is a party.

        3.3 Authorization of Transaction. Except as disclosed in Schedule 3.3, Seller has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller to authorize the Agreement, any Related Agreements to which it is a party, and/or the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The Related Agreements to which Seller is to be a party, will be duly executed and delivered by Seller as of the Closing and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding obligations of Seller as of the Closing, enforceable against the Seller in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.4 Noncontravention. Except as disclosed on Schedule 3.4:

             (a) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby does not Conflict with, and the execution and delivery of any of the Related Agreement to which Seller is a party and the consummation of the transactions contemplated thereby will not Conflict with, (i) any provision of the charter documents or Bylaws of Seller,
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Seller is a party or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, the Business or any of the Assets and Liabilities of the Business; and

             (b) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby does not require, and the execution and delivery of any of the Related Agreement to which Seller is a party and the consummation of the transactions contemplated thereby does not require any notice under any agreements, contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Assets and Liabilities of the Business is subject (or result in the imposition of any Lien upon any of the foregoing).

        3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity"), any party to any Transferred Agreement with Seller, or any other Person (so as not to trigger any Conflict or otherwise), is required by or with respect to Seller, the Business, and/or any of the Assets and Liabilities of the Business in connection with the execution, delivery, or performance of this Agreement and/or any Related Agreements, the consummation of the transactions contemplated hereby and thereby, the transfer to Buyer of the Acquired Assets and Intellectual Property Transferred or Licensed to Buyer, and/or the assumption by Buyer of the Assumed Liabilities, except as described on Schedule 3.5, (which sets forth a true, correct and complete list of the identities of any Person whose consent or approval is so required and the matter, agreement or contract to which such consent relates).

        3.6 Seller's Financial Statements. Schedule 3.6 sets forth the following: an unaudited listing of the fixed assets primarily used in the Conduct of the Business in the Ordinary Course, together with Seller's book values therefor, and an unaudited statement of direct revenue and direct expenses for the Business for the twelve (12) month period ended October 28, 2000 (together the "Seller's Financial Statements"). The Seller's Financial Statements were prepared in good faith and present fairly the fixed assets, direct revenue, and direct expenses of the Business in accordance with GAAP applied on an consistent basis, except as therein indicated, as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

        3.7 No Undisclosed Liabilities. Except as set forth in Schedule 3.7, there is no Liability, indebtedness, environmental, expense, claim, deficiency, guaranty, endorsement, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in Seller's Financial Statements in accordance with GAAP) of or relating to the Business, the Transferred Contracts and Licenses, or any of the Assets and Liabilities of the Business, other than the Assumed Liabilities.

        3.8 Acquired Assets. Subject to Schedules 3.8 and 3.13, Seller owns all right, title and interest in and to all of the Acquired Assets, free and clear of all Liens. The Acquired Assets includes all of Seller's assets, properties and rights of every type and description, personal, tangible and intangible, other than the Excluded Property, used by Seller primarily in or required for the Conduct of the Business in the Ordinary Course (including without limitation the development, manufacturing, marketing, sales, maintenance, support, testing, enhancement, and/or use of the Products).

        3.9 Absence of Changes. Since July 31, 2000, there has not been a Material Adverse Effect on Seller, the Business, or any of the Assets and Liabilities of the Business. Without limiting the generality of the foregoing, since such date there has not been, occurred or arisen any:

             (a) transaction relating to or involving the Business or any of the Assets and Liabilities of the Business, other than those arising in the Conduct of the Business in the Ordinary Course;

             (b) except as set forth on Schedule 3.9(b), capital expenditure or commitment by the Business, either individually or in the aggregate, exceeding $100,000;

             (c) destruction of or material damage to or loss of any of the Assets and Liabilities of the Business or any customer of the Business (whether or not covered by insurance);

             (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving any officers, directors, employees, consultants, independent contractors, and advisors of the Business;

             (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller relating to the Business or any of the Assets and Liabilities of the Business;

             (f) revaluation by Seller of any of the Assets and Liabilities of the Business;

             (g) except for the bonuses set forth on Schedule 3.9(g) (the "December Bonuses"), any material increase in the salary or other compensation payable or to become payable by Seller to any of the officers, directors, employees, advisors, independent contractors, or consultants of the Business, or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such Person;

             (h) any material agreement, contract, covenant, instrument, lease, license or commitment to which Seller is a party relating the Business or any of the Assets and Liabilities of the Business, or any termination, extension, amendment or modification of the terms of any such agreement, contract, covenant, instrument, lease, license or commitment, other than those arising prior to the date of this Agreement in the Conduct of the Business in the Ordinary Course and those entered into with the prior written approval of Buyer, which approval shall not be unreasonably withheld;

             (i) any material inbound license agreement with respect to the Intellectual Property used in the Conduct of the Business in the Ordinary Course, or any outbound license agreement with respect to any such Intellectual Property with any third party, except for Ordinary End User Licenses;

             (j) any agreement with any Person, other than Buyer, providing for the possible acquisition, transfer of disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any or the Assets and Liabilities of the Business;

             (k) sale, lease or other disposition of any of the Assets and Liabilities of the Business, or any creation of any Lien in such assets or properties, except for nonexclusive outbound end-user license agreements granted by Seller to customers prior to the date of this Agreement in the Conduct of the Business in the Ordinary Course on terms and conditions not materially or substantially changed from those specified in the forms of agreements included in Schedule 2.1(e) (herein "Ordinary End User Licenses");

             (l) waiver or release of any right or claim of Seller relating to the Business or any of the Assets and Liabilities of the Business, including any write-off or other compromise of any account receivable of the Business;

             (m) the commencement or notice or threat of commencement of any lawsuit, proceeding or investigation against Seller involving or relating to the Business or any of the Assets and Liabilities of the Business;

             (n) notice of any claim or potential claim of ownership by any Person, other than Seller, of Intellectual Property used in the Conduct of the Business in the Ordinary Course or of infringement by the Business or any Intellectual Property Transferred or Licensed to Buyer of any other Person's Intellectual Property rights;

             (o) change in pricing or royalties set or charged by Seller to the customers or licensees of the Business, or in pricing or royalties set or charged by Person who are suppliers or licensors to the Business or which may otherwise affect any of the Assets and Liabilities of the Business;

             (p) hiring or firing of officers, directors, employees, consultants, independent contractors, and advisors of the Business;

             (q) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Business or an Acquired Asset; or

             (r) negotiation or agreement by Seller or any of its officers, directors, employees, consultants, independent contractors, and advisors to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

        3.10 Taxes.

             (a) To the extent relevant to the Acquired Assets, Seller has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Seller, the Acquired Assets, the Intellectual Property or Business operations which it is required to file and such Returns were true and accurate in all material respects and were completed in accordance with applicable law when filed.

             (b) To the extent a failure to do so would adversely impact Buyer, the Acquired Assets, the Intellectual Property, Buyer's use of the Acquired Assets or its conduct of the Business, Seller, in all material respects, (A) has paid when due all Taxes it is required to pay and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

             (c) To the extent a failure to do so would adversely impact Buyer, the Acquired Assets, the Intellectual Property, Buyer's use of the Acquired Assets or the Intellectual Property, or its conduct of the Business, Seller has not been delinquent, in any material respect, in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Seller.

             (d) To the extent relevant to the Acquired Assets, the Intellectual Property, Buyer's use of the Acquired Assets or the Intellectual Property, or its conduct of the Business, to Seller's knowledge, no audit or other examination of any Return of Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

             (e) Except as specifically provided for herein, Seller does not have any liabilities for unpaid Taxes related to the Acquired Assets or the Intellectual Property for which Buyer would become liable as a result of the transaction contemplated herein. Seller has no knowledge of any basis for the assertion of any such liability attributable to the Acquired Assets or the Intellectual Property.

             (f) There are (and as of immediately following the Closing there will be) no Liens (other than Permitted Liens) on the Acquired Assets or the Intellectual Property of Seller relating to or attributable to Taxes. Seller has no knowledge of any basis for the assertion of any claims which, if adversely determined, would result in a lien or other encumbrance on the Acquired Assets or the Intellectual Property or otherwise adversely effect Buyer, the Acquired Assets.

        3.11 Restrictions on Business Activities. Except as set forth in
Schedule 3.11, There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party relating to the Business or any of the Assets and Liabilities of the Business or otherwise binding upon the Business or any of the Assets and Liabilities of the Business, which has the effect of prohibiting or impairing any business practice of the Business, any acquisition or assumption of any of the Assets and Liabilities of the Business by Buyer, or the Conduct of the Business in the Ordinary Course by Buyer after the Closing Date. Seller has not entered into any agreement or commitment of any type restricting in any manner the sale, licensing, distribution, or transfer of any of the Assets and Liabilities of the Business or otherwise restricting in any manner the provision of services to customers or potential customers of the Business, in any geographic area, for any period of time, or in any segment of the market.

        3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

             (a) Schedule 3.12(a) sets forth a list of all real property currently leased or subleased by the Seller which is used in the Conduct of the Business in the Ordinary Course. Except as set forth in Schedule 3.12(a), no consent is required for the conduct of the Business in the premises described in
Schedule 3.12(a) after the Closing Date pursuant to the Transition Services Agreement.

             (b) Except as specified in Schedule 3.12(b), Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in the Business, and the power to sell, assign, and transfer the Acquired Assets free and clear of any Liens, each without the consent of any other Person.

             (c) The list of items set forth on Schedule 2.1(a) includes all tangible items of machinery, equipment, furniture, fixtures, and tangible personal property required for the Conduct of the Business in the Ordinary Course and such items (i) constitute all of the tangible assets required for or primarily used in the Conduct of the Business in the Ordinary Course, and (ii) are in commercially sufficient operating condition for the Conduct of the Business in the Ordinary Course, and (iii) are included in the Acquired Assets.

             (d) Except as set forth in Schedule 3.12(d) and except for the rights of customers in the Intellectual Property developed for the customer by Seller as set forth in the Transferred

Contracts and Licenses and except for the rights of third parties in information supplied by a third party to Seller, (i) Seller has sole and exclusive ownership, free and clear of any Liens, of all information and files relating to the Acquired Assets (the "Information"), and (ii) no Person, other than Seller, the customer to which such information relates, or the third party who delivered the Information, possesses any claims or rights with respect to use of the Information.

             (e) Except for the items set forth on Schedule 3.13(d), the Acquired Assets comprise all of the assets, properties, and rights of every type and description, real, personal, tangible and intangible (other than the Excluded Property), that are: (i) used by Seller primarily in connection with the Business; and (ii) required for the Conduct of the Business in the Ordinary Course.

        3.13 Intellectual Property.

             (a) Subject to Section 3.13(a), the Transferred Intellectual Property includes all of Seller's Intellectual Property constituting, incorporated or embodied in, used in, necessary to, or related to the development, manufacture, testing or marketing of the Products required for the Buyer's fulfillment of the Assumed Liabilities, or otherwise required for or primarily used in the Conduct of the Business in the Ordinary Course.

             (b) Schedule 3.13(b) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property included in the Transferred Registered Intellectual Property.

             (c) Except as set forth in Schedule 3.13(c): (a) Each item of Transferred Intellectual Property is free and clear of any Liens; (b) Seller is the exclusive owner of all Trademarks and trade names used exclusively in connection with the operation or conduct of the Business, including the sale of any Products or the provision of any services by the Business, and all such Trademarks and trade names are included in the Transferred Registered Intellectual Property; and (c) Seller owns exclusively all copyrighted works that are Products or other works of authorship that Seller otherwise purports to own relating to the Business and all such copyrights are included in the Transferred Registered Intellectual Property.

             (d) Except as set forth on Schedule 3.13(d): (i) Seller is the sole owner of the Transferred Intellectual Property, and (ii) to the extent that any Transferred Intellectual Property has been developed or created by any Person other than Seller for which Seller has, directly or indirectly, paid, Seller has a written agreement with such Person with respect thereto and Seller thereby has obtained ownership of, and is the exclusive owner of, all such Transferred Intellectual Property by operation of law or by valid assignment.

             (e) Except for Ordinary End User Licenses, Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Transferred Intellectual Property to any other Person.

             (f) [Intentionally Deleted].

             (g) Seller the right to grant to Buyer the licenses set forth in the License Agreement.

             (h) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
Schedule 2.1(e) include all contracts, licenses and agreements, to which Seller is a party with respect to any Transferred Intellectual Property.

             (i) Schedule 3.13(i) lists all contracts, licenses and agreements wherein or whereby Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Seller or such other Person of the Intellectual Property of the Business.

             (j) There is no action, suit or other governmental or judicial proceeding of any nature pending, or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors with respect to or involving a claim that the Conduct of the Business in the Ordinary Course, including but not limited to the design, development, use, import, manufacture and sale of the Products (including products, technology or services currently under development), may or does infringe or misappropriate the Intellectual Property of any Person, nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. To the Knowledge of Seller there is no, investigation pending or threatened, against Seller, its properties or any of its officers or directors by or before any Governmental Entity with respect to or involving a claim that the Conduct of the Business in the Ordinary Course, including but not limited to the design, development, use, import, manufacture and sale of the Products (including products, technology or services currently under development), may or does infringe or misappropriate the Intellectual Property of any Person, nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to any such action, suit, or proceeding. Notwithstanding anything in the Agreement or any Related Agreements to the contrary, except as set forth in this Section 3.13(j), (a) Seller shall in no way be liable to Buyer for any infringement by Buyer of any third party Intellectual Property Rights and (b) Seller does not warrant that Buyer shall have or receive from Seller any rights to any third party Intellectual Property required for the Conduct of Business except for Intellectual Property that has been properly licensed to Seller pursuant to Agreements that are expressly assigned to Buyer as part of the Acquired Assets.

             (k) With respect to each item of Transferred Registered Intellectual Property, all necessary registration, maintenance and renewal fees in connection with such Transferred Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Transferred Registered Intellectual Property of the Business have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Transferred Registered Intellectual Property.

Schedule 3.13(k) lists all actions of which Seller is aware, which are reasonably required to be taken within sixty (60) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Intellectual Property Transferred or Licensed to Buyer. In each case in which Seller has acquired any rights in Intellectual Property Transferred or Licensed to Buyer from any Person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property to Seller under applicable law, and Seller has recorded each such assignment with the relevant governmental authorities, including the PTO or its respective equivalents in any relevant foreign jurisdiction, as the case may be, as required to complete such acquisition in accordance with applicable law.

             (l) Except as set forth in Schedule 3.13(l), there are no contracts, licenses or agreements between Seller and any other Person with respect to Intellectual Property of the Business under which there is any dispute known to Seller regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Seller thereunder.

             (m) To the Knowledge of Seller, no Person is infringing or misappropriating any Product or any Intellectual Property of the Business in a manner, which would have a Material Adverse Effect on the Business.

             (n) Seller has taken all commercially reasonable steps required to protect Seller's rights in confidential information and trade secrets of the Business or provided by any other Person to Seller. Without limiting the foregoing, Seller has, and enforces, a policy requiring each officer, director, employee, consultant, independent contractor, or advisor of the Business to execute proprietary information, confidentiality and assignment agreements substantially in Seller's standard forms, and all current and former officers, directors, employees, consultants, independent contractors, or advisors of the Business have executed such an agreement. All such rights and agreements are included in the Acquired Assets.

             (o) Except as set forth in Schedule 3.13(o), no Intellectual Property of the Business or Product is subject to any outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of such Intellectual Property of the Business.

             (p) There is no action, suit or other governmental or judicial proceeding of any nature pending, or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors with respect to or involving a claim that any (i) Product or other Acquired Asset, (ii) material published or distributed by the Business or in connection with any Product or Acquired Asset, or (iii) conduct or statement of Seller relating to the Business, constitutes obscene material, a defamatory statement or material, false advertising; nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. To the Knowledge of Seller there is no, investigation pending or threatened, against Seller, its properties or any of its officers or directors by or before any Governmental Entity with respect to or involving a claim that any (i) Product or other Acquired Asset, (ii) material published or distributed by the Business or in connection with any Product or Acquired Asset, or (iii) conduct or statement of Seller relating to the Business, constitutes obscene material, a defamatory statement or material, false advertising; nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to any such action, suit, or proceeding.

             (q) There is no action, suit or proceeding of any nature pending, or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors with respect to or involving a claim that any Products or Information Technology related to or used in the Business was not Year 2000 Compliant (as defined below) as of December 31, 1999, or caused an interruption in the ongoing operations of Seller's, any of its subsidiary's, or any other Person's business on or after January 1, 2000; nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. There is no investigation pending or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors by or before any Governmental Entity with respect to or involving a claim that any Products or Information Technology related to or used in the Business was not Year 2000 Compliant (as defined below) as of December 31, 1999, or caused an interruption in the ongoing operations of Seller's, any of its subsidiary's, or any other Person's business on or after January 1, 2000; nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to any such action, suit, or proceeding. For purposes of the foregoing, the term "Year 2000 Compliant" means that the product or Information Technology in question recorded, stored, processed, calculated, and presented, and will record, store, process, calculate and present, calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and has calculated and will calculate any information dependent on or relating to such dates, in the same manner and with the same functionality, data integrity and performance, as said product or Information Technology recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999; and the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that were owned or used in the conduct of the business in question, or purchased by from third party suppliers for use in said business.

        3.14 Contracts. Except for Transferred Contracts and Licenses, Schedule
3.14 attached hereto lists the following contracts and other agreements to which Seller is a party to or bound by and which are related primarily to the
Business:

             (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person;

             (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

             (c) any agreement concerning a partnership or joint venture;

             (d) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, or any capitalized lease obligation;

             (e) any agreement concerning confidentiality or any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or to compete with any Person;

             (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of current or former officers, directors, employees, consultants, independent contractors, or advisors of the Business;

             (g) any collective bargaining agreement;

             (h) any employment or consulting agreement, contract, sales agreement, or other commitment with an officer, director, employee, consultant, independent contractor, or advisor of the Business or with any firm or other organization with respect to the Business;

             (i) any agreement under which it has advanced or loaned any amount to any of its officers, directors, employees, consultants, independent contractors, or advisors of the Business (other than business expenses for the Conduct of the Business in the Ordinary Course);

             (j) any agreement pursuant to which Seller has an obligation to pay royalties or make other payments in connection with the Products or the Conduct of the Business in the Ordinary Course, listing the parties thereto and the duration of and amount of such royalties or other payment; and

             (k) any fidelity or surety bond or completion bond for the Business;

             (l) any agreement, contract or commitment relating to capital expenditures for the Business;

             (m) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise other than those entered into in the Conduct of the Business in the Ordinary Course;

             (n) any purchase order or contract for the purchase of materials for the Business;

             (o) any construction contracts for the Business;

             (p) any distribution, joint marketing or development agreement; and

             (q) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty (30) days for or benefiting the Business.

        Seller has delivered to the Buyer a correct and complete copy of each written contract listed on Schedule 3.14 and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 3.14. Seller is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the Transferred Contracts and Licenses, nor to the Knowledge of Seller are there any facts and circumstances which are reasonably likely to result in any such breach, violation or default. Each of the Transferred Contracts and Licenses is in full force and effect and, except as otherwise disclosed in Schedule 3.14, is not, to the Knowledge of Seller, subject to any default thereunder by any party obligated to Seller pursuant thereto. Except as set forth in Schedule 3.5, Seller has obtained all necessary consents, waivers and approvals of parties to each of the Transferred Contracts and Licenses as are required thereunder as a consequence of the Transaction or for any of the Transferred Contracts and Licenses to remain in effect without modification for the benefit of the Buyer after the Closing. Subject to Section 2.9(d), following the Closing Date, the Buyer will be permitted to exercise all of Seller's rights under any of the Transferred Contracts and Licenses without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments described in any of the Transferred Contracts and Licenses, which Seller would otherwise be required to pay had the Transactions not occurred.

        3.15 Authorizations. Schedule 3.15 accurately lists each consent, license, permit, grant or other authorization issued by or required from a Governmental Entity, a Third Party, or any other Person (i) pursuant to which Seller currently operates the Business or holds any interest in any of the Assets and Liabilities of the Business, (ii) required for the continued Conduct of the Business in the Ordinary Course by Buyer after the Closing, (iii) required for the legal and valid transfer to Buyer of the Acquired Assets and/or Intellectual Property Transferred or Licensed to Buyer, or (iv) required for the valid and legal grant of the licenses and other rights granted by Seller to Buyer in the License Agreement (herein collectively called "Required Authorizations"). The Required Authorizations are, or as of the Closing will be, in full force and effect, are included in the Acquired Assets and may be used by the Buyer for the Conduct of the Business in the Ordinary Course after the Closing without the need for any filing, notice or other action on the part of the Seller, other than as specified in Schedule 3.15.

        3.16 Litigation. There is no action, suit or proceeding of any nature pending, or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors with respect to or involving the Business or any of the Assets or Liabilities of the Business, nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. There is no investigation pending or, to the Knowledge of Seller, threatened, against Seller, its properties or any of its officers or directors by or before any Governmental Entity with respect to or involving the Business or any of the Asset and Liabilities of the Business, nor to the Knowledge of Seller, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. No Governmental Entity has at any time challenged or questioned the legal right of Seller to conduct the operations of the Business as presently or previously conducted or Seller's ownership, sale, transfer, development, use, operation, or acquisition of the Business or any of the Assets and Liabilities of the Business.

        3.17 [Intentionally Deleted].

        3.18 [Intentionally Deleted].

        3.19 Brokers' and Finders' Fees; Third Party Expenses. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby, which will be obligation of the Buyer.

        3.20 Employees and Employee Benefit Plans and Compensation.

             (a) For purposes of this Section 3.20, the following terms shall have the meanings set forth below:

                    (i) "Employer Affiliate" shall mean any other Person under common control with Seller within the meaning of Section 414(b), (c), (m), or
(o) of the Code and the regulations thereunder.

                    (ii) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by Seller or any Employer Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Seller or any Employer Affiliate has or may have any material liability, contingent or otherwise.

                    (iii) "Employee Agreement" shall refer to each employment, severance, consulting, independent contractor, advisors, or similar agreement or contract between Seller and any officers, directors, employees, consultants, independent contractors, and advisors of the Business.

                    (iv) "Employees" are those employees of Seller engaged in the Conduct of the Business in the Ordinary Course and identified in Schedule 3.20(a)(iv).

                    (v) "Consultants" are those consultants and independent contractors engaged in the Conduct of the Business in the Ordinary Course and identified in Schedule 3.20(a)(v).

             (b) Schedule 3.20(b) contains an accurate and complete list of each Employee Plan and each Employee Agreement for or arising out of the Business.

             (c) Proprietary Information. Each Employee, Consultant and other Person employed in the Business or providing services to the Business under any Employment Agreement has executed: (i) a proprietary information and inventions agreement in substantially the form set forth on Schedule 3.20(c) and (ii) no Employee, Consultant, or other officer, director, employee, consultant, independent contractor, advisor or agent of Seller has any rights (including but not limited to the right to receive royalties or other payments from any of Seller) to any of the Intellectual Property Transferred or Licensed to Buyer.

             (d) Documents. No Employee Plan or Employee Agreement identified on
Schedule 3.20(b) will be binding upon Buyer after the Closing.

             (e) Pension Plans. Except as set forth in Schedule 3.20(e), Seller does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan with respect to the Business, which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code.

             (f) Multiemployer Plans. At no time has Seller contributed to or been requested to contribute to any Multiemployer Plan or to any plan described in Section 413(c) of the Code with respect to the Business.

             (g) No Violations. Neither Seller nor any Employer Affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA or the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, any similar provisions of state law with respect to the officers, directors, employees, consultants, independent contractors, or advisors of the Business.

             (h) Employment Matters. Schedule 3.20(h)(i) sets forth the amount of any December Bonus payable to each of the Employees. Except as set forth in
Schedule 3.20(h)(ii), Seller (i) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing with respect to employees of the Business; and (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for the past and present officers, directors, employees, consultants, independent contractors, advisors or other Persons who by virtue of their activities performed on behalf of the Business may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

             (i) Employees.

                    (i) Except as set forth in Schedule 3.20(i)(a), the Employees include all of the engineers, designers, and other workers required by Seller for the timely performance in accordance with their terms of the obligations of Seller under any of the Assumed Contracts and

Licenses, assuming for this representation only that Seller continued to Conduct of the Business in the Ordinary Course until completion of such Assumed Contracts and Licenses.

                    (ii) None of the Employees is or has been involved in or subject to any corrective action plan or procedure. Except as described on
Schedule 3.20(i)(b), each Employee is a United States citizen or is authorized to be employed in the United States as a Lawful Permanent Resident ("LPR") and each Consultant of the Business is an entity formed under the laws of a State of the United States. Schedule 3.20(i)(b) also accurately sets forth for each Employee and Consultant therein identified, the date of hire and the current status of said Employee or Consultant under the Immigration and Nationality Act, as amended by the American Competitiveness in the 21st Century Act. Seller has provided to Buyer a true and complete copy of its Immigration and Personnel file for each of the Employees set forth in Schedule 3.20(i)(b). All of the nonimmigrant professional technical employees, whose names are set forth on
Schedule 3.20(i)(c) ("NIPT Employees") are presently authorized to be employed by Seller in the United States for the Conduct of the Business in the Ordinary Course. Said NIPT Employees are at the following different stages of processing for Lawful Permanent Resident immigrant status ("LPR") status, as follows:

                         (1) Each of those NIPT Employees identified in Section
1 of Schedule 3.20(i)(c) ("Category 1 NIPT Employees") are presently in H-1B1 nonimmigrant status, and Seller has not instituted processing of said individuals for Alien Labor Certification ("ALC");

                         (2) Each of those NIPT Employees identified in Section
2 of Schedule 3.20(i)(c) ("Category 2 NIPT Employees") are presently in H-1B1 nonimmigrant status, and Seller has instituted ALC processing for said individuals, but either the ALC process has not been completed or Seller has not yet filed for any of them an I-140 Petition Immigrant Petition for Alien Worker ("I-140 Petition");

                         (3) Each of those NIPT Employees identified in Section
3 of Schedule 3.20(i)(c) ("Category 3 NIPT Employees") are presently in H-1B1 nonimmigrant status, have received approved ALC's, and Seller has filed for each of them an I-140 Petition, but none of them has yet received an approved I-140 Petition, and none, therefore, is yet eligible to file an Application for Adjustment of Status to Permanent Resident ("I-485 Application") or an Immigrant Visa Petition at a U.S. Embassy or Consulate in a foreign country;

                         (4) Each of those NIPT Employees identified in Section
4 of Schedule 3.20(i)(c) ("Category 4 NIPT Employees") have obtained an approved I-140 Petition and have either filed an I-485 Application or a Consular Immigrant Visa Petition, which (in either case) is still pending. Those Category 4 NIPT Employees marked with an "*" next to their names have had an I-485 Application pending for longer than 180 days.

             (j) Labor. No work stoppage or labor strike against Seller is pending, or to the Knowledge of Seller, threatened, with respect to the Business, the Employees, or the Consultants. Seller is not involved in or threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any of the Employees or Consultants, or any other officer, director, employee, consultant, independent contractor, and advisor of the Business, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to Seller or Buyer with respect to the Business, and there are no facts and circumstances, to the Knowledge of Seller, which are reasonably likely to result in any such dispute, grievance or litigation that is reasonably likely to occur. Seller is not presently, nor has it in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to employees of the Business and no such collective bargaining agreement is being negotiated by any Seller.

             (k) Consultant Agreements. All agreements between the Seller and any Consultant(s) (the "Consulting Agreements") are listed in Schedule 3.20(a)(v). Each of said agreements is in full force and effect and there is no breach by Seller, or to the Knowledge of Seller, by the Consultant under any of said agreements, nor to the Knowledge of Seller are there any facts and circumstance reasonably likely to result in any such breach.

        3.21 No Interference or Conflict. To the Knowledge of Seller, and other than disclosed in Schedule 3.21, no Employee, Consultant, or other stockholder, officer, director, employee, consultant, independent contractor, or advisor of Seller in connection with the Business is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency, that would interfere with such Person's efforts to promote the interests of, or that would interfere with, the Business. Neither the execution nor delivery of this Agreement, the consummation of the Transactions, nor the Conduct of the Business in the Ordinary Course, nor any activity of any Employees, Consultants, or other officers, directors, employees, consultants, independent contractors, or advisors in connection with the Conduct of the Business in the Ordinary Course, have, or to the Knowledge of Seller will, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees, consultants, independent contractors, or advisors is now bound.

        3.22 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller in respect of the Business or the Assets and Liabilities of the Business.

        3.23 Affiliated Transactions. No Affiliate of Seller owns any asset, tangible or intangible, which is used in or required for the Conduct of the Business in the Ordinary Course.

        3.24 Distributors, Customers, and Suppliers. Schedule 3.24 sets forth a complete and accurate list of (a) the distributors of the Products, indicating for each the specific product, existing contractual arrangements, if any, and the volume of Products distributed in the last 12 months, (b) the customers (by dollar volume) of the Business during the past twelve months, indicating the existing contractual arrangements with each such customer by Product, and (c) all suppliers of materials or services to Seller with respect to the Business or the Assets and Liabilities of the Business during the past twelve months. All distributorship agreements relating to the Business or the Products, or to which Seller is a party with respect thereto, are terminable at the election of Seller on not more than 60 days notice.

        3.25 No Illegal Payments, Etc. To the Knowledge of Seller, none of Seller or its officers, directors, employees, consultants, independent contractors, advisors, agents or Affiliates has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official, or other Person who was or is in a position to help or hinder the Business (or assist in connection with any actual transaction by or for the benefit of the Business) or made or agreed to make any illegal contribution, or reimbursed any illegal gift or contribution made by another Person, to any candidate for federal, state, local or foreign public office (i) which may subject the operator of the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) the noncontinuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect on the Business or any of the Assets and Liabilities of the Business, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records of the Business for any purpose.

        3.26 Product Warranties; Defects; Liabilities. The Products manufactured, sold, leased, or delivered prior to the Closing Date were and are in conformity with all applicable contractual obligations and all express and implied warranties with respect thereto. Seller has no Liability (and, to the Knowledge of Seller, there are no facts and circumstances which are reasonably likely to lead to any Liability or for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand reasonably likely to be brought against Buyer giving rise to any Liability) for replacement or repair of any such Product or any damage to persons or property in connection therewith. No Product manufactured, sold, leased, or delivered prior to the Closing Date is or will be subject to any guaranty, warranty, or other indemnity beyond those implied or imposed by applicable law and those standard terms and conditions set forth in the Transfer and Contracts and Licenses.

        3.27 Deferred Revenue from Customers. Schedule 3.27 accurately sets forth, for each customer of the Business with deferred revenue, the Seller's initial revenue by order number and the remaining revenue by order number as of December 1 and December 31, 2000, and the nature of Seller's obligation to which such revenue relates, other than with respect to the Current Infineon Contract.

        3.28 Complete Copies of Materials. Each document prepared by Seller delivered or made available by Seller to Buyer or its representatives prior to the Closing Date is true and complete (except as noted on the face of the document).

        3.29 Board Approval. The Board of Directors of Seller has, as of the date of this Agreement, approved this Agreement, the consummation of the Transactions, and the execution and delivery of the Related Agreements attached hereto as Exhibits.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

        Buyer represents and warrants to Seller as follows:

        4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the corporate power to own its properties and to carry on its businesses (including the Business) as now being conducted. Buyer is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on the Buyer or its other business or assets.

        4.2 Authorization of Transaction. Buyer has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize the Agreement, any Related Agreements to which it is a party, and/or the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The Related Agreements to which Buyer is to be a party, will be duly executed and delivered by Buyer as of the Closing and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding obligations of Buyer as of the Closing, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 Noncontravention.

             (a) The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby does not and will not Conflict with, and the execution and delivery of any of the Related Agreement to which Buyer is a party and the consummation of the transactions contemplated thereby will not Conflict with, (i) any provision of the charter documents or Bylaws of Buyer, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer is a party or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, the Business or any of the Assets and Liabilities of the Business; and

             (b) The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby does not and will not require, and the execution and delivery of any of the Related Agreement to which Buyer is a party and the consummation of the transactions contemplated thereby will not require, any notice under any agreements, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which Buyer is bound.

        4.4 Consents. Except as contemplated by Section 6.6, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, any party to any agreement with Buyer, or any other Person (so as not to trigger any Conflict or otherwise), is required by or with respect to Buyer in connection with the execution, delivery, or performance of this Agreement and/or any Related Agreements by Buyer or the consummation of the transactions contemplated hereby and thereby.

        4.5 Buyer's Filings & Financial Statements. The Buyer's Report on Form 10-K, filed with the Securities and Exchange Commission, for the period ending September 30, 1999, as modified by Buyer's subsequent Reports on Form 10-Q, filed with the Securities and Exchange Commission for the quarters ending on December 31, 1999, March 31, 2000 and June 30, 2000, when read together, are true in all material respects, have been prepared in all materials respects in accordance with the applicable rules and regulations of the Securities and Exchange Commission and do not contain any material misstatements or omit to state any facts required to be stated therein or necessary to make the statements therein not materially misleading. The audited balance sheet as of September 30, 1999 (the "Buyer's Balance Sheet") and the related audited statement of income for the Buyer for the twelve month period then ended (together with the Balance Sheet, the "Buyer's Audited Financial Statements"), and the Buyer's unaudited balance sheet as of June 30, 2000 (the "Buyer's Current Balance Sheet") and the related unaudited statement of income for the Buyer for the nine month period then ended (together with the Balance Sheet, the "Buyer's Unaudited Financial Statements" and together with the Buyer's Audited Financial Statements, the "Buyer's Financial Statements") were prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Buyer's Unaudited Financial Statements do not contain all the notes that may be required by GAAP). The Buyer's Financial Statements present fairly the consolidated financial condition, consolidated operating results and consolidated cash flows of the Buyer in accordance with GAAP, as of the dates and during the periods indicated therein, subject, in the case of Buyer's Unaudited Financial Statements, to normal year-end adjustments, which were not material in amount or significance.

        4.6 No Undisclosed Liabilities. There is no material Liability, indebtedness, environmental, expense, claim, deficiency, guaranty, endorsement, action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in Buyer's Financial Statements in accordance with GAAP) of or relating to its business or any of its assets or Liabilities.

        4.7 Absence of Changes. Since September 30, 2000, except where the same is not reasonably likely to have a Material Adverse Effect on Buyer, and, without limiting the generality of the foregoing, since such date there has not been, occurred or arisen any:

             (a) destruction of or material damage to or loss of any material properties of the Buyer;

             (b) a material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Buyer;

             (c) a material revaluation by Buyer of any of its assets;

             (d) any agreement with any Person, other than Buyer, providing for the possible acquisition, transfer of disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any material portion of Buyer's assets;

             (e) the commencement or notice or threat of commencement of any lawsuit, proceeding or investigation against Buyer;

             (f) notice of any claim or potential claim of ownership by any Person, other than Seller, of Buyer's Intellectual Property or of infringement by the Buyer's Intellectual Property, of any other Person's Intellectual Property;

             (g) any other event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Buyer;

             (h) Any agreement, contract, instrument, lease, license or commitment which would be required to be filed as a consequence of its execution and delivery in Form 8-K, Form 10-Q or Form 10-K under the Securities and Exchange Act of 1934, as amended.

        4.8 Litigation. There is no action, suit or proceeding of any nature pending, or, to the Knowledge of Buyer, threatened, against Buyer, its properties or any of its officers or directors with respect to or involving its business or any of its assets or Liabilities, nor to the Knowledge of Buyer, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. There is no investigation pending or, to the Knowledge of Buyer, threatened, against Buyer, its properties or any of its officers or directors by or before any Governmental Entity with respect to or involving the Buyer's business or any of its asset and Liabilities, nor to the Knowledge of Buyer, are there any facts and circumstances which are reasonably likely to lead to commencement of any such action, suit, or proceeding. No Governmental Entity has at any time challenged or questioned the legal right of Buyer to conduct its business as presently conducted or Buyer's ownership, sale, transfer, development, use, operation, or acquisition of its business or any of its assets and Liabilities in a manner reasonably likely to have a Material Adverse Effect on Buyer.

        4.9 Brokers' and Finders' Fees; Third Party Expenses. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby which will be obligation of the Seller.

        4.10 Complete Copies of Materials. Each document prepared by Buyer delivered or made available by Buyer to Seller or its representatives prior to the Closing Date is true and complete (except as noted on the face of the document).

        4.11 Board Approval. The Board of Directors of Buyer has, as of the date of this Agreement, approved this Agreement, the consummation of the Transactions, and the execution and delivery of the Related Agreements attached hereto as Exhibits.

        4.12 Capital Structure. As of September 30, 2000, the authorized capital stock of Buyer consisted of 50,000,000 shares of Buyer's Common Stock, of which 14,730,000 shares were issued and outstanding, and 5,000,000 shares of Buyer's Preferred Stock, of which no shares were issued and outstanding. The shares of Buyer's Common Stock constituting the Stock Consideration, when issued, will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances, and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or is bound.

                                    ARTICLE 5

                        CONDUCT PRIOR TO THE CLOSING DATE

        5.1 Conduct of the Business by Seller. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller agrees (except to the extent that Buyer shall otherwise consent in writing), to Conduct the Business in the Ordinary Course, to pay the debts and Taxes of the Business when due, to pay or perform other obligations when due, and, use commercially reasonable efforts, consistent with past practice and policies, to preserve intact the present organization of the Business, keep available the services of the present officers, directors, employees, consultants, independent contractors, and advisors of the Business, and preserve the relationships between the Business and the customers, suppliers, distributors, licensors, licensees of the Business. Seller shall promptly notify Buyer of any material event involving the Business or affecting any of the Assets and Liabilities of the Business. Except as expressly contemplated by this Agreement as set forth in Schedule 5.1, Seller will not, without the prior written consent of Buyer:

             (a) Enter into any commitment or transaction, other than commitments and transactions entered into in the Conduct of the Business in the Ordinary Course, or any commitment or transaction of the type described in
Section 3.9 hereof;

             (b) Enter into any license agreement with respect to the Intellectual Property Transferred or Licensed to the Buyer with any Person or with respect to the Intellectual Property of any Person in connection with the Business;

             (c) Transfer to any Person any rights to or in the Intellectual Property Transferred or Licensed to the Buyer;

             (d) Amend any of the Transferred Contracts and Licenses, enter into any contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any of Assets and Liabilities of the Business;

             (e) Amend or otherwise modify, agree to amend or modify, or violate the terms of, any of the Transferred Contracts and Licenses, the Products, or the Intellectual Property Transferred or Licensed to the Buyer;

             (f) Commence or settle any litigation or claim by any Person involving or related to the Business or any of the Assets and Liabilities of the Business;

             (g) Sell, lease, license or otherwise dispose of any Products or the Intellectual Property Transferred or Licensed to the Buyer;

             (h) Revalue any of the Assets and Liabilities of the Business, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the Conduct of the Business in the Ordinary Course;

             (i) Pay, discharge or satisfy, in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Business, other than a payment, discharge or satisfaction of a claim, Liability or obligations entered into in the Conduct of the Business in the Ordinary Course;

             (j) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, involving or relating to any of the Assets and Liabilities of the Business;

             (k) Enter into any strategic alliance or joint marketing arrangement or agreement involving the Business or any of the Assets and Liabilities of the Business; or

             (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (k) above, or any other action that would prevent Seller or Buyer from performing or cause Seller or Buyer not to perform its covenants hereunder.

        5.2 No Solicitation. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, Seller will not (nor will Seller permit any of Seller's officers, directors, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, conduct discussions with or engage in negotiations with any Person, relating to the possible acquisition of the Business or the acquisition or assumption of any of the Assets and Liabilities of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), (b) provide information to any Person (other than Buyer), relating to the possible acquisition of the Business or the possible acquisition or assumption of any of the Assets and Liabilities of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), (c) enter into an agreement with any Person (other than Buyer), providing for the acquisition of the Business or the acquisition or assumption of any of the Assets and Liabilities of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Business or the acquisition or assumption of any of the Assets and Liabilities of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise). In addition to the foregoing, if Seller receives prior to the Closing or the termination of this Agreement any offer, proposal, or request relating to any of the above, Seller shall immediately notify Buyer thereof, including information as to the identity of the party making any such offer, proposal or request and the specific terms of such offer, proposal or request, and such other information related thereto as Buyer may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that the Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Buyer may be entitled at law or in equity.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

        6.1 Access to Information.

             (a) For Buyer. Seller shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of the facilities, books, contracts, commitments, business plans, forecasts, and records of the Business or relating to any or the Assets and Liabilities of the Business, (b) all other information concerning the business, properties and personnel of the Business or any of the Assets and Liabilities of the Business, as Buyer may reasonably request, and (c) all officers, directors, employees, consultants, independent contractors, and advisors of the Business, as reasonably requested by Buyer. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request.

             (b) For Seller. Buyer shall provide Seller with copies of such publicly available information about Buyer as Seller may request and shall provide Seller with reasonable access to appropriate members of its management in this regard. Buyer shall also afford Seller and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all other books, business plans, forecasts, and records of the Buyer as Seller shall reasonably request for the purpose of evaluating the value of Buyer's common stock in light of the representations made by Buyer in Article 4 hereof, all other information concerning the business, properties and personnel of the Business or any of the Assets and Liabilities of the Business, as Buyer may reasonably request; provided, however, that Buyer shall have no obligations to provide information concerning any confidential processes, Intellectual Property or other proprietary data (other than Buyer's business plans and forecasts (which may be provided without specific customer data).

             (c) Limitation. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

        6.2 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 6.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of their Confidentiality Agreement.

        6.3 Expenses. Except as otherwise provided in Section 6.16, whether or not the Transaction is consummated, all fees and expenses incurred in connection with this Agreement and the Transaction including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        6.4 Public Disclosure. Subject to each party's obligation to comply with applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Closing or the termination of this Agreement in accordance with Section 9.1, no disclosure (whether or not in response to an inquiry) of this Agreement or the subject matter hereof, nor any public announcement concerning the Transactions, shall be made by any party hereto which has not been previously approved by the other party in writing, provided that such approval shall not be unreasonably withheld. The parties shall jointly prepare and approve a press release announcing the Closing of the Transactions.

        6.5 Consents.

             (a) Seller shall use commercially reasonable efforts to obtain, on or before the date scheduled for the closing of this transaction, all consents, approvals, waivers, and permits identified on Schedule 3.5 and any other consents, waivers and approvals of the parties to each of the Transferred Contracts and Licenses as may be required in connection with the Transactions, or to assign all rights and benefits thereunder to Buyer. Seller shall keep Buyer apprised of the status of any such required consent, approval, permit or waiver and shall, promptly upon becoming aware thereof, advise Buyer if any such consent, waiver, permit or approval cannot be obtained.

             (b) Infineon Agreement. The parties acknowledge that (i) Seller and Infineon Technologies A.G., a German corporation ("Infineon"), have executed that certain Silicon Library

License and Services Agreement, dated April 20, 2000 (the "Current Infineon Agreement"), (ii) the Current Infineon Agreement shall not be included in the Transferred Contracts and Licenses and Seller shall retain the Current Infineon Agreement as an Excluded Liability, (iii) at the closing, Buyer and Seller shall execute an Infineon Subcontracting Agreement in the form of Schedule 6.5(b) for any outstanding products and services to be performed under the existing statements of work ("Statement of Work") which was entered into prior to the date hereof by Seller and Infineon under the Current Infineon Contract, and (iv) except as provided, in subpart 6.5(c)(iii) below, Seller shall not use, sell, assign or otherwise extend the benefits to any Person of the Current Infineon Agreement in a manner which is competitive with the Business as owned and operated by Buyer.

        It is intended by Buyer and Seller that after the Closing of the Transactions, (i) to the extent it is legally and contractually permitted to do so, Seller shall use its best efforts to avoid the consummation of any new Statements of Work with Infineon pursuant to the Current Infineon Agreement,
(ii) Buyer and Seller shall cooperate and shall use their best efforts to negotiate a new, direct agreement between Infineon and Buyer providing that (1) the products and services to be obtained by Infineon from Seller under the Current Infineon Agreement will be replaced with Buyer's products and services (which may include the Products) on terms and conditions customarily offered by Buyer to Buyer's other customers, and (2) the Current Infineon Agreement is terminated upon execution of said replacement contract between Buyer and Infineon. If and when the Current Infineon Agreement is so terminated, at the request of Buyer that certain consulting agreement between Seller and Valence, dated as of March 29, 2000 (the "Existing Valence Contract"), shall be assigned to Buyer on the terms and conditions set forth in the General Assignment, Bill of Sale and Assumption of Liabilities attached as Exhibit C applicable to such assignment and thereupon said contract shall be thereafter treated as Transferred Contract and License for the purposes of this Agreement.

        However, except as expressly provided below in this Section with respect to subcontracting of work under the Current Infineon Agreement (1) Buyer shall have no liability to Seller and Seller shall have no liability to Buyer, (1) if, despite their best efforts, no replacement agreement is reached with Infineon, or (2) if, despite Seller's best efforts, Seller enters into a new Statement of Work pursuant to the Current Infineon Agreement.

             (c) If, despite its best efforts to avoid a new Statement of Work, Seller enters into negotiations with Infineon for additional Statements of Work under the Current Infineon Agreement after the date of this Agreement, the following shall apply:

                    (i) Seller shall permit Buyer to participate in the negotiation of such Statement of Work.

                    (ii) Buyer shall have the right to approve such Statement of Work, which approval shall not be unreasonably withheld or delayed, and the products and services to be delivered or performed by Seller under the terms of any such Statement of Work so approved by Buyer (other than those which are subject to the Existing Valence Contract) shall be performed by Buyer, as a subcontractor to Seller, under the terms and conditions, and for payment by Seller to

Buyer of the consideration, set forth on attached Schedule 6.5(c). Buyer shall have no responsibility for any work to be performed by Valence under the Existing Valence Contract.

                    (iii) Notwithstanding anything to the contrary in subpart 6.5(c)(ii), above, (A) if Seller has complied with its obligations under the foregoing subparts, but has no legally viable alternative, but to enter into a new Statement of Work under the Current Infineon Agreement, which Buyer should reasonably approve (but which Buyer refuses to approve within five (5) business days following Seller's written demand that it do so), or (B) if Buyer materially defaults in its obligation to perform any Statement of Work under the Current Infineon Agreement in accordance with the Infineon Subcontracting Agreement and said default is not cured (a) within thirty (30) days following Seller's delivery to Buyer of written notice of the default, where the default can be cured with reasonable diligence or (b) within a reasonable period of time in all other cases, then, in either case: (1) Seller may enter into the Statement of Work without the consent of Buyer, (2) Seller may either deliver the products and perform the services to be provided by Buyer under said Statement of Work itself or retain a third party (or parties) to perform such services on such terms as are acceptable to Seller, (3) notwithstanding anything to the contrary in the License Agreement to be executed by the Buyer and Seller at the Closing, any such delivery or performance by Seller or a third party retained by Seller shall not be deemed a default by Seller or its obligations under Sections 4.2 or 4.3 of the License Agreement, (4) if Seller elects to perform work or delivery products itself or through a third party pursuant to subpart (2), above, then (x) Buyer shall have no further obligations under this
Section 6.5(b) with respect to the Statement of Work to be performed by Seller or a third party, and (b) Buyer shall have no further obligation to agree to perform services or deliver products pursuant to any Statement of Work that may thereafter be executed by Seller.

        6.6 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions, or for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and the Related Agreements; provided, however, that Buyer shall not be required to agree to any divestiture by Buyer or any of Buyer's subsidiaries or Affiliates of shares of capital stock or of any business or of any of their assets or property, or the imposition of any material limitation on the ability of any of them to conduct the Business or any other business, or to own or exercise control of the Acquired Assets, the Intellectual Property Transferred or Licensed to Buyer, or any other assets, properties and stock they may have. As soon as may be reasonably practicable, each of Seller and Buyer shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") the Notification and Report Forms relating to the transactions contemplated herein as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Seller and Buyer each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings, (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate, and (c) shall jointly request early termination of the waiting period under the HSR Act.

        6.7 Notification of Certain Matters. Buyer and Seller shall each give prompt notice to the other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty they have provided in this Agreement or any Related Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any breach of any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        6.8 Employee Matters; Offers of Employment.

             (a) Transfer of Employees. Subject to Section 6.8(f), each Employee (other than any Employees who have entered into an employment agreement prior to the Closing with Buyer on terms acceptable to Buyer and such Employee on or before Closing) shall be offered "at-will" employment by Buyer on the terms set forth in Schedule 6.8, to be effective as of the Closing Date, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States; provided, however, that such offer of employment shall automatically terminate if not accepted in writing by the Employee prior to the Closing Date. Notwithstanding the foregoing sentence, any Employees who are on maternity, disability, FMLA or other employer-approved leave of absence as of the Closing Date shall only commence employment with Buyer upon the date, if any, upon which they return to work and any Employee who does not have Lawful Permanent Resident Status in the United States shall only become the employee of Buyer when the conditions of Section 6.8(f) are satisfied. Such "at-will" employment arrangements will (i) be subject to and in compliance with Buyer's standard human resources policies and procedures, (ii) have terms, including the position, salary and responsibilities of all such employees, which will be determined in the Buyer's sole discretion after consultation with the management of Seller in accordance with Schedule 6.8, and (iii) supersede any prior employment agreements and other arrangements with Seller's employees prior to the Closing.

             (b) Continuing Employees. Each employee of Seller who becomes an employee of Buyer at the Closing shall be referred to hereafter as a "Continuing Employee." Continuing Employees shall be eligible to receive benefits consistent with Buyer's standard human resources policies. Buyer will give Continuing Employees full credit under such policies for prior service at Seller for purposes of eligibility, vesting, benefit accrual, vacation accrual and determination of the level of benefits except that Continuing Employees will not receive credit for the prior service at Seller for purposes of stock option vesting; provided, however, that Seller shall pay any and all vacation and other benefits for the Employees which they have accrued on or before the Closing Date and remain unpaid.

             (c) Employee Tax Withholding and Reporting. With respect to Continuing Employees and/or Consultants, who are required to be furnished a Form W-2 for the calendar year in which the Closing Date occurs, Buyer and Seller agree to follow the "standard procedure" set forth in Revenue Procedure 96-60 with respect to discharging their respective income and employment tax withholding and reporting obligations with respect to such employees.

             (d) Notices. Seller shall comply with all notice and other provisions of applicable Laws, including (without limitation) the Worker Adjustment and Retraining Notification Act (the "Warn Act") and COBRA with respect to the Employees. Seller shall retain all liability for salary, bonuses, commissions and benefits earned and due Employees on or before the Closing and related Taxes for periods after the date of such notice of termination as well as for any obligations under the Warn Act and for providing continuation coverage under COBRA or any applicable similar laws.

             (e) Assistance; Non Solicitation. In furtherance of the foregoing, Seller shall terminate the employment, and all Employment Agreements with the Employees (other than NIPT Employees), effective as of the Closing, and as to NIPT Employees when the NIPT Consulting Contract for such NIPT Employee terminates by its terms, and shall use commercially reasonable efforts to cause those Employees and Consultants to accept offers of employment or for consulting services with Buyer, and shall not rehire (or make any offer to rehire) any Employee or Consultant for a period of one year following the Closing. Prior to the Closing Date, (i) designated representatives of Buyer shall be permitted, on a commercially reasonable basis, subject to prior written notice to Seller, to meet with any Employee or Consultant for the purpose of offering employment to the Employee in accordance with this Agreement, and (ii) Seller and Buyer agree to cooperate fully with respect to the employment-related actions which are necessary or reasonably desirable to accomplish the transactions contemplated pursuant to this Agreement with respect to Employees and Consultants, including the provision of records and information as each may reasonably request and as permitted by law (including job titles, short and long-term disability coverage, life insurance coverage, operator certification and workers' compensation records and information) and the making of all appropriate filings under applicable law.

             (f) Foreign Employees.

                    (i) The parties hereto understand and acknowledge that Seller currently employees those NIPT Employees identified on Schedule 3.20(i)(c) in the Conduct of the Business in the Ordinary Course, that the technical expertise of said NIPT Employees is needed for the Conduct of the Business in the Ordinary Course by Buyer, and, thus, that their transfer to and continued ability to perform such services for Buyer is a material element of the consideration for this Agreement.

                    (ii) The parties further understand and acknowledge that continued and uninterrupted progress of the NIPT Employees toward LPR status is a material and essential inducement to a nonimmigrant employee's agreement to be employed or to continue to be employed after the Closing by Buyer, and acknowledge that they are willing to, and intend to, take all commercially reasonable measures to assure that the NIPT Employees may continue the immigration process through obtaining of LPR status as an inducement to their continued rendering of services for Buyer after the Closing Date.

                    (iii) The parties also have been made aware of the provisions of Section 106 of the American Competitiveness in the 21st Century Act ("AC21 Act"), signed into law as of October 17, 2000, which provides in pertinent part:

          "(c) INCREASED JOB FLEXIBILITY FOR LONG DELAYED APPLICANTS FOR ADJUSTMENT OF STATUS -

                    (1) Section 204 of the Immigration and Nationality Act (8 U.S.C. 1154) is amended by adding at the end the following new subsection:

                           (j) JOB FLEXIBILITY FOR LONG DELAYED APPLICANTS FOR
                    ADJUSTMENT OF STATUS TO PERMANENT RESIDENCE - A petition under subsection (a)(1)(D) for an individual whose application for adjustment of status pursuant to section 245 has been filed and remained unadjudicated for 180 days or more shall remain valid with respect to a new job if the individual changes jobs or employers if the new job is in the same or a similar occupational classification as the job for which the petition was filed.

                    (2) Section 212(a)(5)(A) of the Immigration and Nationality Act (8 U.S.C. 1182(a)(5)(A)) is amended by adding at the end the following new clause:

                           (iv) LONG DELAYED ADJUSTMENT APPLICANTS - A
                    certification made under clause (i) with respect to an individual whose petition is covered by section 204(j) shall remain valid with respect to a new job accepted by the individual after the individual changes jobs or employers if the new job is in the same or a similar occupational classification as the job for which the certification was issued."

                    (iv) The parties acknowledge and intend that all Category 2 NIPT Employees, all Category 3 NIPT Employees, and all Category 4 NIPT Employees, will be transferred to employment with Buyer, with whom they will be given jobs "in the same or a similar occupational classification as the job for which each of their labor certification(s) was issued."

                    (v) The parties further acknowledge and intend that all Category 1 NIPT Employees will be transferred to the employ of Buyer as of the date following the Closing Date when they are legally eligible to be transferred to Buyer's employment. If required by law, each of them will commence working for Buyer in H-1B1 status only upon filing of an H-1B1 petition for change of employer to Buyer and, if possible, for extension of stay in H-1B1 status as an employee, and after the Closing Date such Category 1 NIPT Employees will continue to be employed by Seller for the benefit of Buyer as set forth below.

                         (1) Category 1 NIPT Employees and Certain Category 2
NIPT Employees. If filing of new H-1B1 Petitions is required by law, promptly upon the Closing, Seller and Buyer shall take all reasonably appropriate actions required for the filing of a completed I-129H petition for change of employer from Seller to Buyer for each of the Category 1 NIPT Employees and each of the Category 2 NIPT Employees identified as "Buyer Reinstituting" on Schedule 3.20(i)(c), and for extension of each of said employee's stay in H-1B1 status, if applicable, as an employee of Buyer, to the maximum extent permitted by the AC21 Act. Any ALC petition previously filed for the Category 2 NIPT Employees subject to this Section shall be withdrawn and the procedures described above shall be undertaken. Upon transfer of such employee's H-1B1 status to Buyer, each such employee shall cease to be an employee of Seller, and further processing of immigration status for each such employee shall become the responsibility of Buyer. Until H-1B1 transfer of such employees is effected after the Closing Date, each such employee shall remain the employee of Seller and while so employed by Seller after the Closing Date, each such employee shall be seconded to the employ of Buyer, under a service contract agreement, substantially in the form set forth in Schedule 6.8(f)] (the "NIPT Employee Consulting Contract"). The NIPT Employee Consulting Contract will provide that:
(1) each such employee shall perform services at the designated facilities of Buyer and/or its designated clients, (2) each such employee will be dedicated solely to the consulting work for Buyer designated by Buyer, until each such employee is legally eligible to be transferred to the employ of Buyer, (3) Buyer shall reimburse Seller for the wages and other payroll expenses of such employees in accordance with a reimbursement schedule set forth in the NIPT Employee Consulting Contract, and (4) until a determination in an employee's case, Seller shall (a) offer at least the same classification, wages, and working conditions to said employees as Seller provides as of the Closing Date,
(b) continue to operate the same type of business as that in which Seller engages on the Closing Date; (c) continue to maintain offices in the same Metropolitan Statistical Area as those that are the basis for each NIPT Employee's ALC; (d) shall continue to employ the NIPT Employee at the same classification, wages, and working conditions to said employee was employed by Seller immediately prior to the Closing Date, (e) not be dissolved or, except in a merger transaction involving Seller, otherwise cease to exist and (f) Seller shall continue to operate its business as described in the existing NIPT applications.

        Buyer and Seller shall seek each NIPT Employee's consent in Buyer's offer letter to such NIPT Employee to the termination, as of the Closing Date, of any unvested options to acquire Seller stock held by the NIPT Employee as of the Closing Date, subject to Buyer's obligation under Section 6.8(a). The parties further agree that, upon receipt of such consent to termination, the NIPT Employee will surrender his/her unvested options at the Closing Date and that Buyer shall instead provide such NIPT Employees options to acquire Buyer stock (and to vest in such options), as a consultant, for so long such NIPT Employee remains subject to the NIPT Consulting Contract and, if and when said NIPT Employee becomes an employee of Buyer, said NIPT Employee shall continue to vest in such options as an employee of Buyer; provided, however that the Buyer and Seller shall reasonably cooperate to reduce to the extent feasible any compensation charge that Buyer shall be required to recognize in connection with the granting of options for its stock to the NIPT Employee.

                         (2) Certain Category 2 NIPT Employees, Category 3 NIPT
Employees, and Certain Category 4 NIPT Employees. As to the Category 2 NIPT Employees (other than those identified as "Buyer Reinstituting" on Schedule 3.20(i)(c)) and the Category 3 NIPT Employees (i) the pending I-140 Petition process will be allowed to proceed, (ii) Buyer and Seller shall promptly make all filings and take all action required for completion of such process, including, without limitation, the filing of an I-485 Application, and (ii) until completion of the I-140 Petition process, the filing of an I-485 Application, and either the adjudication thereof or any other reaching of compliance with the provisions of section 106 of the AC21 Act, whichever is earlier, each such Category 2 NIPT Employee and Category 3 NIPT Employee shall remain the employee of Seller and, while so employed by Seller after the Closing Date, each such employee shall be seconded to the employ of Buyer, under the NIPT Employee Consulting Contract. Upon completion of the I-140 Petition process, the filing of an I-485 Application, and either the adjudication thereof or any other reaching of compliance with the provisions of section 106 of the AC21 Act for each employee, said employee shall immediately become the employee of Buyer in accordance with the provision of this Agreement applicable to other Seller Employees and the NIPT Consulting Contract shall terminate with respect to such employee. Upon completion of the I-140 Petition process, the filing of an I-485 Application, and either the adjudication thereof or any other reaching of compliance with the provisions of Section 106 of the AC21 Act for each such employee, (i) if permitted by law said employee shall immediately become the employee of Buyer in accordance with the provision of this Agreement applicable to Employees which are not NIPT Employees, (ii) if, despite Seller's compliance with this Section, said employee may not legally become the employee of Buyer, or chooses not to become an employee of Buyer, then the NIPT Consulting Contract shall terminate with respect to such employee, and said employee shall be terminated by Seller.

                         (3) Category 4 NIPT Employees. Each of the Category 4
NIPT Employees who have reached the 180-day period discussed in Section 106 of the AC21 Act and who have Employment Authorization Documents ("EADs") issued by the Immigration and Naturalization Service, shall be transferred to the employ of Buyer upon the Closing and shall be given jobs "in the same or a similar occupational classification as the job for which each of their labor certification(s) was issued." Each Category 4 NIPT Employee who has not yet reached the 180-day period set forth in Section 106 of the AC21 Act, but who have EADs, shall remain the employee of Seller until such time as said employee has reached said 180-day period or has had his or her I-485 adjudicated, whichever is earlier and, while so employed by Seller after the Closing Date, each such employee shall be seconded to the employ of Buyer, under the NIPT Employee Consulting Contract. When each such employee has reached said 180-day period or has had his or her I-485 adjudicated, whichever is earlier, said employee shall immediately become the employee of Buyer in accordance with the provision of this Agreement applicable to other Seller Employees and the NIPT Consulting Contract shall terminate with respect to such employee. Upon completion of the I-140 Petition process, the filing of an I-485 Application, and either the adjudication thereof or any other reaching of compliance with the provisions of Section 106 of the AC21 Act for each employee, (i) if permitted by law said employee shall immediately become the employee of Buyer in accordance with the provision of this Agreement applicable to Employees which are not NIPT

Employees, (ii) if, despite Seller's compliance with this Section, said employee may not legally become the employee of Buyer, then the NIPT Consulting Contract shall terminate with respect to such employee, and said employee shall be terminated by Seller.

                         (4) Payment of ALC Processing Cost. Buyer shall bear
all cost of I-140 Petition/I-485 Application processing for the NIPT Employees incurred by Buyer and shall reimburse Seller for all reasonable out-of-pocket costs paid by Seller to any third party in connection with I-140 Petition/I-485 Application processing for NIPT Employees.

                         (5) Change of Control. If Seller, Buyer, or a
significant portion thereof is sold or merged or undergoes a change of control transaction, the rights and obligations set forth in this Section 6.8(f) shall survive consummation of such transaction and shall continue in effect for the remainder of the period during which the case of any NIPT Employee remains unresolved. In this regard, any new, acquiring, merging or resulting entity from a transaction involving Seller (i) to the maximum extent possible, shall endeavor to retain the same name and the same Tax Identification Number as Seller has on the Closing Date; and (ii) shall have the ability to pay each employee's salary as required by the relevant ALC and/or I-140 Petition.

                         (6) Successor In Interest. As promptly as possible
following the Closing, the parties shall cooperate and take all appropriate action to obtain U.S. Immigration Service approval of successor in interest treatment for Buyer and the NIPT Employees with respect to the NIPT Employees' immigration status.

        6.9 [Intentionally Deleted].

        6.10 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        6.11 Litigation Support. In the event and for so long as any party to this Agreement actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the Transactions or any other any transaction contemplated under this Agreement or any Related Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business or any of the Assets and Liabilities of the Business, the other party will cooperate, will cause its subsidiaries to cooperate, and, to the extent reasonably possible will cause the officers, directors, employees, agents, advisors, consultants, and independent contractors of the party or its subsidiaries to cooperate, with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and providing such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 8 below).

        6.12 Transition.

             (a) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing.

             (b) Buyer shall have the right to operate the Business in Seller's facilities and will be entitled to receive from Seller those information services, utilities, transitional services and other support services required for the Conduct of the Business in the Ordinary Course on the terms and conditions stated in a Transition Services Agreement to be executed and delivered by the parties at the Closing the form of attached Exhibit F or on such other terms and conditions as the Buyer and Seller shall mutually approve.

             (c) Seller will be responsible for the preparation and filing of all Tax Returns with respect to the Business for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Seller) which include the operations of the Business for any period ending on or before the Closing Date. Seller will make all payments required with respect to any such Tax Return.

             (d) Buyer will be responsible for the preparation and filing of all Tax Returns with respect to the Business for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of Seller) which include the operations of the Business for any period ending after the Closing Date. Buyer will make all payments required with respect to any such Tax Return; provided, however, that Seller will reimburse Buyer concurrently therewith to the extent any payment Buyer is making relates to the operations of the Business for any period ending on or before the Closing Date.

        6.13 Transfer Taxes.

             (a) Electronic Delivery of Intellectual Property and Seller's Duty To Pay Transfer Taxes. All Intellectual Property Transferred or Licensed to Buyer shall be delivered to Buyer by electronic transmission concurrently with the Closing. Prior to the Closing the Buyer and Seller shall develop a plan for such electronic delivery over a weekend which will minimize any shutdown associated with such transfer to not more than five (5) calendar days. Seller shall be solely responsible for and shall pay (or cause to be paid) on or before the due date any and all Taxes, whenever arising, attributable to the sale, conveyance, and transfer to Buyer of the Acquired Assets and the Intellectual Property Transferred or Licensed to Buyer, or the Closing of the transactions contemplated by this Agreement and/or the Related Agreements ("Transfer Taxes"). Buyer shall cooperate with Seller in connection with any Tax Returns related to Seller's payment of such Transfer Taxes, and shall execute reasonable and customary documents and take all actions reasonably required in order to attempt to establish exemptions from or to otherwise minimize the

Seller's Liability for Transfer Tax and other transaction Taxes. Payment of all costs, expenses, and fees arising or incurred in connection with any claim for or contest of Transfer Taxes shall be borne by Seller.

             (b) Buyer's Right to Reimbursement of Transfer Taxes. Buyer shall be entitled to (i) pay, or cause to be paid, any Transfer Tax which the Seller does not pay within ten (10) days following Buyer's delivery to Seller of written notice of such Transfer Tax, and (ii) to receive immediate reimbursement from Seller, plus interest at the legal rate, of any such payment, provided that the Transfer Tax so paid would result in a Lien on the Acquired Assets or Intellectual Property Transferred or Licensed to Buyer or otherwise adversely affect the Business.

        6.14 Accounts Receivable. If Buyer or Seller receives an accounts receivable or other payment from a third Person with respect to the Business or the Assets or Liabilities of the Business, to which the other party is entitled under the terms of this Agreement, the recipient party shall promptly forward the payment, and any interest actually earned thereon, to the party entitled thereto.

        6.15 Securities Act Compliance; Restrictions on Sale. At the Closing, Buyer and Seller shall enter into a Securities Rights and Restrictions Agreement form of attached Exhibit E (the "Investor's Agreement"). Seller understands and acknowledges that the Stock Consideration issuable to Seller at the Closing, shall be issued pursuant to an exemption under the Securities Act from the registration requirements of Section 5 of the Securities Act, and at the time of such issuance will not have been registered under the Securities Act or other applicable state securities laws. The availability of such exemption is conditioned, in part, upon the representation of Seller to Buyer, that the Securities are being acquired for investment and not with a view to resale.

        6.16 Assistance with Audit. Following the Closing (but no later than sixty (60) days after the Closing), Seller will deliver to the Buyer all of the financial and other information required to fulfill the requirements of Regulation S-X as imposed by the Securities and Exchange Commission pursuant to the terms of the No-Action Letter and shall use its best efforts to deliver to Buyer any other financial and other information with respect to the Business which the Securities and Exchange Commission may require with respect to the Business under Regulation S-X in any amendment to said No-Action Letter (collectively the "Audit Requirements"). Each party will provide the other party and their independent public accountants access to (and use commercially reasonable efforts to cause their independent public accountants to provide the other party and their independent public accountants access to) such books, records, workpapers and data as may be reasonably requested by such other party to allow such other party and their independent public accountants to conduct an audit or review of the Business for such periods as such other party may require for their preparation of the Audit Requirements. The parties shall each pay one-half of the independent auditors' fees payable to Seller's independent auditor to fulfill the Audit Requirements and shall each otherwise bear their own costs of complying with this Section. The parties mutually agree to use their commercially reasonable efforts to cause their independent public accountants to provide each other with any such consents of their independent public accountants necessary for such party to satisfy the Audit Requirements under applicable accounting rules. On and after the Closing Date, Buyer will afford to Seller and its agents reasonable access to the books of account, financial and other reports, information, employees and auditors to the extent the same primarily relate to periods prior to the Closing and which are necessary for Seller in connection with any tax audit, investigation, inquiry by a Governmental Agency (including with respect to government subsidies), dispute, litigation or other similar matter relating to the Acquired Assets, the Assumed Liabilities, or the Business. On and after the Closing Date, Seller will afford to Buyer and its agents reasonable access to the books of account, financial and other reports, information, employees and auditors to the extent the same primarily relate to periods prior to the Closing and which are necessary for Buyer in connection with any tax audit, investigation, inquiry by a Governmental Agency (including with respect to government subsidies), dispute, litigation or other similar matter relating to the Acquired Assets, the Assumed Liabilities, or the Business.

        6.17 [Intentionally Deleted].

        6.18 Tax Matters.

             (a) Payment of Taxes. Seller shall be responsible for and pay all Taxes of Seller, its affiliates, the Acquired Assets, or the Intellectual Property arising at any time with respect to periods ending on or prior to the Closing Date, including the portion of real, personal or other property taxes attributable to such periods. Buyer shall not have any liability or obligation, and shall not incur any loss, expense or cost, and none of the Acquired Assets or the Intellectual Property shall be subject to any Liens, by reason of any Taxes arising out of any other operations or activities of Seller whether conducted prior to the date hereof or hereafter.

             (b) Restrictions on Business Activities. Other than Taxes incurred in the ordinary course of business, there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller, the Acquired Assets or the Intellectual Property which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing Seller's use of the Acquired Assets or the Intellectual Property through the Closing or the conduct of the Business as currently conducted.

             (c) Cooperation. To the extent relevant to the Acquired Assets, Seller shall retain and provide Buyer with access to all records or other information that may be relevant to the preparation of Buyer's tax Returns, or the conduct of any audit or examination, or other tax proceeding and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer.

             (d) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section concerning Taxes shall survive for six months following the expiration of the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof) relating to such Taxes.

        6.19 December Bonuses. Notwithstanding anything to the contrary in this Agreement, to the extent that the Closing occurs on or before December 15, 2000, Seller shall pay to the Employees the December Bonuses set forth on Schedule 3.20(h)(i) on December 15, 2000; provided, however, that if the Closing so occurs on or before December 14, 2000, an Employee must have commenced employment with Buyer in order to be eligible to receive a December Bonus from Seller.

        6.20 Reservation of Capacity and Acquisition of Tool. In consideration of a reduction in the Purchase Price as herein reflected, Buyer shall (i) hire, train and manage at least four technical professionals with appropriate qualifications for a period of two years after the Closing Date, during which such employees shall be dedicated to tasks jointly determined by Buyer and Seller to enhance the interoperability of said respective products, and (ii) acquire one Cadabera layout synthesis tool.

                                    ARTICLE 7

                        CONDITIONS TO OBLIGATION TO CLOSE

        7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing of the transactions herein contemplated shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to this Agreement or the transactions herein contemplated, which makes the Closing said transactions illegal.

             (b) Governmental Approval. All waiting periods under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated.

        7.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

             (a) Representations, Warranties and Covenants. The representations and warranties of the Buyer in Article 4 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and as of the Closing there shall be no material default by Buyer of the covenants and obligations of the Buyer set forth in Article 6 of this Agreement to be performed and complied with by Buyer as of the Closing which has not been waived in writing by Seller.

             (b) Certificate of Buyer. Seller shall have been provided with a certificate executed by an officer of Buyer, on behalf of Buyer, to the effect that, as of the Closing:

                    (i) all representations and warranties made by the Buyer in
Article 4 of this Agreement are true and correct in all material respects; and

                    (ii) there does not exist any material default by Buyer of the covenants and obligations of the Buyer set forth in Article 6 of this Agreement to be performed and complied with by Buyer as of the Closing which has not been waived in writing by Seller.

             (c) Legal Opinion. Seller shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal counsel to Buyer, as to the matters described on Exhibit G hereto, subject only to the customary assumptions and qualifications customarily contained in legal opinions for transactions of the type contemplated by this Agreement.

             (d) No Material Adverse Effect. There shall not have occurred any fact or circumstance which has had or is reasonably likely to have a Material Adverse Effect on the Buyer and its subsidiaries taken as a whole since the date of the Buyer's Current Balance Sheet.

             (e) Related Agreements. Buyer shall have executed and offered to deliver to Seller each of the Related Agreements to which Buyer is a party and each other document or instrument required by this Agreement or any Related Agreement to be delivered by the Buyer to the Seller on or before the Closing, and all of the same shall be in full force and effect in all material respects.

        7.3 Additional Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

             (a) Representations, Warranties and Covenants. The representations and warranties of the Seller in Article 3 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and, as of the Closing, there shall be no material default by Seller of the covenants and obligations of the Seller set forth in Article 6 of this Agreement to be performed and complied with by Seller as of the Closing which has not been waived in writing by Buyer.

             (b) Certificate of Seller. Buyer shall have been provided with a certificate executed by an officer of Seller, on behalf of Seller, to the effect that, as of the Closing:

                    (i) all representations and warranties made by the Seller in
Article 3 of this Agreement are true and correct in all material respects;

                    (ii) there does not exist any material default by Seller of the covenants and obligations of the Seller set forth in Article 6 of this Agreement to be performed and complied with by Seller as of the Closing which has not been waived in writing by Buyer; and

                    (iii) Seller is in a position to fulfill the Audit Requirements by the time and in the manner provided in Section 6.16.

             (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the Transactions or may have a Material Adverse Effect on the Business or any of the Assets and Liabilities of the Business.

             (d) Litigation. There shall be no action, suit, claim, or proceeding of any nature pending, or threatened in writing, involving or related to the Business, to any of the Assets and Liabilities of the Business.

             (e) Required Authorizations. Any and all Required Authorizations identified on Schedule 7.3(e) shall have been obtained.

             (f) Legal Opinion. Buyer shall have received a legal opinion from Brobeck, Phleger and Harrison, legal counsel to the Seller, as to the matters described on Exhibit H hereto, subject only to the customary assumptions and qualifications customarily contained in legal opinions for transactions of the type contemplated by this Agreement.

             (g) Employees: As of the Closing Buyer has entered into an employment agreement with each of the Employees identified on attached Schedule 3.20(a)(iv) as a "key employee" and at least 24 of the other Employees listed on
Schedule 3.20(a)(iv) have agreed to be employed/retained by the Buyer on terms and conditions consistent with this Agreement and otherwise acceptable to the Buyer.

             (h) No Material Adverse Effect. There shall not have occurred any fact or circumstance which has had or is reasonably likely to have a Material Adverse Effect on the Business or any of the Assets and Liabilities of the Business since July 31, 2000.

             (i) No Default. Seller shall have performed and complied with in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

             (j) Lien Release. Buyer shall have received duly executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of counsel to Buyer, to release any and all Liens encumbering the Acquired Assets or the Intellectual Property Transferred or Licensed to Buyer.

             (k) Related Agreements. Seller shall have executed and offered to deliver to Buyer each of the Related Agreements to which Seller is a party and each other document or instrument required by this Agreement or any Related Agreement to be delivered by the Seller to the Buyer on or before the Closing, and all of the same shall be in full force and effect in all material respects.

                                    ARTICLE 8

           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

        8.1 Survival of Representations and Warranties. All of the representations and warranties of Seller and Buyer contained in Articles 3 and 4, respectively, shall survive the Closing Date and continue in full force and effect until 5:00 p.m., P.S.T. on the first anniversary date of the Closing Date, except with respect to representations and warranties regarding tax matters, which shall survive as set forth in Section 6.18.

        8.2 Indemnity by Seller.

             (a) Except as set forth in Section 8.2(b), Seller hereby agrees to indemnify, defend with counsel reasonably acceptable to Buyer, and hold harmless Buyer and its directors, officers, employees, and their respective successors and assigns (the "Buyer Indemnified Parties") against and in respect of any and all Liabilities, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, deficiencies, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, and legal and expert witness fees and disbursements, now or hereafter asserted, contingent and non-contingent, or every type and nature (individually a "Loss" and collectively, the "Losses") to the extent, but only to the extent, arising or resulting from (i) the breach or inaccuracy of any representation or warranty made by Seller contained in Article 3 of this Agreement, (ii) any failure by Seller to perform or comply in any material respect with any other covenant, warranty, or obligations of Seller contained herein or in any Related Agreement, (iii) any Excluded Liability, (the "Seller Indemnified Matters"). Notwithstanding the foregoing, Seller shall be liable under Section 8.2 (i) above (1) only to the extent that the aggregate of all such Losses incurred by the Buyer Indemnified Parties with respect to the Seller Indemnified Matters exceeds $500,000 (the "Basket Amount"), (2) only for a maximum amount of $26,250,000, and (3) only to the extent that a written notice advising the Seller of such Loss is delivered by the Buyer to the Seller on or before the first (1st) anniversary of the Closing Date.

             (b) With respect to the Audit Requirements, Seller agrees as follows:

                    (i) The damages that the Buyer will incur if Seller breaches obligations under Section 6.16 are material, but are difficult to estimate;

                    (ii) Upon written demand of Buyer, Seller shall pay Buyer $500,000 for each seven-day period that Seller delays, beyond the date provided in Section 6.16, above, delivery of any or all of the Audit Requirements, provided, however, that Seller shall not be obligated to pay Buyer more than $26,250,000 pursuant to the Section and provided further that any such payments shall be made in the form of cash and the Buyer's stock (with each share valued for this purpose at the Stock Value of Buyer's Common Stock) in the same proportions as the Purchase Price is constituted at the Closing . (For example, if any of the Audit Requirements are not delivered by the 60th day following the Closing Date, but completes all deliveries by the 67th day following the Closing Date, the amount owing hereunder by Seller to Buyer will be $500,000. If the Audit

Requirements are not completed until the 81st day following the Closing Date, the amount owing hereunder by Seller to Buyer will be $1,500,000.)

                    (iii) The foregoing liquidated damages are a reasonable estimate of the damages Buyer will suffer as a consequence of Seller's failure to timely perform its obligations under Section 6.16; and

                    (iv) The obligations of Seller to indemnify, defend and hold harmless Buyer Indemnified Parties for any Losses stemming from Seller's failure to deliver financial statement of the Business shall be solely as set forth in this Section 8.2(b).

        8.3 Indemnity by Buyer. Buyer hereby agrees to indemnify, defend with counsel reasonably acceptable to Seller, and hold harmless Seller and its directors, officers, employees, and their respective successors and assigns (the "Seller Indemnified Parties") against and in respect of any and all Losses, to the extent (but only to the extent) arising or resulting from (i) the breach or inaccuracy of any representation or warranty made by Buyer contained in Article 4 of this Agreement, (ii) any failure by Buyer to perform or comply in any material respect with any other covenant, warranty, or obligations of Seller contained herein or in any Related Agreement, or (iii) any Acquired Asset or Assumed Liability (the "Buyer Indemnified Matters"). Notwithstanding the foregoing, Buyer shall be liable under Section 8.3(i), above, only to the extent that the aggregate of all Losses incurred by the Seller with respect to the Seller Indemnified Matters exceeds the Basket Amount and only to the extent that a written notice advising the Buyer of such Loss is delivered by the Seller to the Buyer on or before the first (1st) anniversary of the Closing Date.

        8.4 Third Party Claims. If any indemnified party hereunder becomes aware of a third-party claim (a "Third Party Claim") which it reasonably expects may result in a right of defense or indemnification hereunder, it shall notify the indemnifying party of such claim. The indemnifying party shall upon demand by the indemnified party undertake, at its expense, the defense of the Third Party Claim with counsel reasonably acceptable to the indemnified party and, at its expense, shall be entitled to participate in any defense of such claim by an indemnified party. The indemnified party shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if the indemnified party settles any Third Party Claim without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), it may not make a claim for indemnity against the indemnifying party with respect to the amount of Losses incurred by the indemnified party in such settlement, to the extent that the indemnifying party demonstrates that such Losses could have been avoided. In the event that the indemnifying party has consented to any such settlement, the indemnifying party shall have no power or authority to object to the amount of any claim by for Losses by the indemnified party with respect to such settlement.

        8.5 Resolution of Conflicts; Arbitration. If any indemnifying party objects to a claim for defense or indemnification by any indemnified party pursuant to this Section, the indemnified and indemnifying parties shall attempt in good faith to agree upon their respective rights with respect to each of such claim. If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the dispute unless the amount of the Loss is at issue in a pending action or proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. If any disputed claim is to be resolved by arbitration, the dispute shall be settled by an arbitration conducted by three arbitrators, one selected by each party and one selected by the two arbitrators selected by the parties. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute, while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit, or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any disputed claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators, and at the election of the arbitrators may include an award of attorneys' and experts' fees and costs. Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules of arbitration then in effect of the American Arbitration Association. The decision of a majority of the arbitrators shall be determinative of all issues in the arbitration.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2, this Agreement may be terminated and the Transaction abandoned at any time prior to the Closing:

             (a) by mutual consent of Seller and the Buyer;

             (b) by the Buyer or Seller if (i) the Closing has not occurred (a) by December 31, 2000 if the Federal Trade Commission and Department of Justice grants early termination of review of the notices filed by the parties in connection with the Transaction pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (b) in all other cases by January 31, 2001; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Transactions; and/or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity that would make consummation of the Transactions illegal;

             (c) by the Buyer, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity, which would: (i) prohibit the Buyer's ownership or operation of any portion of the Business or any of the Acquired Assets or the Intellectual Property Transferred or Licensed to Buyer, or (ii) compel Buyer or Seller to dispose of or hold separate all or any portion of the Business or any of Acquired Assets or Intellectual Property Transferred or Licensed to Buyer, or (iii) compel Buyer or dispose of or hold separate all or any portion of Buyer's other assets as a result of the Transaction;

             (d) by the Buyer, if its is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten (10) calendar days after written notice to Seller; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

             (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) calendar days after written notice to the Buyer; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

             (f) by the Buyer, if a Material Adverse Effect on the Business or on any of the Assets and Liabilities of the Business shall have occurred after July 31, 2000;

             (g) by Seller, if a Material Adverse Effect on the business of Buyer shall have occurred after the date of the Buyer's Current Balance Sheet;

             (h) by the Buyer, if the Value of the Buyer's Common Stock is not at least equal to the Minimum Value of Buyer's Common Stock; provided, however, that, upon written notice by Seller to Buyer within three (3) business days following delivery to Seller of Buyer's notice of termination pursuant to this Subsection, at Seller's sole election, (i) the Value of Buyer's Common Stock shall be deemed to be the Minimum Value of Buyer's Common Stock for the purpose of calculation the Value of Stock Consideration, and (ii) Buyer's election to terminate the Transaction pursuant to this Subsection shall be deemed rescinded.

             (i) by Seller, if the Value of the Buyer's Common Stock is not at least equal to the Minimum Value of Buyer's Common Stock, and Buyer does not elect to pay more Cash Consideration and/or Stock Consideration such that the Cash Consideration plus the Value of Stock Consideration is not at least equal to $26,250,000; and

             (j) by Buyer, if any of the Required Authorizations set forth in
Schedule 9.1(j) are not obtained prior to the date specified for the last date of Closing set forth in Section 9.1(b).

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Articles 1 and 10, Sections 6.2, 6.3 and 6.4, Sections 8.1, 8.2(a), 8.3, 8.4 and 8.5 (with respect to breaches occurring prior to the termination), and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS

        10.1 Bulk Sales Waiver. Buyer and Seller hereby waive compliance with any applicable bulk sale laws in connection with the Transactions or this Agreement; provided, however, that Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any Losses arising out of noncompliance with any such laws.

        10.2 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        10.3 Extension; Waiver. At any time prior to the Closing, the Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid, only if set forth in an instrument in writing signed on behalf of such party.

        10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

             (a) if to the Buyer, to:

                           Artisan Components, Inc.
                           1195 Bordeaux Drive
                           Sunnyvale, CA 94089
                           Telephone No.: (408) 734-5600
                           Facsimile No.: (408) 734-5050
                           Attention:  President
                           with a copy to:

                           Artisan Components, Inc.
                           1195 Bordeaux Drive
                           Sunnyvale, CA 94089
                           Telephone No.: (408) 734-5600
                           Facsimile No.: (408) 734-5050
                           Attention:  General Counsel

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California  94304
                           Attention:  Robert Latta, Esq.
                           Telephone No.: (650) 493-9300
                           Facsimile No.: (650) 493-6811

             (b) if to Seller, to:

                           Synopsys, Inc.
                           700 East Middlefield Road
                           Mountain View, CA 94043
                           Telephone No.: (650) 528-4890
                           Facsimile No.: (650) 694-1930
                           Attention:  General Counsel

                           with a copy to:

                           Brobeck Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA  94303
                           Telephone No.: (650) 424-0160
                           Facsimile No.: (650) 496-2885
                           Attention:  Timothy R. Curry, Esq.

        10.5 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the parties and shall be interpreted fairly, and not in favor of or against any party, to accomplish the intentions of the parties as herein expressed.

        10.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.7 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Schedules, the Confidentiality Agreement, the Related Agreements hereafter executed by the parties, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that the Buyer may assign its rights and delegate its obligations hereunder to its Affiliates, and (d) shall be inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

        10.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto and to result in the enforcement of this Agreement to the extent reasonably possible. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.10 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR SELLER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        10.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.12 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS PURCHASE AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.

"BUYER"                               "SELLER"

ARTISAN COMPONENTS, INC.,             SYNOPSYS, INC.,
a Delaware corporation                a Delaware corporation

By:                                   By:
   --------------------------------      -----------------------------------

Name:                                 Name:
     ------------------------------        ---------------------------------

Title:                                Title:
      -----------------------------         --------------------------------

                                   EXHIBIT A-1

                            ASSIGNMENT OF TRADEMARKS


        WHEREAS, Synopsys, Inc., a Delaware corporation, having a principal place of business at 700 East Middlefield Road, Mountain View, California 94043 (hereinafter "Assignor"), and Artisan Components, Inc., a Delaware corporation, having a principal place of business at 1195 Bordeaux Drive, Sunnyvale, California 94089 (hereinafter "Assignee") are parties to that certain Asset Purchase Agreement, effective as of December 4, 2000 and related agreements effective as of the date hereof (collectively, the "Agreements"), pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Assignee all of Assignor's right, title and interest in and to certain intellectual property, including all patent, copyright, trademark and other intellectual property rights therein together with the business associated therewith; and

        WHEREAS, Assignor has adopted, used and is using the trademarks listed on Schedule A attached hereto (the "Trademarks") in connection with the design, development and marketing of certain intellectual property, and is the owner of all right, title and interest in and to the Trademarks including any and all common law rights therein, applications to register and registrations therefor as also listed on Schedule A; and

        WHEREAS, Assignee desires to acquire all right, title and interest in and to the Trademarks, including any and all common law rights therein, applications to register and registrations therefor.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, grant, transfer and otherwise convey to Assignee, all of Assignor's right, title and interest in and to the Trademarks, including all of its common law rights therein, applications to register and registrations therefor, together with the goodwill of the business symbolized by the Trademarks.

        Agreed and consented to this ___ day of January, 2001.

                                      Synopsys, Inc.

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                                   TRADEMARKS

                                   EXHIBIT A-2

                            ASSIGNMENT OF COPYRIGHTS


        WHEREAS, Synopsys, Inc. a Delaware corporation, having a principal place of business at 700 East Middlefield Road, Mountain View, California 94043 (hereinafter "Assignor"), and Artisan Components, Inc., a Delaware corporation, having a principal place of business at 1195 Bordeaux Drive, Sunnyvale, California 94089 (hereinafter "Assignee") are parties to that certain Asset Purchase Agreement, effective as of December 4, 2000 and related agreements effective as of the date hereof (collectively, the "Agreements"), pursuant to which Assignor sold, conveyed, transferred, assigned and delivered to Assignee all of Assignor's right, title and interest in and to certain intellectual property, including all patent, copyright, trademark and other intellectual property rights therein together with the business associated therewith.

        NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Assignor hereby transfers, conveys and assigns to Assignee all right, title and interest whatsoever, throughout the world, in and under the copyrights on the works identified on Schedule A hereto, to have and to hold the same, unto Assignee, its successors and assigns, for the full duration of all such rights, and any renewals and extensions thereof.

        Assignor further transfers, conveys and assigns unto Assignee the entire right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the copyrights herein assigned.

        This Assignment is made pursuant to and is subject to all the terms of the Agreements.

        IN WITNESS WHEREOF, Assignor has each caused this instrument to be signed in its name by its duly authorized officer to be effective as of the ____ day of January, 2001.



                                      Synopsys, Inc.

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                               COPYRIGHTS ASSIGNED

                                   EXHIBIT B-1

                                PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January ___, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall mean each of the patents and patent applications listed on Schedule 1 hereto, and (i) any other patent rights owned or controlled by Seller in the patents and patent applications listed on Schedule 1, and the inventions covered thereby, and Foreign Counterparts (as defined below) thereof, and (ii) any additional patent rights Seller now owns, controls or has access to, or may own in the future which are now continuations, continuation prosecution applications ("CPAs"), continuations-in-part, divisionals or substitutes of the original applications upon which the aforementioned Schedule 1 patent and patent applications are based, and the inventions covered thereby, or Foreign Counterparts thereof, and upon any reexaminations, reissues, renewals or extensions thereof. "Foreign Counterparts" shall mean all foreign patent applications and issued foreign patents, utility models or invention registrations in any country throughout the world, which claim priority from, or share common priority with, an identified United States patent or patent application, or which claim and disclose substantially similar inventions that are the subject matter of such identified United States patent or patent applications.

        2. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout the world in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        3. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------



Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation



By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ____, 2001

                                   SCHEDULE 1

                          List of Seller Patents (1-13)


1.      Synopsys Docket No./Your docket No.: SNPS #: A1995-017/ M-1632
        TITLE: BASIC CELL ARCHITECTURE FOR MASK PROGRAMMABLE GATE ARRAY WITH THREE OR MORE TRANSISTORS
        (1) Application Serial No.: 07/717,140
        (2) Patent No. if issued: 5,289,021
        (3) Inventors: Abbas ElGamal
        (4) Assignment Recordation Date: 6/30/95
        (5) Assignment Recordation Frame/Reel: 7534.0160

2.      Synopsys Docket No./Your docket No.: SNPS # A 1995-018/ M1293-div
        TITLE: BASIC CELL FOR BICMOS GATE ARRAY
        (1) Application Serial No.: 07/743,532
        (2) Patent No. if issued: 5,341,041
        (3) Inventors: Abbas El Gamal
        (4) Assignment Recordation Date: 6/30/95
        (5) Assignment Recordation Frame/Reel: 7534/0164

3.      Synopsys Docket No./Your docket No.: SNPS #: A 1995-019/ M-1292 RX
        TITLE: BASIC CELL FOR BiCMOS GATE ARRAY
        (1) Application Serial No.: 524,207
        (2) Patent No. if issued: 5,068,548
        (3) Inventors: Abbas El Gamal

4.      Synopsys Docket No./Your docket No.: SNPS #: A 1995-020/ M-1293 RX
        TITLE: BiCMOS LOGIC CIRCUIT FOR ASIC APPLICATION
        (1) Application Serial No.: 07/524,207
        (2) Patent No. if issued: B1-5,055,716
        (3) Inventors: Abbas El Gamal
        (4) Assignment Recordation Date: 6/30/95
        (5) Assignment Recordation Frame/Reel: 7534/0158

5.      Synopsys Docket No./Your docket No.: SNPS #: A1995-033/ M 3132
        TITLE: CAD AND SIMULATION SYSTEM FOR TARGETING IC DESIGNS TO MULTIPLE FABRICATION PROCESSES
        (1) Application Serial No.: 08/511,172

        (2) Patent No. if issued: 5,754,826
        (3) Inventors: Abbas ElGamal, David Marple, Justin Reyneri
        (4) Assignment Recordation Date: 8/4/95
        (5) Assignment Recordation Frame/Reel: 7622/0345

6.      Synopsys Docket No./Your docket No.: SNPS #: A1995-084/ M-1632
        TITLE: BASIC CELL ARCHITECTURE FOR MASK PROGRAMMABLE GATE ARRAY WITH THREE OR MORE SIZE TRANSISTORS
        (1) Application Serial No.: 08/595,567
        (2) Patent No. if issued: Pending
        (3) Inventors: Abbas El Gamal
        (4) Assignment Recordation Date: May 10, 1995

7.      Synopsys Docket No./Your docket No.: SNPS #: A1996-022/49725.015
        TITLE: METHOD AND APPARATUS FOR REDUCING PROCESS-INDUCED CHARGE BUILDUP
        (1) Application Serial No.: 08/829,772
        (2) Patent No. if issued:
        (3) Inventors: Ali Aranmanesh
        (4) Assignment Recordation Date: 4/16/98
        (5) Assignment Recordation Frame/Reel: 9142/0431

8.      Synopsys Docket No./Your docket No.: SNPS #: A1998-032/49725.012
        TITLE: CELL BASED ARRAY COMPRISING LOGIC, TRANSFER AND DRIVE CELLS
        (1) Application Serial Nos.: 09/163,890 and 60/060,417
        (2) Patent No. if issued: Pending
        (3) Inventors: Ali Iranmanesh
        (4) Assignment Recordation Date: 12/28/98
        (5) Assignment Recordation Frame/Reel: 9684/0975

9.      Synopsys Docket No./Your docket No.: SNPS #: A1998-017/49725.018
        TITLE: REDUCTION OF PROCESS ANTENNA EFFECTS IN INTEGRATED CIRCUITS
        (1) Application Serial No.: 09/207,159
        (2) Patent No. if issued:
        (3) Inventors: Runip Gopisetty and Neeraj Dogra
        (4) Assignment Recordation Date: 12/7/98
        (5) Assignment Recordation Frame/Reel: 9636/0708

10.     Synopsys Docket No./Your docket No.: SNPS #: A1998-031/49725.019
        TITLE: CELL BASED ARRAY HAVING COMPUTE/DRIVE RATIOS OF N:1
        (1) Application Serial No.: 09/164,000
        (2) Patent No. if issued: Pending
        (3) Inventors: Ali Iranmanesh and Puneet Sawhney
        (4) Assignment Recordation Date: 12/06/99
        (5) Assignment Recordation Frame/Reel: 010428/0277

11.     Synopsys Docket No./Your docket No.: SNPS #: A1997-016/49725.012
        TITLE: CELL BASED ARRAY HAVING COMPUTE/DRIVE
        (1) Application Serial No.: 08/885,148
        (2) Patent No. if issued: Pending
        (3) Inventors: Ali Iranmanesh
        (4) Assignment Recordation Date: 4/13/98
        (5) Assignment Recordation Frame/Reel 9102/0945

12.     Synopsys Docket No./Your docket No.: SNPS #: A1998-013/49725.018
        TITLE: INTEGRATED CIRCUIT POWER NET ANALYSIS
        (1) Application Serial No.: 09/072,512
        (2) Patent No. if issued: Pending
        (3) Inventors: Jeh-Fu Tuan, et al.
        (4) This is a continuation of 08/424,876, now Pat. No. 5,872,952

13.     Synopsys Docket No./Your docket No.: SNPS #: A2000-013/49725.067
        TITLE: VOLTAGE TOLERANT I/O CIRCUIT
        (1) Application Serial No.: 09/615,959
        (2) Patent No. if issued: Pending
        (3) Inventors: Jamil Kawa, et al.

                                   EXHIBIT B-2

                           EUROPEAN PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January ___, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall mean each of the patents and patent applications listed in Section 2 of this Assignment, and which include all European patent applications and issued or granted foreign patents, utility models or invention registrations in any country that is part of the European Patent Convention, which claim priority from, or share common priority with, an identified European patent or European patent application, or which claim and disclose substantially similar inventions that are the subject matter of such identified European patent application.

        2. Identified European Patents.

              A.     Synopsys Docket No./Your docket No.: SNPS #: A1995-030/
                     M-1293 EP
                     Title: BASIC CELL FOR BiCMOS GATE ARRAY
                     European Application No. 919100089.1
                     Patent No. if issued: June 30, 1999
                     Inventors: Abbas El Gamal

              B. Synopsys Docket No./Your docket No.: SNPS #: A1995-030/ M-1293 EP-DE
                     Title: BASIC CELL FOR BiCMOS GATE ARRAY
                     European Application No. 919100089.1
                     Patent No. if issued: German Validation: DE 691 31 399 T2
                     Inventors: Abbas El Gamal

              C. Synopsys Docket No./Your docket No.: SNPS #: A1995-030/ M-1293 EP-FR
                     Title: BASIC CELL FOR BiCMOS GATE ARRAY
                     European Application No. 919100089.1
                     Patent No. if issued: French Validation: 919100089.1
                     Inventors: Abbas El Gamal

              D. Synopsys Docket No./Your docket No.: SNPS #: A1995-030/ M-1293 EP-GB
                     Title: BASIC CELL FOR BiCMOS GATE ARRAY
                     European Application No. 919100089.1
                     Patent No. if issued: UK Validation: 919100089.1
                     Inventors: Abbas El Gamal

              E.     Synopsys Docket No./Your docket No.: SNPS #: A1995-031/
                     M-1632 EP
                     Title: BASIC CELL ARCHITECTURE FOR MASK
                     PROGRAMMABLE GATE ARRAY
                     Application Serial No.: App. No. 92 913 556.4
                     Patent No. if issued: Pending Inventors: Abbas E. Gamal

        3. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout Europe in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        4. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                      NOTARY

                                      (SEAL)



Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ___, 2001

                                   EXHIBIT B-3

                           JAPANESE PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January ___, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall include the following patent application(s) and patent(s) deriving therefrom:

              A.     Title: BASIC CELL FOR BiCMOS GATE ARRAY
                     Japanese Patent App. No. 3-509979
                     Inventors:  Abbas El Gamal
                     Current Applicant/owner Synopsys, Inc.

              B.     Title:  BASIC CELL FOR BiCMOS GATE ARRAY
                     Japanese App. No. 3-509416
                     Inventors:  Abbas El Gamal
                     Current Applicant/owner Synopsys, Inc.

              C.     Title: BASIC CELL ARCHITECTURE FOR MASK PROGRAMMABLE GATE
                     ARRAY
                     Japanese App. No. 5-501,049
                     Inventors:  Abbas El Gamal
                     Current Applicant/owner Synopsys, Inc.

              D. Title: METHOD AND APPARATUS FOR REDUCING PROCESS-INDUCED CHARGE BUILDUP
                     Japanese Patent No:  124641/98
                     Inventor:  Ali Iranmanesh
                     Current Applicant/owner Synopsys, Inc.

        2. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout the world in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        3. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ___, 2001

                                   EXHIBIT B-4

                            KOREAN PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January ___, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall include the following patent application(s) and patent(s) deriving therefrom:

              A.     BASIC CELL FOR BiCMOS GATE ARRAY
                     S. Korean App. No. 92 0286
                     Issued Korean Patent: 0217210
                     Inventors:  Abbas El Gamal

              B. BASIC CELL ARCHITECTURE FOR MASK PROGRAMMABLE GATE ARRAY WITH THREE OR MORE SIZE TRANSISTORS
                     Korean App. No. 93-703905
                     Korean Issued Pat. 0222328
                     Inventors: Abbas El Gamal

        2. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout the world in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        3. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ___, 2001

                                   EXHIBIT B-5

                           SINGAPORE PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January _____, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall include the following patent application and patent(s) deriving therefrom:

              Synopsys Docket No./Your docket No.: SNPS #: A1996-004/ M-1632 SG
              Title: BASIC CELL ARCHITECTURE FOR MASK PROGRAMMABLE GATE ARRAY WITH THREE OR MORE SIZE TRANSISTORS
              Application Serial No.: P-49705
              Patent No. if issued: 9604265-0
              Inventors: Abbas El Gamal
              Current Applicant/owner: Synopsys, Inc.

        2. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout the world in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        3. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ___, 2001

                                   EXHIBIT B-6

                            TAIWAN PATENT ASSIGNMENT


        THIS PATENT ASSIGNMENT (the "Assignment") is entered into as of January ___, 2001 by Synopsys, Inc., a Delaware corporation having its principal place of business located at 700 East Middlefield Road, Mountain View, California 94043 ("Seller"), for the benefit of Artisan Components, Inc., a Delaware corporation having its principal place of business located at 1195 Bordeaux, Sunnyvale, CA 94089-1210 (the "Company").

                                    RECITALS

        WHEREAS, Seller and the Company are party to a certain Asset Purchase Agreement dated as of December 4, 2000, pursuant to which Seller has agreed to assign, among other things, certain intellectual property to the Company:

                                   ASSIGNMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Seller Patents. For purposes of this Assignment, "Seller Patents" shall include the following patent application(s) and patent(s) deriving therefrom:

              Title: METHOD AND APPARATUS FOR REDUCING PROCESS-INDUCED CHARGE BUILDUP
              Taiwan Application No. 87106984
              Publication No:  388066, grant fees paid.
              Inventors:  Ali Iranmanesh
              Current Applicant: Synopsys, Inc.

        2. Assignment. Seller hereby assigns, transfers and conveys to the Company all of Seller's rights, title and interest throughout the world in and to the Seller Patents, the underlying inventions described therein, and all rights, claims and privileges pertaining to the Seller Patents.

        3. Effective Date. This Assignment shall be effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first written above.

                                      SYNOPSYS, INC., a Delaware corporation.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

Acknowledged:

ARTISAN COMPONENTS, INC., a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


Date: January ___, 2001

                                    EXHIBIT C

         GENERAL ASSIGNMENT, BILL OF SALE AND ASSUMPTION OF LIABILITIES

        This GENERAL ASSIGNMENT, BILL OF SALE AND ASSUMPTION OF LIABILITIES (the "Agreement") is made, executed and delivered as of the _____ day of January, 2001, by Synopsys, Inc., a Delaware corporation ("Seller"), in favor of Artisan Components, Inc., a Delaware corporation ("Artisan"). Capitalized terms used without definitions in this Agreement shall have the same meanings ascribed to such capitalized terms in the Purchase Agreement (as defined below).

        WHEREAS, Seller and Artisan have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of December 4, 2000 pursuant to which Seller has agreed to sell, and Artisan has agreed to buy, all of the assets primarily used in the Business for the consideration set forth in the Purchase Agreement;

        WHEREAS, Artisan has requested that Seller transfer title to the fractional undivided interest in the assets of Seller which are being purchased by Artisan pursuant to this Agreement; and

        WHEREAS, Artisan has agreed to assume, and Seller has agreed to transfer, certain obligations of Seller.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Artisan hereby agree as follows:

I.      SALE OF ASSETS.

        1. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Seller hereby contributes, conveys, assigns, transfers and delivers and hereby causes to be contributed, conveyed, assigned, transferred and delivered to Artisan, its successors and assigns for its and their own use and benefit, all rights, title and interest of Seller, in and to the Transferred Contracts and hereby sells, conveys, transfers, assigns and delivers to Artisan all of the Seller's right, title and interest in and to the Acquired Assets (as defined in Section 2.1 of the Purchase Agreement).

        2. Seller hereby constitutes and appoints Artisan, its successors and assigns, Seller's true and lawful attorney and attorneys, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Artisan, its successors and assigns, to demand, receive and collect any and all of the Acquired Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller's name, or otherwise, for the benefit of Artisan, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Artisan, its successors or assigns, may deem proper for the collection or recovery of any of the Acquired Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Acquired Assets which Artisan, its successors or assigns, shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever.

II.     ASSUMPTION OF LIABILITIES.

        1. Assumption of Liabilities. In consideration of the assignment, sale, conveyance and transfer of the Acquired Assets and other good and valuable consideration, receipt of which is hereby acknowledged, effective as of the Closing, Artisan hereby assumes and shall hereafter pay, perform and discharge when due only the Assumed Liabilities (as defined in Section 2.2 of the Purchase Agreement).

             (a) Excluded Liabilities. Except for the Assumed Liabilities, Artisan shall not assume, pay, perform or discharge, or otherwise have any obligation, responsibility or liability whatsoever for the Excluded Liabilities (as defined in Section 2.2 of the Purchase Agreement), and Seller shall retain and be solely responsible and liable for paying, performing and discharging when due, the Excluded Liabilities.

        Artisan expressly disclaims, and Seller and Artisan agree that Artisan does not hereby assume or become obligated to pay, perform or discharge any Liabilities other than the Assumed Liabilities.

III.    NON-ASSIGNABLE CONTRACTS.

        1. To the extent that any of the Transferred Contracts and Licenses are not assignable or otherwise transferable by the Seller to Artisan without the consent, approval or waiver of another party thereto or any third party (including any governmental agency), or if such assignment or transfer would constitute a breach thereof or of any other material contract binding upon the Seller or any of its Affiliates, or a violation of any applicable law, then neither the Purchase Agreement nor this Agreement shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained. With respect to any Transferred Contract and License that is not assignable, the provisions of Section 2.8(d) of the Purchase Agreement shall apply.

IV.     GENERAL PROVISIONS.

        1. Further Assurances. Seller further authorizes Artisan, its successors and assigns, to receive and open all mail, telegrams and other communications, and all or other packages, addressed to Seller and to retain the same, but only insofar as they relate to the Acquired Assets and the Licensed Intellectual Property or the Assumed Liabilities and after notice to Seller, but any such mail, telegrams, communications or express or other packages not relating to the Acquired Assets and the Licensed Intellectual Property or the Assumed Liabilities shall be forwarded with reasonable dispatch in accordance with the notice provisions of the Agreement. The foregoing shall constitute full authorization to the postal authorities, all telegraph and express companies, and all other persons to make delivery of such items to Artisan. In addition, Seller hereby covenants that, from time to time after the delivery of this instrument, at Artisan's request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, vehicle title documents, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Artisan, and to put Artisan in possession of, any of the Acquired Assets.

        2. No Third Party Rights. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Artisan and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Artisan and its successors and assigns.

        3. Successors and Assigns. This instrument is executed by, and shall be binding upon, Seller and its successors and assigns, for the uses and purposes set forth above.

        4. Defenses. Nothing herein shall be deemed to deprive Artisan of any defenses, setoff or counterclaims which Seller may have had or which Artisan shall have, but only insofar as they relate to any of the Assumed Liabilities ("Defenses and Claims"). Seller hereby transfers, conveys and assigns to Artisan all Defenses and Claims and agrees to cooperate with Artisan to maintain, secure, perfect and enforce such Defenses and Claims, including the signing of any documents or the taking of any action as is reasonably requested by Artisan in connection with such Defenses and Claims.

        5. Governing Law. This Agreement is governed by and is to be construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely therein, without giving effect to any provisions thereof relating to conflict of laws.

        6. Amendment. This Agreement may only be amended by a written instrument signed by the parties hereto.

        7. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

        8. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original and all of which taken together constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this General Assignment, Bill of Sale and Assumption of Liabilities as of the day and year first set forth above.

                                      ARTISAN COMPONENTS, INC.,
                                      a Delaware Corporation

                                      By:
                                            ------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                            ------------------------------------

                                      SELLER: SYNOPSYS, INC.
                                      a Delaware Corporation

                                      By:
                                            ------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                            ------------------------------------


               [SIGNATURE PAGE TO GENERAL ASSIGNMENT, BILL OF SALE
                         AND ASSUMPTION OF LIABILITIES]

                                    EXHIBIT D

                              INTELLECTUAL PROPERTY

                                LICENSE AGREEMENT

                                     BETWEEN

                            ARTISAN COMPONENTS, INC.,

                             A DELAWARE CORPORATION

                                       AND

                                 SYNOPSYS, INC.

                             A DELAWARE CORPORATION


                      EFFECTIVE AS OF _____________, 200__

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

        This Intellectual Property License Agreement ("Agreement") is entered into as of October __, 2000 by and among Artisan Components, Inc., a Delaware corporation ("Buyer"), and Synopsys, Inc., a Delaware corporation ("Seller").

                                 R E C I T A L S

        WHEREAS, Seller is the owner of, and engages in the development, distribution, service, testing, sales and marketing of, certain physical-level libraries for the semi-conductor industry, consisting of standard cells, input/output cells, memory compilers, memory generators and cell based arrays (the "Business"); and

        WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell and transfer to Buyer, certain assets required for the conduct of the Business in the ordinary course on the terms and conditions set forth in the Asset Purchase Agreement between the parties (the "Transaction"); and

        WHEREAS, in connection with the Transaction, Seller desires to retain the right to use and Buyer desires to grant a license-back to Seller to intellectual property assets acquired by Buyer in the Transaction that are required for the continued conduct of Seller's remaining business not transferred to Buyer in the Transaction; and

        WHEREAS, in connection with the Transaction, Buyer desires to grant to Seller a license to Buyer's standard cells, I/Os, and memory generators optimized for processes in Buyer's generally available foundry library programs, and Seller desires to grant to Buyer a license to certain of Seller's EDA design tools;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties, and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

        1.1 Asset Purchase Agreement. "Asset Purchase Agreement" means the Asset Purchase Agreement between the parties, dated as of December 4, 2000.

        1.2 Controlled Affiliate. "Controlled Affiliate" means, with respect to a party, any entity which directly or indirectly controls, or is under common control with, or is controlled by, the party. As used in this definition, "control" (and its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through beneficial ownership of securities or other ownership interests, by contract or otherwise).

        1.3 Business. "Business" has the meaning set forth in the Recitals.

        1.4 Buyer Business. "Buyer Business" has the meaning set forth in the
Section 4.2.

        1.5 Closing. "Closing" has the meaning set forth in the Asset Purchase Agreement.

        1.6 Conduct of the Business in the Ordinary Course. "Conduct of the Business in the Ordinary Course" means the conduct of the Business in a manner consistent with Seller's current (as of the date of this Agreement) custom, practice, quantity and frequency.

        1.7 Confidential Information. "Confidential Information" means (i) information, technical data, and know-how that is not otherwise in the public domain (including Transferred IP in the case of Buyer's Confidential Information) and that the owner marked as "confidential", and which is either the subject of, or disclosed or transferred pursuant to, this Agreement, the Asset Purchase Agreement or any agreements ancillary to the Asset Purchase Agreement; or (ii) confidential information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party will be deemed the Disclosing Party's Confidential Information for purposes herein. "CONFIDENTIAL INFORMATION" expressly excludes information that: (A) was in the Receiving Party's possession before receipt from the Disclosing Party or was obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Closing Date; (B) is or becomes a matter of public knowledge through no fault of the Receiving Party; (C) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (D) is disclosed by the Disclosing Party to a Third Party without a duty of confidentiality on the Third Party; (E) is independently developed by the Receiving Party; (F) is disclosed under operation of law; or
(G) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

        1.8 Confidentiality Period. "Confidentiality Period" means three years after the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party.

        1.9 Copyrights. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

        1.10 Database Rights. "Database Rights" means rights in netlists, databases or data collections (including knowledge databases, customer lists and customer databases), whether registered or unregistered, and any applications for registration thereof.

        1.11 Disclosing Party. "Disclosing Party" means the party disclosing particular Confidential Information.

        1.12 Intellectual Property. "Intellectual Property" means (i) Copyrights, (ii) Database Rights, (iii) rights to Uniform Resource Locators, Web site addresses and domain names, (iv) inventions, Invention Disclosures, trade secrets, proprietary information and know-how, (v) Patents and Patent applications, (vi) and any other intellectual property right, but expressly does not include any Mark.

        1.13 Mark. "Mark" means any trademark, service mark, trade name, domain name, and the like, or other word, name, symbol or device, or any combination thereof, used or intended to be used by a person to identify and distinguish the products or services of that person from the products or services of others and to indicate the source of such goods or services, including without limitation all registrations and applications therefor throughout the world and all common law and other rights therein throughout the world.

        1.14 Patents. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

        1.15 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

        1.16 Products. "Products" has the meaning set forth in the Asset Purchase Agreement.

        1.17 Receiving Party. "Receiving Party" means the recipient of particular Confidential Information.

        1.18 Technology. "Technology" means all technology, including all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software, files, databases, works of authorship, processes, devices, prototypes, schematics, breadboards, netlists, test methodologies, hardware development tools, any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

        1.19 Third Party. "Third Party" means a Person other than Buyer and its affiliates and Seller and its affiliates.

        1.20 Transaction Agreements. "Transaction Agreements" means this Agreement, the Asset Purchase Agreement, the Securities Rights and Restrictions Agreement and the Transition Services Agreement.

        1.21 Transferred Intellectual Property. "Transferred Intellectual Property" has the meaning set forth in the Asset Purchase Agreement.

        1.22 Transition Services Agreement. "Transition Services Agreement" has the meaning set forth in the Asset Purchase Agreement.

                                    ARTICLE 2

                                LICENSES TO BUYER

        2.1 EDA Design Tools. Seller hereby grants to Buyer a non-exclusive, worldwide, royalty-free, fully-paid, perpetual (except as provided below in this Section) end-user license to those Seller's EDA design tools listed on EXHIBIT A pursuant to the license terms attached as EXHIBIT B, (i) for use in the Buyer Business or in the development, sale, marketing, distribution, provision of services, support, products, and/or technology to any person or entity of products, consulting services, training, and/or other goods and services related to any or all of the other products and services (a) provided by Buyer as of the date of this agreement, and/or (b) related to physical library elements for mixed signal and analog design and other infrastructure level components (other than complex cores, such as Blue Tooth or PHY controller cores) and (ii) for any other use approved by Seller, which approval shall not be unreasonably withheld or delayed, so long as such use is not competitive with any business being conducted or developed by Seller or its Controlled Affiliates at the time such approval is requested. Seller shall provide to Buyer, maintenance for such EDA design tools free of charge until the third anniversary following the Effective Date pursuant to the terms set forth in EXHIBIT B. The license granted herein shall terminate, if and when such license is transferred to (or otherwise becomes held by) any of the entities described on Schedule 2.1 or by any entities which is controlled by, under common control with or which controls any such entities (collectively "Prohibited Seller License Entities"), except as follows: (1) the license for such tools herein granted shall continue in full force and effect for the provision of support for products and services delivered to customers prior the date of the termination or for development and support of the products and services which are required, as of the date of such termination, to be provided to such customers, and (2) the license shall not terminate with respect to any particular item of intellectual property and any particular Prohibited Seller License Entity, to the extent said entity shall be entitled to obtain rights to said intellectual property under Seller's In Sync customer program, as the same may have been amended, supplemented or replaced prior to the date the license would otherwise terminated; provided however, that in no event shall the license of rights in Seller's Physical Compiler and Chip Architect tools described on Exhibit A to a Prohibited Seller License Entity.

                                    ARTICLE 3

                               LICENSES TO SELLER

        3.1 License-Back. Buyer hereby grants to Seller a non-exclusive, worldwide, royalty-free, fully-paid, perpetual, irrevocable, sublicensable and non-terminable license, under all of the

Transferred Intellectual Property (i) under Copyrights included in the Transferred Intellectual Property, to reproduce, distribute, create derivative works of, perform and display Licensed Products; (ii) under Patents included in the Transferred Intellectual Property, to make, have made, use, offer for sale, sell and import Licensed Products embodying inventions of such Patents and to practice any process or method or provide services covered by any claims of such Patents in connection with Licensed Products, and (iii) under all trade secrets included in the Transferred Intellectual Property, to use such trade secrets. For the purpose of this Section 3.1, "Licensed Products" shall mean all products of Seller in existence or under development as of the Effective Date, other than Products (as defined in the Asset Purchase Agreement).

        3.2 Foundry Library Programs. Buyer hereby grants to Seller a non-exclusive, worldwide, royalty-free, fully-paid, perpetual license to Buyer's standard cells, I/Os and memory generators in Buyer's generally available foundry library programs pursuant to the license terms attached as EXHIBIT C (i) for use in the development, sale, marketing, distribution, provision of services, support, products, and/or technology to any person or entity of products, consulting services, training, and/or other goods and services related to , analog or digital IP cores containing 500 or more transistors, but not for use in the Buyer Business and (ii) for any other use approved by Buyer, which approval shall not be unreasonably withheld or delayed, so long as such use is not competitive with any business being conducted or developed by Seller or its Controlled Affiliates at the time such approval is requested. Seller shall have the right to sublicense such foundry library programs (including, but not limited to Sage and Sage X), to the extent permitted in any EDA Program Agreement, Service Net Program Agreement or IP Net Program Agreement entered between Buyer and Seller before or after the Effective Date. The license granted herein shall terminate, if and when such license is transferred to (or otherwise becomes held by) any of the entities described on Schedule 3.2 or by any entities which is controlled by, under common control with or which controls any such entities (collectively "Prohibited Buyer License Entities"), except as follows: (1) the license for such tools herein granted shall continue in full force and effect for the provision of support for products and services delivered to customers prior the date of the termination or for development and support of the products and services which are required, as of the date of such termination, to be provided to such customers, and (2) the license shall not terminate with respect to any particular item of intellectual property and any particular Prohibited Buyer License Entity, to the extent said entity shall be entitled to obtain rights to said intellectual property under Buyer's Service Net, IP Net, and/or EDA Net customer programs, as the same may have been amended, supplemented or replaced prior to the date the license would otherwise terminated.

                                    ARTICLE 4

                                 ALLIANCE TERMS

        4.1 Support of Seller Tools. During the Restriction Period (as defined below), Buyer shall develop libraries that support the data formats for Seller's EDA design tools that are commercially available and used by significant percentage of the market for EDA design tools at Buyer's expense including but not limited to Seller's physical compiler product. During the

Restriction Period (as defined below), Buyer shall develop libraries that support the data formats for other Seller EDA design tools under terms and conditions mutually acceptable to Buyer and Seller. Specifically, during the same period, Buyer agrees to dedicate four engineers selected by Seller on a full time basis to perform the development work specified herein and as otherwise reasonably requested by Seller. The cost of such engineers shall be borne entirely by Seller.

        4.2 Noncompetition. In consideration of the purchase of the Acquired Assets by Buyer hereunder, Seller agrees, for itself and its successors, assigns, and any entity which it controls that, in consideration of Buyer's acquisition of the Business and the other transactions contemplated in connection therewith, Seller will not during the period commencing on the Closing Date and ending on the two year anniversary of the Closing Date, (the "Restriction Period") Engage In (as hereinafter defined) any where in the world or own, manage, operate, control or invest in any business venture with Engages In the development, sale, marketing, distribution, provision of services, support, products, and/or technology to any person or entity of products, consulting services, training, and/or other goods and services related to any or all of the following: standard cells, input/output cells, memory compilers, memory generators and cell based arrays for any TTL, LVTTL, ECL and CMOS level IOs, including but not limited to the Products (as defined in the Asset Purchase Agreement between Buyer and Seller, dated as of ______________, 2000) (collectively the "Buyer Business"). For the purpose of the foregoing, "Engage In" means to directly or indirectly sell, license, market, distribute, provide any service, support, product or technology to any person or entity or to otherwise operate or engage in the described business or activity (whether as a principal, agent, contractor, subcontractor, consultant, officer, director, or investor). Notwithstanding the foregoing, (i) Seller shall be permitted to market, develop and support products that have nominal or incidental capabilities or applicability of software in regard to the design, test, verification, simulation, or emulation of individual, input/output cells, memory compilers, memory generators and cell based arrays thereof (including, the development, licensing, or sale of physical interfaces, as embodied functionality in an integrated circuit or design for system level reference application that include at least 500 transistors; (ii) Seller may invest in a company which Engages In the Buyer Business, so long as the investment of Seller and its affiliates in such company does not exceed one percent (1%) of said company's total capital stock, if said company is publicly traded or ten percent (10%) of said company's total capital stock, if said company is not publicly traded; and (iii) Seller shall be permitted to perform its obligations under the Current Infineon Agreement as provided in Section 6.5(a) of the Asset Purchase Agreement.

        The foregoing obligations of Seller under this Section 4.2 shall terminate and shall be of no further force or effect upon the occurrence of any Sale of Buyer (as hereinafter defined). For the purposes hereof "Sale of Buyer" shall mean (i) the sale of substantially all of the assets of Buyer to an party other than a Controlled Affiliate, (ii) the merger of Buyer with or into any party, other than a Controlled Affiliate, in which the voting control of Buyer is not held, after the transaction, by parties who held at least 50% of the voting control of Buyer immediately prior to the transaction.

        4.3 Non- Interference. Seller further agrees that it will not during the Restriction Period directly or indirectly interfere or attempt to interfere with the relationship or prospective relationship of Buyer or any of Buyer's subsidiaries with any person or entity that is or was, or that Seller is aware will become, a customer or client of the Buyer Business or any of Buyer's subsidiaries. The foregoing obligations of Seller under this Section 4.3 shall terminate and shall be of no further force or effect upon the occurrence of any Sale of Buyer.

        4.4 Prohibitions on Purchase and Operation of Competitive Business.

             (a) From the date hereof to the date that is six months from the Closing Date (the "Initial Period"), Seller will not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agent, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by Seller, its subsidiaries, or affiliates (collectively, the "Seller") or any other person or entity or (ii) participate in any discussion or negotiations with, or disclose any non-public information concerning any entity engaged (the "Buyer Competitor") either primarily or incidentally in a business similar to the Buyer Business (a "Competitive Business"), or afford access to the properties, books, or records of Buyer Competitor to, or otherwise assist or facilitate to, or afford access to the properties, books, or records of Buyer Competitor to, or otherwise assist or facilitate, or enter into any agreement or understanding with any Buyer Competitor or any other person or entity in connection with any Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving Seller or any affiliate of Seller and any Buyer Competitor or any other person or entity or
(ii) acquisition by Seller or any affiliate of Seller of any shares of its capital stock or other ownership interests Buyer Competitor or in the Competitive Business from a Buyer Competitor or any other person or entity. Seller will (i) promptly notify Buyer if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal involving a Buyer Competitor or any other person or entity and (ii) notify Buyer of all material terms and conditions of such Acquisition Proposal. In addition, during the period commencing on the date hereof and ending six months from Closing Date, Seller will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation of any Acquisition Proposal to acquire any Buyer Competitor or Competitive Business.

             (b) In the event that after the end of the Initial Period but during the Restriction Period, Seller acquires a Buyer Competitor or Competitive Business, and (i) Buyer does not elect to acquire the assets of the Competitive Business pursuant to Section 4.5 hereof and (ii) Seller does not transfer substantially all of the Competitive Business to Buyer or a Third Party purchaser pursuant to Section 4.6 hereof, Seller shall not until after the end of the Restriction Period:

                    (i) enter into new or amend existing agreements for the sale, licensing, sub-licensing, distribution or other rights to licenses or maintenance services for the products of the Competitive Business or Seller products in which the intellectual property of the Competitive Business is incorporated;

                    (ii) dedicate or assign any employee or consultant of Seller to the development, updating, revision or service of the products of the Competitive Business other than a limited customer service staff and engineering support to provide maintenance services pursuant to contracts of the Competitive Business in effect on the date of Seller's execution of a definitive agreement to purchase the Competitive Business or acquire Buyer Competitor;

                    (iii) modify, enhance or otherwise improve the products of the Competitive Business other than to comply with pre-existing obligations to fix errors;

                    (iv) develop derivative works using the source code or object code of the products of the Competitive Business, including products of the Competitive Business that had not reached feasibility for commercial sale at the time of acquisition by Seller or completed products of the Competitive Business that were not previously marketed;

        provided however, Seller shall be permitted to continue to honor (but not renew or amend) contractual commitments that were in existence on the date Seller acquired such Buyer Competitor or Competitive Business.

             (c) The provisions of this Section 4.4 shall terminate and be of no further force and effect upon the closing of any of the following transactions:
(i) transfer of substantially all of the assets of Buyer to any Third Party,
(ii) a merger between Buyer and any third party in which the Buyer is not the surviving corporation and the stockholders of Buyer immediately prior to the transaction do not own after the transaction a majority of the outstanding voting stock of the surviving corporation, or (iii) sale of substantially of the stock of Buyer to a Third Party in a single transaction or a series of related transactions. In no event shall the sale of the Buyer's stock through a public exchange, a merger transaction in which the Buyer is the surviving corporation, or a transaction involving Buyer wherein at least 50% of the voting stock of Buyer is owned after the transaction by the holders of Buyer's voting stock after the transaction be deemed to terminate the obligations of Seller under this Section 4.4.

             (d) The foregoing obligations of Seller under this Section 4.4 shall terminate and shall be of no further force or effect upon the occurrence of any Sale of Buyer.

        4.5 Right of First Negotiation.

             (a) Seller hereby grants Buyer a right of first negotiation (the "Right of First Negotiation") with respect to any Competitive Business acquired directly or indirectly by Seller or any of its Controlled Affiliates (through a purchase of assets, purchase of stock, merger, or other form of acquisition by any means) during the Restriction Period. If at any time during the Restriction Period Seller or any of its Controlled Affiliates so acquires a Competitive Business, then within 30 days after the closing of such transaction, Seller shall, or shall cause the Controlled Affiliate to offer to Buyer in writing (the "Right of First Negotiation Notice"), the opportunity to acquire the assets of such Competitive Business on the terms upon which Seller (or its Controlled

Affiliates) acquired such assets, or if no such terms can be reasonably determined, at Fair Market Value (as herein defined).

             (b) Buyer may exercise the Right of First Negotiation and acquire such assets only by giving written notice to Seller (and any Controlled Affiliate which acquired such assets) of Buyer's exercise of such right within thirty (30) days following the date of Buyer's receipt of the Right of First Negotiation Notice. If Buyer timely exercises its right, Seller shall sell, or shall cause its Controlled Affiliate to sell, the assets of the Competitive Business at Fair Market Value (as hereinafter defined) and in all material respects on the consistent terms and conditions of the Asset Acquisition Agreement between Buyer and Seller as of the date hereof. If Buyer fails to exercise its right of First Negotiation within the time allowed above, then, subject to Section 4.6, Seller shall use all commercially reasonable efforts to sell the assets of the Competitive Business so offered to Buyer to a Third Party.

             (c) For the purpose of the foregoing, "Fair Market Value" shall mean the price a buyer, not required to buy, would pay and a seller, not required to sell, would accept for the conveyance of the assets of the Competitive Business in an arms length transaction as agreed upon in writing by Buyer and Seller; provided, however that if the Buyer and Seller are unable to agree upon the Fair Market Value within thirty days after Buyer's exercise of its Right of First Negotiation, then Buyer shall have the right to either (i) rescind its exercise, whereupon, Seller's obligation hereunder shall terminate, or (ii) demand that the Fair Market Value be determined in accordance with the appraisal procedure set forth below by delivery of written notice to Seller of such election ("Appraisal Notice").

             (d) If an Appraisal Notice is delivered, then:

                    (i) Buyer shall deliver to Seller, and Seller shall deliver to Buyer, its last best estimate of the Fair Market Value of the assets of the Competitive Business. Within five (5) business days following delivery the Appraisal Notice.

                    (ii) Buyer and Seller shall attempt to agree upon an investment banker of national reputation who will appraise the assets of the Competitive Business within five (5) business days following delivery of the Appraisal Notice. The investment banker so selected shall determine the Fair Market Value of the assets of the Competitive Business, which value may not be less than Buyer's best estimate nor more than Seller's best estimate delivered pursuant to the foregoing, by delivery of written notice to Buyer and Seller of its determination on or before the fifteenth (15) business day following the date the investment banker accepts the appointment. The fees and costs of such investment banker shall be borne equally by the parties.

                    (iii) If Buyer and Seller fail to agree upon a single investment banker within the time allowed then each party shall select an investment banker of national reputation by delivery of written notice of its selection to the other party within ten (10) business days following delivery of the Appraisal Notice and the two investment bankers so selected shall select a third investment banker within fifteen (15) business days following delivery of the Appraisal Notice;

provided, however that if the two investment bankers cannot agree upon the third investment banker within the time allowed either party can petition the Superior Court of Santa Clara County to appoint the third investment banker. The investment bankers so selected shall determine the Fair Market Value of the assets of the Competitive Business, which value may not be less than Buyer's best estimate nor more than Seller's best estimate delivered pursuant to the foregoing, (a) by the agreement of at least two of the three investment bankers on or before the fifteenth (15) business days following the date the last investment banker accepts its/her/his appointment, or (b) if two of the investment bankers are unable to agree upon the Fair Market Value within said time, then the Fair Market Value shall be the average of the three investment banker's respective estimates of the Fair Market Value of the assets of the Competitive Business. To be included in the average the investment bankers must deliver their written estimate (which may not be less than the Buyer's best estimate, nor more than the Seller's best estimate) to each of the other investment bankers and to Buyer and Seller within fifteen business days following the date the last investment banker accepts its/her/his appointment. Each party shall bear the fees and costs of the investment banker it selects and the fees and costs of the third investment banker shall be borne equally by the parties.

             (e) The foregoing obligations of Seller under this Section 4.5 shall terminate and shall be of no further force or effect upon the occurrence of any Sale of Buyer.

        4.6 Right of First Refusal. Seller hereby grants Buyer a right of first refusal (the "Right of First Refusal") with respect to any Competitive Business on the following terms and conditions:

             (a) Notice and Reply. If at any time during the Restriction Period Seller or any of its Controlled Affiliates directly or indirectly acquires a Competitive Business (through a purchase of assets, purchase of stock, merger, or other form of acquisition by any means), then prior to transferring such Competitive Business or any substantial portion of the assets thereof to any Third Party pursuant to Section 4.5(through a sale of assets, sale of stock, merger, or other form of transfer by any means), Seller (or such Controlled Affiliate) shall first offer to Buyer the opportunity to acquire the Competitive Business or the assets to be so transferred by giving Buyer written notice of the terms upon which the Third Party is willing to acquire the same (the "Right of First Refusal Notice"). Buyer may exercise the Right of First Refusal and acquire the Competitive Business or the assets to be so transferred only by giving written notice to Seller (and if appropriate the Controlled Affiliate) of Buyer's exercise of such right within thirty (30) days following the date of Buyer's receipt of the Right of First Refusal Notice. If Buyer timely exercises its right, it shall acquire the Competitive Business or the assets so offered, and Seller (or its Controlled Affiliate) shall sell the Competitive Business to Buyer on the terms and conditions contained in the Right of First Refusal Notice.

             (b) Sale to Third Party. If Buyer does not exercise the Right of First Refusal within such thirty (30)-day period, then Seller may sell the Competitive Business to any Third Party on substantially the same terms and conditions set forth in the Right of First Refusal Notice so long as (i) Seller enters into a binding written agreement and closes the sale within one hundred twenty (120) days after delivery to Buyer of the Right of First Refusal Notice.

             (c) Revival. If Seller has not entered into a binding agreement for and completed the sale of the Competitive Business to a Third Party within one hundred twenty (120) days after Seller has delivered to Buyer the Right of First Refusal Notice, then any subsequent election by Seller to sell the Competitive Business, or any substantial assets thereof, shall be deemed a new determination to do so and shall be subject to all the procedures set forth in this Section.

             (d) The foregoing obligations of Seller under this Section 4.6 shall terminate and shall be of no further force or effect upon the occurrence of any Sale of Buyer.

                                    ARTICLE 5

                                 CONFIDENTIALITY

        5.1 Confidentiality and Non-Use Obligations. During the Confidentiality Period, each Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in this Agreement or a Transaction Agreement, and (iii) not disclose such Confidential Information to any Third Party or any affiliate of Seller, which is not a Controlled Affiliate of the Disclosing Party, except as expressly permitted under this Agreement or a Transaction Agreement (or in any other agreements entered into between the parties in writing) without prior written consent of the Disclosing Party. In addition, neither party shall disclose the existence or terms of this Agreement without the prior written consent of the other party.

        5.2 Disclosure to Sublicensees. The Receiving Party has the right to disclose to its sublicensees permitted under this Agreement portions of Confidential Information as reasonably necessary in the exercise of the Receiving Party's sublicense rights under this Agreement, subject to the sublicensee's agreement in writing to confidentiality, protection, and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

        5.3 Contract Manufacturers and Foundries. The Receiving Party has the right to disclose to its contract manufacturers and foundries permitted under this Agreement portions of the Confidential Information as reasonably necessary in the exercise of the Receiving Party's "have made" rights under this Agreement, subject to the contract manufacturer's and/or foundry's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

        5.4 Compelled Disclosure. If the Receiving Party or any of its respective affiliates believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall
(i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement and (ii) cooperate with the Disclosing Party in its attempts to oppose such disclosure.

        5.5 No Restriction on Disclosing Party. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.

        5.6 No Restriction on Reassignment. This Agreement shall not restrict reassignment of the Receiving Party's employees.

        5.7 Third Party Restrictions. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

                                    ARTICLE 6

                        INTELLECTUAL PROPERTY SUBLICENSES

        6.1 Intellectual Property Sublicenses. Each party may grant sublicenses within the scope of the licenses granted under Section 2,1, 3,1 or 3.2 as applicable to such party's Controlled Affiliates for so long as they remain its Controlled Affiliates, with no right to grant further sublicenses.

        6.2 Duration of Sublicenses to Controlled Affiliates. Any sublicense to a particular Controlled Affiliate of a party hereto granted pursuant to Section
6.1 shall terminate upon the date that the Controlled Affiliate ceases to be a Controlled Affiliate of such party. In the event that, at the time of such cessation, such Controlled Affiliate owns any Intellectual Property to which the other party is licensed, such license shall continue for the term thereof.

                                    ARTICLE 7

                              TERM AND TERMINATION

        7.1 Termination. Either party may terminate this Agreement and all obligations contained herein upon a material breach of the terms of this Agreement by the other party which remains uncured after 30 days' written notice. The licenses contained in Section 2.1 and Section 3.1 shall survive and remain in full force and effect.

        7.2 Survival. Any termination of this Agreement shall not affect the parties' obligations under Article 5 (Confidentiality) or Section 4.2 through 4.6, which shall remain in full force and effect in all events.

                                    ARTICLE 8

                               DISPUTE RESOLUTION

        8.1 Negotiation. The parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within 15 days after notice of a dispute or claim is given by either party to the other party, the parties' first tier negotiating teams (as determined by each party's president or chief executive officer or his or her delegate) shall meet and make a good faith attempt to resolve such dispute or claim and shall continue to negotiate in good faith in an effort to resolve the dispute or claim or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within 30 days of their first meeting, then the parties' second tier negotiating teams (as determined by each party's chief executive officer or his or her delegate) shall meet within 15 days after the end of the first 15 day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 9.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored, which information shall be considered to be Confidential Information of the Disclosing Party if marked in accordance with the terms of Section 1.7. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

        8.2 Nonbinding Mediation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties within 15 days after the first meeting of the second tier negotiating teams under Section 9.1, the parties will attempt in good faith to resolve such dispute or claim by nonbinding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within 30 days of the end of such 15-day negotiation period of the second tier negotiating teams. Except as provided below in Section 9.3, no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by both parties, and shall be binding on them.

        8.3 Proceedings. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. In the event that litigation is commenced under this Section 9.3, the parties agree to continue to attempt to resolve any dispute according to the terms of Sections 9.1 and 9.2 during the course of such litigation proceedings under this Section 9.3.

                                    ARTICLE 9

                             LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY OR ITS CONTROLLED AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS CONTROLLED AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, OTHER THAN FRAUD OR INTENTIONAL MISREPRESENTATION OR OTHER INTENTIONAL TORT ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER THE TERMS OF THEIR RESPECTIVE LICENSES GRANTED PURSUANT TO SECTIONS 2.1, 3.1 AND 3.2 PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN EXHIBITS B AND C.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

        10.1 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        10.2 Extension; Waiver. At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid, only if set forth in an instrument in writing signed on behalf of such party.

        10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

             If to Buyer, to:

                    Artisan Components, Inc.
                    1195 Bordeaux Drive
                    Sunnyvale, CA 94089
                    Telephone No:  408-734-5600

                    Facsimile No.:  408-734-1801
                    Attention:  President and CEO

             with a copy to:

                    Artisan Components, Inc.
                    1195 Bordeaux Drive
                    Sunnyvale, CA 94089
                    Telephone No.: 408-734-5600
                    Facsimile No.: 408-734-1801
                    Attention:  General Counsel

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention:  Debra Summers
                    Telephone No.:  (415) 493-9300
                    Facsimile No.:  (415) 493-6811

             if to Seller, to:

                    -----------------------------------

                    -----------------------------------

                    -----------------------------------
                    Telephone No.:
                    Facsimile No.:
                    Attention:

             with a copy to:

                    Brobeck Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA  94303
                    Telephone No.: (650) 424-0160
                    Facsimile No.: (650) 496-2885
                    Attention:  Timothy R. Curry, Esq.

        10.4 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the parties and shall be interpreted fairly, and not in favor of or against any party, to accomplish the intentions of the parties as herein expressed.

        10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.6 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the other Transaction Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; (c) may be assigned in its entirety by either party upon notice to the other party in connection with the sale or transfer of a majority of the equity of the transferring party or sale or other disposition of all or substantially all of the assets of the transferring party associated with the rights licensed herein, and (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

        10.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto and to result in the enforcement of this Agreement to the extent reasonably possible. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.9 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR SELLER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        10.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event of a conflict between this Agreement and the other Transaction Agreements, the provisions of this Agreement will control.

        10.11 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

        WHEREFORE, the parties have signed this Intellectual Property License Agreement effective as of the date first set forth above.

BUYER                                 SELLER

By:                                   By:
      ------------------------------       -----------------------------------

Name:                                 Name:
      ------------------------------       -----------------------------------

Title:                                Title:
      ------------------------------       -----------------------------------

                                    EXHIBIT E

                  SECURITIES RIGHTS AND RESTRICTIONS AGREEMENT


        This Securities Rights And Restrictions Agreement (this "Agreement") is made and entered into to be effective as of January ________, 2001 (the "Effective Date"), by and among Artisan Components, Inc., a Delaware corporation ("Artisan"), and _____________, a Delaware corporation ("Shareholder").

                                    RECITALS

        A. Pursuant to that certain Asset Purchase Agreement, dated as of December 4, 2000, among Artisan and the Shareholder (herein the "Acquisition Agreement") the Shareholder has, among other things, agreed to sell and transfer to Artisan, and Artisan has agreed to acquire from Shareholder, certain assets and rights owned and/or licensed to the Shareholder, and Shareholder has agreed to license to Artisan, and Artisan has agreed to license from Shareholder, certain other assets owned and/or licensed to Shareholder, in consideration of the payment of cash and the issuance by Artisan to Shareholder of _____________ shares of Artisan's common stock, par value $0.001.

        B. Artisan and Shareholder desire by this Agreement to set forth certain rights and obligations they have, each to the other, with respect to the Artisan Stock.

        NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

        DEFINITIONS: CAPITALIZED TERMS IN THIS AGREEMENT SHALL HAVE THE MEANING ASCRIBED TO SUCH TERMS IN THE ACQUISITION AGREEMENT, EXCEPT THAT THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

        1.1 Business Days means a day federally chartered banks are open for business in San Francisco, California.

        1.2 Closing Date means the date of the closing of the Transactions contemplated by the Acquisition Agreement as defined in the Acquisition Agreement.

        1.3 Effective Date is defined in the Preamble.

        1.4 Artisan is defined in the Preamble of this Agreement.

        1.5 Artisan Capital Stock means the common stock of Artisan, par value $0.001, any securities convertible into or exchangeable for said Artisan common stock, or any other right to acquire said Artisan common stock (except, in any case, by way of dividends or other distributions or offerings of Artisan securities made available to holders of any class of its capital stock generally).

        1.6 Artisan Stock means all of the common stock of Artisan, par value $0.001 per share, issued to Shareholder by Artisan pursuant to the Acquisition Agreement and any Artisan Stock or other publicly tradable securities of Artisan issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, any of the said shares of Artisan Stock.

        1.7 Form S-3 means a Form S-3 registration statement under the Securities Act as then in effect or the successor thereto.

        1.8 Indemnified Party is defined in Section 5.C.

        1.9 Registrable Shares means, at the relevant time, any and all shares of Artisan Stock other than:

             (a) any Artisan Stock, which is Restricted Artisan Stock at the relevant time; and

             (b) any Artisan Stock which may be sold or transferred by the holder in accordance with this Agreement in the ensuing ninety (90) day period pursuant to Rule 144 of the Securities Act.

        1.10 Registration, Registered, and Register refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

        1.11 Registration Expenses means all expenses incurred in connection with a Registration hereunder, including, without limitation all registration and filing fees, printing expenses, custody fees, fees and disbursement of counsel for Artisan, "blue sky" fees and expenses, the expense of any special audits incident to or required by any such Registration.

        1.12 Restricted Artisan Stock means:

             (a) All of the Artisan Stock during the period commencing on the Closing Date and ending on the one hundred eightieth (180th) day thereafter; and

             (b) From and after the one hundred eightieth (180th) day all of the Artisan Stock, other than the Artisan Stock which may be sold by Shareholder in the ensuing ninety (90) day period pursuant to Section 7.

        1.13 SEC means the Securities and Exchange Commission.

        1.14 Securities Act means the Securities Act of 1933, as amended.

        1.15 Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

        1.16 Selling Expenses, with respect to any Registration pursuant to this Agreement, means all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of any counsel for Shareholder.

        1.17 Shareholder is defined in the Preamble of this Agreement.

        1.18 Voting Power means the number of votes the referenced share or shares of Artisan Capital Stock (or the holder thereof) is entitled to cast for directors of Artisan at any meeting of shareholders of Artisan.

        1.19 Total Voting Power means the total number of votes which may be cast in the election of directors of Artisan at any meeting of shareholders of Artisan if all voting stock of Artisan was represented and voted to the fullest extent possible at such meeting, other than votes that may be cast only upon the happening of a contingency that has not occurred.

                                    ARTICLE 2

        S-3 REGISTRATION RIGHTS.

        2.1 Duty to file S-3. If Shareholder holds and wishes to sell or otherwise transfer Registrable Shares at any time on and after the one hundred eightieth (180th) day following the Closing Date and prior to the third anniversary of the Closing Date, then upon request by Shareholder, Artisan shall file a registration statement on Form S-3 with the SEC permitting the sale or transfer of such Registrable Shares pursuant thereto. Said request by Shareholder shall be in writing and may be delivered at anytime on and after the one hundred fiftieth (150th) day following the Closing until the one hundred eightieth (180th) day following the second anniversary of the Closing. Upon receipt of said request, Artisan shall use its commercially reasonable efforts to (i) promptly effect such registration on Form S-3 and, (ii) to the extent required for the sale of the Registrable Shares pursuant to the S-3, to promptly effect any related qualifications or compliances under any State "blue sky" laws. Notwithstanding the foregoing, Artisan shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section:

             (a) under any "blue sky" law in any particular jurisdiction where it is not otherwise required to qualify to do business, if such registration, qualification or compliance in said jurisdiction would require Artisan to qualify to do business in such jurisdiction; and/or

             (b) under any "blue sky" law in any particular jurisdiction, if such registration, qualification, or compliance in said jurisdiction would require Artisan to execute a general consent to service of process, which it would not otherwise be required to execute.

        2.2 Expenses. The Registration Expenses of a registration statement pursuant to this Section 2 shall be paid one-half by Artisan and one-half by Shareholder. Shareholder shall pay all Selling Expenses, incurred in connection with any registration, sale or transfer of Artisan Stock pursuant to the registration statement or otherwise in connection therewith.

        2.3 Deferral. Notwithstanding the foregoing, if Artisan shall furnish to Shareholder a certificate signed by the Chief Executive Officer of Artisan, stating that in the good faith judgment of the Board of Artisan, it would be materially detrimental to Artisan and its stockholders for such registration statement to be filed within the time allowed by this Section or to thereafter be declared effective, then Artisan shall have the right to defer such filing or to request that the SEC defer the effectiveness of the registration for the period that the filing or effectiveness of the registration statement would be detrimental, but not longer than (i) one hundred thirty-five (135) days following delivery of the Chief Executive Officer's certificate if the suspension occurs during the last quarter of Artisan's fiscal year, or (ii) ninety (90) days in all other cases.

        2.4 Maintenance. Subject to Section 6, Artisan shall maintain the effectiveness of any Form S-3 registration statement filed under this Section and declared effective by the SEC, until the earlier of: (i) the date Shareholder ceases to hold any Registrable Shares, (ii) outside legal counsel to Artisan delivers a legal opinion to Artisan, at Artisan's expense, to the effect that all of the Artisan Shares then held by Shareholder can be sold by Shareholder during the four ensuing ninety (90) day periods pursuant to Rule 144 (or another appropriate exemption from registration) of the Securities Act without the necessity of the effectiveness of the Form S-3 registration statement, and (iii) the third anniversary of the Closing Date Upon demand by Shareholder, in connection with its proposed sale of Registrable Shares pursuant to an effective Form S-3, Artisan shall cause its legal counsel provide to Shareholder with a legal opinion that the Form S-3 is effective and that no further registration of the Registrable Shares is required in connection with a sale of the Registrable Shares by Shareholder pursuant thereto.

        2.5 Termination of Artisan's Obligations. Notwithstanding the foregoing to the contrary, Artisan shall have no obligation to file a Form S-3 registration statement pursuant to this Section at any time on or after the two hundred seventy-third day following the second anniversary of the Closing Date, nor to maintain the effectiveness of any Form S-3 registration beyond the dates specified in Section 2.D.

                                    ARTICLE 3

        OBLIGATIONS OF ARTISAN. WHENEVER REQUIRED TO EFFECT THE REGISTRATION OF ANY REGISTRABLE SHARES UNDER THIS AGREEMENT, ARTISAN SHALL, AS EXPEDITIOUSLY AS REASONABLY POSSIBLE:

        3.1 Registration Statement. Diligently prepare and file with the SEC a Form S-3 registration statement with respect to the shares of Artisan Stock which are or may, during the required term of the Form S-3, become Registrable Shares within thirty (30) days following delivery of Shareholder's request for such registration statement, and thereafter use commercially reasonable efforts to cause such registration statement to become effective.

        3.2 Listing. Duly list the Artisan Stock covered by the registration statement with Nasdaq National Market or any other recognized national securities exchange on which the Artisan Stock is then trading.

        3.3 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

        3.4 Prospectuses. Furnish to Shareholder such number of copies of a prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act and such other similar documents as Shareholder may reasonably request, in order to facilitate the disposition of the Registrable Shares owned by them that are included in such registration.

        3.5 Blue Sky. To the extent applicable, register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by Shareholder, provided that Artisan shall not be required, in connection therewith or as a condition thereto to, qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which Artisan is not otherwise required to qualify nor to provide consent to service in order to carry on its business.

        3.6 Notification. Notify Shareholder of the happening of any event of which it is aware, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any such notice Shareholder will suspend its use of the statement and Artisan shall promptly, and in all events within forty-five (45) days, amend the statement to meet the aforesaid standard of care.

                                    ARTICLE 4

        SHAREHOLDER DUTY TO PROVIDE INFORMATION. IT SHALL BE A CONDITION PRECEDENT TO THE OBLIGATIONS OF ARTISAN TO TAKE ANY ACTION PURSUANT TO THIS AGREEMENT, THAT SHAREHOLDER SHALL FURNISH TO ARTISAN SUCH INFORMATION REGARDING ITSELF, THE ARTISAN STOCK COVERED BY THE REGISTRATIONS STATEMENT, AND THE INTENDED METHOD OF DISPOSITION OF SUCH STOCK AS ARTISAN OR ITS LEGAL COUNSEL OR INDEPENDENT PUBLIC ACCOUNTANTS SHALL REASONABLY REQUEST WITH RESPECT TO THE REGISTRATION AND OR THE ARTISAN STOCK TO BE COVERED THEREBY.

                                    ARTICLE 5

        INDEMNIFICATIONS. IN THE EVENT ANY ARTISAN STOCK IS COVERED BY A REGISTRATION STATEMENT UNDER THIS AGREEMENT, THEN:

        5.1 By Artisan. To the extent permitted by law, Artisan will indemnify, defend, and hold harmless Shareholder, the officers, stockholders, employees, representatives and directors of Shareholder, any underwriter (as determined in the Securities Act) for Shareholder, and each person, if any, who controls Shareholder or such underwriter within the meaning of the Securities Act or the Securities Exchange Act (herein each a "Artisan Indemnified Party"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof), to the extent (but only to the extent) arising out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

             (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by Artisan, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

             (b) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus, or any amendments or supplements thereto, a material fact required to be stated therein (or necessary to make the statements therein), not misleading, or

             (c) any violation or alleged violation by Artisan of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and Artisan will reimburse each such Artisan Indemnified Party for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of Artisan (which consent shall not be unreasonably withheld), nor shall Artisan be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon or in conformity with written or emailed information furnished strictly for use in connection with such registration by Shareholder or its officers, stockholders, employees, representatives, directors, or agents.

        5.2 By Shareholder. To the extent permitted by law, Shareholder will indemnify and hold harmless Artisan, the officers, stockholders, employees, representatives and directors of Shareholder, and each person, if any, who controls Artisan within the meaning of the Securities Act (herein each a "Shareholder Indemnified Party"), against any losses, claims, damages or liabilities (joint or several) to which Shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto), which arise out of or are based upon any Violation, in each case to the extent (but only to the extent) that such Violation occurs in reliance upon or in conformity with written information furnished by Shareholder or its officers, stockholders, employees, representatives, directors, or agents strictly for use in connection with such registration; and Shareholder will reimburse any legal or other expenses reasonably incurred by Artisan or any other Artisan Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld and further provided that the total liability of Shareholder pursuant to this Section shall not exceed the net proceeds received by the Shareholder from its sales of Artisan Stock pursuant to the Form S-3 Registration Statement.

        5.3 Notice. Promptly after receipt by a Artisan Indemnified Party or a Shareholder Indemnified Party (each an "Indemnified Party") of notice of the commencement of any action (including any governmental action subject to indemnification hereunder), such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability under this Section, except to the extent the indemnifying party is actually prejudiced as a result thereof.

        5.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Artisan and Shareholder are subject to the condition that, insofar as they relate to any Violation made in a prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in any amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (a "final prospectus"), such indemnity agreement shall not inure to the benefit of any Indemnified Party, if a copy of said final prospectus was timely furnished to such Indemnified Party and was not furnished by the Indemnified Party to a person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

        5.5 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) Shareholder makes a claim for indemnification pursuant to this Section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section provides for indemnification in such case, or (B) contribution under the Securities Act may be required for which indemnification is provided by the language of this Section; then, and in each such case, Artisan and Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as to reflect the relative fault of the parties; provided, however, that the contribution by Shareholder shall not exceed the net proceeds of sales of Artisan Stock pursuant to the registration statement. Such relative fault of shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact of omission or alleged omission to state a material fact relates to information supplied by Artisan or its officers, stockholders, employees, representatives, directors, or agents on the one hand, or by Shareholder or its officers, stockholders, employees, representatives, directors, or agents, on the other, and by reference to each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. However, notwithstanding the foregoing, in no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.

        5.6 Survival. The obligations of Artisan and Shareholder under this Section shall survive until the expiration of the statute of limitations relating to the bringing by any third party of an indemnifiable claim hereunder.

                                    ARTICLE 6

        SUSPENSION PROVISIONS.

        6.1 In General. Notwithstanding anything to the contrary in this Agreement, Artisan shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement and may withdraw any otherwise currently effective registration statement, following written notice to Shareholder from Artisan (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that Artisan believes, in good faith, requires additional disclosure of material, non-public information by Artisan in the registration statement), (i) with regard to which Artisan believes, after consultation with its outside legal counsel, that it has a bona fide business purpose for preserving confidentiality, or (ii) that renders Artisan unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations"), if such failure to disclose such information would result in (a) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference, in any of said cases, including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) Artisan shall not exercise its rights under this Section and under Section 2.C. more than twice in any twelve (12) month period nor three times during the time the Form S-3 is required by this agreement to be maintained effective, (2) during any twelve (12) month period the sum of such suspensions under this Section 6 plus number of days during such twelve (12) month period that Artisan deferred a registration under Section 2.C above shall not exceed one hundred thirty-five
(135) days, (3) during the time the Form S-3 is required to be maintained under
Section 2.D, the sum of such suspensions under this Section 6 plus number of days that Artisan deferred a registration under Section 2.C above shall not exceed two hundred seventy (270) days, (4) Artisan shall use its best efforts to remedy, as promptly as practicable, the circumstances that gave rise to the Suspension Notice and, thereupon, shall deliver to the Shareholder notification that the Suspension Notice is no longer in effect, and (5) the time period during which the registration statement must be maintained effective pursuant to
Section 2.D(iii) shall be extended day for day by the number of days of such suspension pursuant to this Section 6.A or Section 2.C. Upon receipt of a Suspension Notice from Artisan, Shareholder will forthwith discontinue disposition of all such shares of Artisan Common Stock pursuant to the registration statement, until Artisan notifies Shareholder that the Suspension Notice is no longer in effect (which Artisan shall promptly deliver) and until receipt from Artisan of copies of any prospectus supplements or amendments prepared by or on behalf of Artisan (which Artisan shall promptly prepare) for the purpose of correcting any deficiency in the registration statement. If so directed by Artisan in such Suspension Notice, Shareholder will deliver to Artisan all copies in its possession of the prospectus covering such shares of Artisan Stock at the time of receipt of any Suspension Notice.

        6.2 With Respect to Shares Which Are Not Registrable Shares. Without derogation of the suspension rights granted above, Artisan shall have no liability to Shareholder for failure to keep current any filed Form S-3 for so long, but only for so long as none of the Artisan Stock held by Shareholder constitutes Registerable Shares.

                                    ARTICLE 7

        RESTRICTIONS ON SALE. SHAREHOLDER HEREBY AGREES THAT IT WILL NOT SELL OR OTHERWISE TRANSFER, WITHOUT THE PRIOR WRITTEN CONSENT OF ARTISAN, WHICH MAY BE WITHHELD IN ARTISAN'S SOLE DISCRETION, ANY ARTISAN STOCK UNTIL THE ONE HUNDRED EIGHTIETH (180TH) DAY FOLLOWING THE CLOSING DATE AND THEREAFTER IN ANY NINETY
(90) DAY PERIOD SHALL NOT SELL MORE THAN 25% OF THE SHARES OF ARTISAN STOCK ISSUED ON THE CLOSING DATE. THE NUMBER OF SHARES OF ARTISAN STOCK SUBJECT TO THE FOREGOING RESTRICTION SHALL BE APPROPRIATELY ADJUSTED TO REFLECT ANY CHANGE IN THE NUMBER OF SHARES OF ARTISAN STOCK HELD BY THE SHAREHOLDER AS A CONSEQUENCE OF ANY DIVIDEND, DISTRIBUTION, OR CONSOLIDATION WITH RESPECT TO, OR IN EXCHANGE FOR OR IN REPLACEMENT OF, SAID ARTISAN STOCK THE CERTIFICATE(s) REPRESENTING THE ARTISAN STOCK WHICH IS RESTRICTED ARTISAN STOCK SHALL BE ENDORSED WITH THE FOLLOWING LEGEND (AS WELL AS ANY LEGENDS OTHERWISE REQUIRED BY APPLICABLE STATE AND FEDERAL CORPORATE AND SECURITIES LAWS):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A

        COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        When a share of Artisan Stock is no longer subject to the foregoing restriction, upon request by Shareholder, a new certificate or certificates representing such shares shall be issued and delivered to the Shareholder without the legend set forth above, upon surrender of the legended certificate for such shares. Any other shares covered by the surrendered certificate, which remains Restricted Artisan Stock, shall be segregated on a separate certificate, and will continue to bear the foregoing legend.

                                    ARTICLE 8

        COMPANY RIGHT OF FIRST REFUSAL.

        8.1 Right of First Refusal Upon Transfer of Five Percent Stake. If Shareholder intends to directly or indirectly sell or otherwise transfer Artisan Stock to any company which listed on the schedule of competitors delivered by Artisan to Shareholder concurrently herewith and the amount of such Artisan Stock to be sold or transferred constitutes five percent (5%) or more of the Total Voting Power of Artisan or as a consequence of the sale or transfer said competitor would hold more than 5% of the Total Voting power in Artisan, then, prior to any such sale or transfer, Shareholder shall provide written notice thereof to Artisan (the "Shareholder Notice"). The Shareholder Notice shall specify the number of shares of Artisan Stock involved. For a period of three
(3) business days after delivery of the Shareholder Notice, Artisan shall be entitled to elect to purchase all, but not less than all, of the said Artisan Stock described in the Shareholder Notice, at the closing price for Artisan Stock on the trading day which is the date of the Shareholder's Notice (or if such date is not a trading day on the immediately preceding day). Artisan may exercise such right by delivery of a written notice (a "Artisan Purchase Election") to the Shareholder, irrevocably electing to purchase such Artisan Stock and shall have five (5) business days to consummate said purchase from the Shareholder. In the event that Artisan has not delivered a Artisan Purchase Election prior to the expiration of such three (3) business day period or has failed to purchase such Shares within said five (5) business day period, Artisan's right to purchase such Shares shall expire, and the Shareholder shall be entitled to sell the Artisan Stock described in the Shareholder Notice, provided the sale is consummated within the ensuing ninety (90) day period after the date of the Shareholder's notice. In the event the Shareholder has not sold such Artisan Stock by the end of such ninety (90) day period, the rights of Artisan set forth above in this Section shall apply to any subsequent sales or transfers by the Shareholder or its Majority Owned Subsidiary. Notwithstanding the foregoing, the obligations of Shareholder to provide a Shareholder Notice and the rights of Artisan to acquire Artisan Stock pursuant to this Section shall not apply to any sale of Artisan Stock over the Nasdaq National Market (or such other stock exchange as Artisan stock is regularly traded), if the transaction is consummated through a licensed stock broker in a transaction in which the eventual purchaser of the stock is not or should not have reasonably been known to Shareholder.

                                    ARTICLE 9

        STANDSTILL AGREEMENT. SHAREHOLDER HEREBY REPRESENTS TO ARTISAN THAT IT HOLDS NO ARTISAN CAPITAL STOCK OTHER THAN THE ARTISAN STOCK ISSUED TO SHAREHOLDER PURSUANT TO THE ASSET PURCHASE AGREEMENT AND THAT SHAREHOLDER WILL NEITHER ACQUIRE, NOR ENTER INTO DISCUSSIONS, NEGOTIATIONS, ARRANGEMENTS OR UNDERSTANDINGS WITH ANY THIRD PARTY TO ACQUIRE, BENEFICIAL OWNERSHIP (AS DEFINED IN RULE 13D-3 PROMULGATED UNDER THE EXCHANGE ACT) OF ANY SHARES OF ARTISAN CAPITAL STOCK, WITHOUT THE WRITTEN CONSENT OF ARTISAN, IF THE EFFECT OF SUCH ACQUISITION WOULD BE TO INCREASE THE VOTING POWER THEN BENEFICIALLY OWNED BY THE SHAREHOLDER AND AFFILIATES (AS DEFINED IN THE SECURITIES ACT), OR WHICH SHAREHOLDER OR SUCH AFFILIATES HAVE A RIGHT TO ACQUIRE, TO A PERCENTAGE GREATER THAN TEN PERCENT (10%) OF THE VOTING POWER OF ARTISAN AT THE TIME OF SUCH ACQUISITION (THE "STANDSTILL PERCENTAGE"). NOTWITHSTANDING THE FOREGOING, THE SHAREHOLDER MAY ACQUIRE ARTISAN CAPITAL STOCK WITHOUT REGARD TO THE LIMITATIONS OF THIS SECTION, AND SUCH LIMITATION SHALL BE SUSPENDED, BUT NOT PERMANENTLY TERMINATED, IF AND FOR AS LONG AS

             (a) a tender or exchange offer is made and is not withdrawn or terminated by another person or group to purchase or exchange for cash or other consideration any Artisan Capital Stock that, if accepted or if otherwise successful, would result in such person or group beneficially owning or having the right to acquire shares of Artisan Capital Stock with aggregate Voting Power of more than twenty-five percent (25%) of the Total Voting Power of Artisan at the time of such transaction (not counting for these purposes any Artisan Stock acquired from Artisan or its Majority Owned Subsidiary and then held by such person or group); provided, however, that the standstill limitation in this Section will be reinstated when and if the tender or exchange offer is withdrawn or terminated without acquisition by the offeror of an aggregate Voting Power of more than twenty-five percent (25%) of the Total Voting Power of Artisan;

             (b) another person or group orally or in writing contacts Artisan and advises Artisan of such person's or group's intention to commence a tender or exchange offer that, if so commenced, would result in a suspension pursuant to clause (i) above (e.g., a "bear hug" offer) provided, however, that the standstill limitation of this Section will be reinstated, when and if such intention is withdrawn in writing or other reasonable evidence of such withdrawal is provided to the Shareholder without acquisition by the offeror of an aggregate Voting Power of Artisan of more than twenty-five percent (25%) of the Total Voting Power of Artisan;

             (c) another person or group hereafter acquires Artisan Capital Stock with aggregate Voting Power of more than twenty-five percent (25%) if the Total Voting Power of Artisan then in effect (not counting for these purposes any Artisan Capital Stock acquired from Artisan and then held by such person or group), where such person or group files a Schedule 13D (under the rules promulgated under Section 13(d) of the Exchange Act as of the date hereof) or other similar or successor schedule or form, indicating that such person's or group's holdings exceeds twenty-five percent (25%) of the Total Voting Power of Artisan; provided, however, that the standstill limitation in this Section will be reinstated when and if the percentage of Total Voting

Power beneficially owned by such other person or group falls below twenty five percent (25%) of the Total Voting Power of Artisan; and/or

             (d) another person or group hereafter acquires Artisan Capital Stock that results in such person or group being required to file a Schedule 13G, or other similar successor schedule or form, indicating that such other person or group beneficially owns or has the right to acquire Artisan Capital Stock with aggregate Voting Power of more than twenty-five percent (25%) of the Total Voting Power of Artisan (not counting for these purposes any Artisan Capital Stock acquired from Artisan or its Majority Owned Subsidiary and then held by such person or group); provided, however, that the standstill limitation in this Section will be reinstated, when and if the percentage of Total Voting Power beneficially owned by such other person or group falls below twenty-five percent (25%).

        9.2 Notice. Artisan shall notify the Shareholder in writing of the occurrence of any event described in clauses (a) through (d) of the immediately preceding sentence, as soon as practicable following Artisan's becoming aware of any such event, and in any case, shall provide the Shareholder written notice of any such event within two (2) business days of Artisan's being aware of the occurrence of any such event

        9.3 Exceptions. The Shareholder will not be obligated to dispose of any Artisan Capital Stock to the extent that the aggregate percentage of the Total Voting Power of Artisan represented by Artisan Capital Stock beneficially owned by the Shareholder or which the Shareholder has a right to acquire is increased beyond the Standstill Percentage (i) as a result of a recapitalization of Artisan or a repurchase or exchange of securities by Artisan or any other action taken by Artisan or its affiliates; (ii) as the result of acquisitions of Artisan Capital Stock made during the period when the Shareholder's "standstill" obligations are suspended pursuant to Section 6; (iii) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Artisan Capital Stock generally; (iv) with the consent of a simple majority of the Artisan's Board of Directors; or (vi) as part of a transaction on behalf of any defined benefit pension plan, profit sharing Plan, 401(k) savings plan, sheltered employee retirement plan, or any other retirement plan of the Shareholder or its Majority Owned Subsidiaries (collectively, the "Retirement Plans"), where the Artisan Capital Stock in such Retirement Plans are voted by a trustee or the Shareholder for the benefit of the Shareholder's employees or, for those Retirement Plans where Shareholder agrees not to vote any Artisan Capital Stock that would otherwise cause the Standstill Percentage to be exceeded.

        9.4 Termination of Standstill. The provisions of this Section shall terminate (i) on the third (3rd) anniversary of the date of this Agreement, or
(ii) when the Shareholder and its affiliates (as defined in the Securities Act) shall cease to beneficially own, in the aggregate, at least five percent (5%) of the Total Voting Power of Artisan.

                                   ARTICLE 10

        AMENDMENT OF RIGHTS. ANY PROVISION OF THIS AGREEMENT MAY BE AMENDED AND THE OBSERVANCE THEREOF MAY BE WAIVED (EITHER GENERALLY OR IN A PARTICULAR INSTANCE AND EITHER RETROACTIVELY OR PROSPECTIVELY), ONLY WITH THE WRITTEN CONSENT OF ARTISAN AND HOLDERS OF TWO THIRDS OF THE REGISTRABLE SHARES WHICH ARE SHARES OF ARTISAN STOCK OUTSTANDING AT THE TIME IN QUESTION. ANY AMENDMENT OR WAIVER EFFECTED IN ACCORDANCE WITH THIS SECTION SHALL BE BINDING UPON ARTISAN, THE SHAREHOLDER, AND EACH PERMITTED SUCCESSOR OR ASSIGNEE OF A SHAREHOLDER OR OF ARTISAN.

                                   ARTICLE 11

        MISCELLANEOUS.

        11.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

        11.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

        11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        11.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

        11.5 Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) Business Days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) Business Day after deposit with a nationally recognized courier service, such as Federal Express, for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) Business Day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Shareholder or Artisan may designate by giving at least ten (10) Business Days advance written notice pursuant to this Section.

        11.6 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the

Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

        11.7 Entire Agreement. This Agreement, together with the Acquisition Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

        11.8 Further Assurances. From and after the date of this Agreement upon the request Artisan and Shareholder will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        11.9 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

        11.10 Fees, Costs and Expenses. Except as herein expressly provided to the contrary, all fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                            [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


"ARTISAN"                             "SHAREHOLDER"

Artisan Components, Inc.,             Shareholder, a Delaware corporation
a Delaware corporation


By:                                   By:
      ------------------------------        ----------------------------------

Name:                                 Name:
      ------------------------------        ----------------------------------

Title:                                Title:
      ------------------------------        ----------------------------------

Date Signed:                          Date Signed:
            ------------------------              ----------------------------


Address:                              Address:
        ----------------------------          --------------------------------

        ----------------------------          --------------------------------




Telephone No:                         Telephone No:
             -----------------------               ---------------------------

Facsimile No:                         Facsimile No:
             -----------------------               ---------------------------


Copy to:                              Copy to:
        ----------------------------          --------------------------------

        ----------------------------          --------------------------------

        ----------------------------          --------------------------------

                                    EXHIBIT F

                          TRANSITION SERVICES AGREEMENT

                                 By and Between

                                 SYNOPSYS, INC.
                                       and
                            ARTISAN COMPONENTS, INC.


        THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made effective as of the Closing Date by and between Synopsys, Inc. ("Seller") and Artisan Components, Inc. ("Buyer").

                                   WITNESSETH

        WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of December _____, 2000 (the "Purchase Agreement"), with respect to the acquisition by Buyer of the Business of Seller as therein described.

        WHEREAS, in consideration of the historical interconnections between said Business to be sold to Buyer and the other operations retained by Seller, the parties desire to provide certain support, services and facilities (the "Transition Services") to each other in order to promote the continued efficient operation of the Business, during the period in which the functional separation of the Business from Seller's other operations, as contemplated by the Purchase Agreement, will occur.

        WHEREAS, such Transition Services shall be provided for a period of nine
(9) months, unless otherwise expressly provided herein (the "Transition
Period").

        WHEREAS, Seller has agreed to provide to Buyer, and Buyer desires the right to acquire from Seller, the Transition Services on the terms and conditions more particularly set forth herein or as the parties may otherwise agree in writing.

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, Seller and Buyer, intending that each will be legally bound hereby and will be entitled to the benefits hereof, agree as follows:

                                    ARTICLE 1

                                    SERVICES

        1.1 Services To Be Provided. It is the basic intent of the parties that Transition Services of like kind, quality and amount, as performed in the Conduct of the Business in the Ordinary

Course prior to the Closing will be made available to Buyer as reasonably necessary to promote a smooth and efficient functional separation of the Business from the remaining operations of the Seller. The Transition Services shall include the Information Technology Transition Services, the General Administrative Transition Services, the Employee Consulting Agreement and the Transition Sublease, all as defined in this Article 1.

        1.2 Information Technology Transition Services. During the Transition Period, Seller will provide to Buyer access to its IS (Information Systems) infrastructure as reasonably necessary to make the transition to Buyer's IS Systems, access to a circuit provided by Seller until Buyer obtains WAN (Wide Area Network) access from the telecom service provider, forwarded e-mail and telephone service for the Employees to the same extent such Employees had as employees of Seller in order for such Employees to perform services for Buyer, as identified on attached Exhibit 1.2, for the Conduct of Business in the Ordinary Course (the "Information Technology Transition Services"). [Exh. 1.2 to be those IS services needed for the Conduct of Business in the Ordinary Course pursuant to the terms of this Agreement.]

        1.3 General Administrative Transition Services. During the Transition Period, Seller will provide those services to Buyer, relating to finance and accounting, and records retention and storage, as identified on attached Exhibit
1.3 (the "General Administrative Transition Services"). [Exh. 1.3 to be those administrative services needed for the Conduct of Business in the Ordinary Course until such time as the Business pursuant the terms of this Agreement.]

        1.4 Employee Consulting Agreement. Concurrently herewith Seller and Buyer have entered into a consulting agreement for each of those Employees set forth on Schedule 1.4 for the purpose of affording to Buyer the services of said Employees until such time as the immigration status of said Employees permits the hiring of such Employees without interference with the Section I-485 immigration status processing in accordance with the Purchase Agreement on the terms and conditions set forth in the Consulting Agreement attached hereto as
Exhibit 1.4 (the "Consulting Agreement").

        1.5 Transition Sublease. Seller shall sublease to Buyer approximately 10,000 square feet of office space located in Building D, at 1101 W. Maude Avenue, Mountain View, California on the terms and conditions set forth in the transition sublease in substantially the form attached hereto as Exhibit 1.5 (the "Transition Sublease"). The consideration to be paid for such Transition Sublease is as set forth therein.

        1.6 Additional Transitional Services. The parties acknowledge and agree that there may be some services Seller provided to the Business prior to the Closing, the Business provided to Seller prior to the Closing, or that the parties mutually agree are otherwise necessary, that are not specifically identified in this Agreement of which Seller and Buyer may not be aware until the time such service is needed during the Transition Period. Accordingly, in addition to the Transition Services described in Sections 1.2-1.5 above, the parties further agree that, if "Additional Transition Services" not contemplated by this Agreement should be required to implement the spirit and intent of the Purchase Agreement, then, such Additional Transition Services, as may hereafter be identified by Buyer as reasonably required for the transition of the Business to Buyer during the Transition Period, and as agreed to by Seller, shall be provided by Seller to Buyer in accordance with the terms and conditions of this Agreement; provided, however, that once such Additional Transition Services are identified by Buyer, the parties shall negotiate in good faith in regards to the provision of such Transition Services to the extent not covered by the terms and conditions of this Agreement (including the cost of providing such services). Seller and Buyer shall document the inclusion in this Agreement of such Additional Transition Services by both executing and delivering an amendment, letter agreement, or memorandum, describing said Additional Transition Services and referencing and incorporating (unless the parties agree otherwise in such document) this Agreement, whereupon the Additional Transition Services described therein shall be deemed "Transition Services" hereunder.

        1.7 Assignment and Subcontracting by Service Provider. Except where otherwise specified herein, Seller shall retain the right, in its reasonable discretion to select, change or outsource any equipment, materials, procedures, personnel or other resources (including vendors, suppliers, or contractors) used in performing the Transition Services, so long as such action does not adversely affect the costs, quality, kind or amount of the Transition Services being provided and any required specifications in or pursuant to this Agreement are satisfied. At its option, Seller may also assign or subcontract any or all of its rights and/or obligations hereunder to any entity acquiring substantially all of the assets of the business unit of said party which is providing such Service. Upon any such assignment or subcontracting, the party who is required to provide the Service shall give written notice of such assignment or subcontracting to the recipient party and include therewith a copy of the assignment or contract. Any permitted assignee or subcontractor shall be bound by the terms of, and shall perform the Transition Services strictly in accordance with this Agreement.

                                    ARTICLE 2

                                  COMPENSATION

        2.1 Consideration for Services. Notwithstanding anything to the contrary herein or in the Transition Sublease, no charge shall be made for Transition Services provided during the first sixty (60) days following the Closing Date; provided, however, that the foregoing shall not diminish the obligation of Buyer to reimburse Seller for the wages and associated employee benefit costs of the Employees made available to Buyer under the Consulting Agreement as provided in the Consulting Agreement. Thereafter, Transition Services shall be charged as specified in the Consulting Agreement, the Transition Sublease, or any other agreement executed in connection with the Transition Services, or, in any other case, at Seller's cost, it being the intent and agreement of the parties that the service provider shall not make a profit on charges for Transition Services, except as otherwise specifically agreed in the Sublease.

        2.2 Preparation of Consolidated Statement. Where practical (i.e., where Transition Service-related charges are collected on Seller's financial systems) and unless otherwise expressly provided herein, Seller will account for all charges to be paid by Buyer to Seller under this Agreement, and any similar service-related agreements through a consolidated statement of account.

The consolidated statements shall include a summary of charges and a report detailing each category of charges for the previous billing month. The consolidated statement of account shall be issued on a monthly basis no later than the ten (10) days following the month to which the statement of account applies, except that any partial month in which the Closing Date occurs shall be consolidated and billed with the first full calendar month following the Closing Date.

        2.3 Payment Terms. Statements issued pursuant to Section 2.2 shall be due and payable within thirty (30) days from date of invoice, which shall be attached to the consolidated statement. All charges shall be in U.S. dollars.

                                    ARTICLE 3

                        COMMUNICATION AND ADMINISTRATION

        3.1 Notices. Unless otherwise expressly indicated herein, all notices, approvals, and other communications required or permitted by this Agreement to be given to Seller or Buyer shall be in writing and shall be delivered (i) in person, (ii) by deposit in the U.S. or relevant country mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by an internationally recognized overnight courier service, (iv) by facsimile delivery, confirmed, or (v) by electronic mail, with receipt confirmed; in each case addressed to the party concerned at its address or facsimile number as set forth below (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party):

         If to Seller:       Synopsys, Inc.
                             700 East Middlefield Road
                             Mountain View, CA 94043
                  Tele:      (650) 528-4890
                  Fax:       (650) 694-1930
                  Attn.:     General Counsel

         with a copy to:     Brobeck Phleger & Harrison
                             Two Embarcadero Place
                             Palo Alto, CA 94303
                  Tele:      (650)
                  Fax:       (650) 496-2715
                  Attn.:     Timothy R. Curry, Esq.

         If to Buyer:        Artisan Components, Inc.
                             1195 Bordeaux Drive
                             Sunnyvale, CA 94089
                  Tele:      (408) 734-5600
                  Fax:       (408) 734-5050
                  Attn.:     President
         with a copy to:     Artisan Components, Inc.
                             1195 Bordeaux Drive
                             Sunnyvale, CA 94089
                  Tele:      (408) 734-5600
                  Fax:       (408) 734-5050
                  Attn.:     General Counsel

         with a copy to:     Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, California 94304
                  Attn.:     Debra S. Summers
                  Tele:      (415) 493-9300
                  Fax.:      (415) 493-6811

        Communications sent by personal delivery or facsimile or electronic mail transmission, as set forth above shall be effective upon receipt, provided any required confirmation is obtained. Communication sent by overnight courier shall be effective on the next business day after deposit with the courier for next business day delivery. Communications sent by mail as set forth above shall be effective three (3) days after deposit in the U.S. mail and fifteen (15) days after deposit in non-U.S. mail.

                                    ARTICLE 4

                                STANDARD OF CARE

        4.1 Standard of Care. The Transition Services to be performed hereunder shall be performed in a professional and competent manner.

        4.2 Permits. Seller shall use commercially reasonable efforts to obtain, for the benefit of Buyer, any permits, approvals, and consents required to be obtained for the provision of such Transition Service, but shall not be liable for its inability to obtain such permits, approvals, and consents, unless such failure solely results from the provider's failure to use its commercially reasonable efforts to obtain such permits, approvals, or consents.

                                    ARTICLE 5

                              TERM AND TERMINATION

        5.1 Duration. This Agreement shall commence as of the Closing Date and shall remain in effect for the Transition Period.

        5.2 Termination of Services. Buyer may terminate any Transition Service, or a portion thereof, at any time by giving ten (10) days prior written notice to Seller. Seller may terminate any

Transition Service to the extent Buyer does not provide to Seller payment for such Transition Service within ten (10) days of Buyer's receipt of written notice of a deficiency from Seller.

        5.3 Proration At Termination. In the event Buyer or Seller elects to terminate a Transition Service, in accordance with Section 5.2, Buyer shall be liable for charges for such Transition Service performed and accruing through the effective date of the termination (unless such Transition Service is terminated by Buyer within the first sixty (60) days following the Closing Date, in which case there are no outstanding charges to be paid).

        5.4 Remedies. This Article shall not be deemed to waive, prejudice or diminish any rights Buyer or Seller may have at law or in equity against any third party in connection with such termination. The parties acknowledge that monetary remedies are not adequate to compensate Buyer for Seller's failure to provide the Transition Services in accordance with this Agreement and, accordingly, agree that specific performance is an appropriate remedy in the event of Seller's failure to provide such Transition Services.

                                    ARTICLE 6

                                  FORCE MAJEURE

        6.1 Covenant. Neither party shall be responsible for any delay or failure in performance or for any loss, damage, costs, charges and expenses incurred or suffered by the other party by reason thereof if such delay or failure results from the occurrence of an event beyond the reasonable control of such party and without the fault or negligence of such party ("force majeure"), including, but not limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, failure of suppliers, terrorism, or civil strife. If any party to this Agreement is rendered wholly or partially unable by an event or force majeure to carry out its obligations under this Agreement, and if that party gives prompt written notice and full particulars of such event of force majeure to the other party, the notifying party shall be excused from performance of its obligations hereunder during the continuance of any inability so caused, but for no longer period. Both parties shall use all commercially reasonable efforts to remove or avoid the condition as soon as commercially practicable.

                                    ARTICLE 7

                                 INTERPRETATION

        7.1 Governing Law. This Agreement shall be governed by, construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of California, without regard to the choice of law principles thereof.

                                    ARTICLE 8

                               GENERAL PROVISIONS

        8.1 Assignment. Except as expressly provided in Section 1.7 hereof, no assignment of this Agreement by any party hereto shall be permitted without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

        8.2 Further Assurances. Each party shall promptly execute and deliver or cause to be executed and delivered such additional documents, as are reasonably required by any other party for the purpose of implementing this Agreement.

        8.3 Entire Agreement. This Agreement, and the other Agreements referred to herein constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all previous communications, representations, understandings and agreements, either written or oral, between the parties.

        8.4 Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement or the application thereof to any other party or circumstance shall not be affected thereby and each provision shall be valid and shall be enforced to the highest extent permitted by law.

        8.5 Independent Contractors. The parties hereto shall act in all matters pertaining to this Agreement as independent contractors and nothing contained herein and no action taken with respect to the provision of the Transition Services shall constitute one party to be the agent, partner or joint venturer of any other party for any purpose whatsoever.

        8.6 Amendments. This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the parties thereto.

        8.7 Waiver. A waiver of breach, delay or failure to take action with respect to any previous default or failure by a party to fulfill its obligations under this Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

        8.8 Headings. The article headings and Section captions of this Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof.

        8.9 Definitions. Any capitalized term used, but not defined in this Agreement, shall have the meaning given it in the Purchase Agreement.

        8.10 No Third Party Beneficiaries. Nothing herein is intended to confer on any person other than the Parties hereto or thereto any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date.


BUYER:                                 SELLER:


ARTISAN COMPONENTS, INC.               SYNOPSYS, INC.

By:                                    By:
   ---------------------------------      --------------------------------------

Title:                                 Title:
      ------------------------------         -----------------------------------

                                   EXHIBIT G


AVAILABLE UPON REQUEST

                                    EXHIBIT H


AVAILABLE UPON REQUEST

                                    EXHIBIT I

                               SUBLEASE AGREEMENT

                                     BETWEEN

                                 SYNOPSYS, INC.

                                       AND

                            ARTISAN COMPONENTS, INC.

                               DECEMBER ___, 2000

                               SUBLEASE AGREEMENT


             THIS SUBLEASE AGREEMENT (hereinafter referred to as "Sublease"), entered into as of December ___, 2000, is made by and between SYNOPSYS, INC., a Delaware corporation (herein called "Sublandlord") and ARTISAN COMPONENTS, INC., a Delaware corporation (herein called "Subtenant"), with reference to the following facts:

        A. Pursuant to that certain Lease dated August 24, 1995 (the "Master Lease"), JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") consisting of approximately 85,000 rentable square feet comprising the entire building located at 1101 W. Maude Avenue in the City of Mountain View, California (the "Building").

        B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, subject to the terms herein, a portion of the Master Lease Premises containing approximately [_________] rentable square feet located on the second floor of the Building, said space being more particularly identified and described on the floor plan attached hereto as Exhibit "A" and incorporated herein by reference (hereinafter called the "Subleased Premises").

             NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

             1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

             2. Term. The term of this Sublease ("Term") shall commence on December __, 2000 (the "Commencement Date") and end on August __, 2001 [NINE MONTHS FROM CLOSE] (the "Expiration Date"), subject to Section 5.3 and unless sooner terminated pursuant to any provision hereof..

             3. Rent.

                    3.1 Beginning 60 days after the Commencement Date, Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the sum of $7.55 per rentable square foot per month (i.e., $75,500 per month), payable on the first day of each month If the Term does not end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to

Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing. As used herein, "Rent" shall mean, collectively, Base Rent and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent," all of which are deemed and designated as rent pursuant to the terms of this Sublease.

                    3.2 Notwithstanding the Master Lease, Subtenant shall have no obligation to pay Additional Rent to Sublandlord as provided in Section 4(D) of the Master Lease.

             4. Security Deposit. Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Seventy-five Thousand Five Hundred Dollars ($75,500) (the "Deposit"). The Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Deposit, Subtenant shall within ten
(10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to the full amount thereof and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) following the expiration of the Term, and after Subtenant has vacated the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit.

             5. Use and Occupancy.

                    5.1 Use. The Subleased Premises shall be used and occupied only for general office use by Subtenant, Subtenant's employees and visitors and for no other use or purpose.

                    5.2 Compliance with Master Lease.

                         (a) Subtenant agrees that it will occupy the Subleased
Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g. charges associated with after-hour HVAC usage and overstandard electrical charges).

                         (b) Subtenant agrees that Sublandlord shall not be
required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

                    5.3 Relocation from Subleased Premises. Beginning after
             January 31, 2001, Sublandlord shall have the option to require Subtenant to relocate from the Subleased Premises to such other facilities as Sublandlord may designate. In such event, this Sublease shall be deemed to be terminated on the date designated by Sublandlord.

             6. Master Lease and Sublease Terms.

                    6.1 This Sublease is and shall be at all times subject and subordinate to the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the written consent to the Sublease submitted and executed by Landlord (the "Consent"). Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

                    6.2 The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

                    6.3 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                         (a) In all provisions of the Master Lease (under the
terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

                         (b) In all provisions of the Master Lease requiring
Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                         (c) Sublandlord shall have no obligation to restore or
rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

                         (d) In all provisions of the Master Lease requiring
Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

                    6.4 Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: any rights to sublease, assign, expand, extend, renew or terminate the Master Lease or this Sublease, rights to any tenant improvement allowance, rights to make alterations to the Subleased Premises, rights to rent abatements or credits, rights to audit operating expenses, or rights to signage.

                    6.5 During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

                    6.6 Sublandlord agrees to maintain the Master Lease, as it pertains to the Subleased Premises, during the entire term of this Sublease, and to use its reasonable efforts to cause Landlord to comply with or perform the obligations of Sublandlord under the Master Lease.

                    6.7 Notwithstanding the provisions of this Sublease, any obligation of Sublandlord to provide services or utilities to the Subleased Premises or to Subtenant or to perform maintenance or repair obligations with respect to the Building or the Subleased Premises which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, shall be observed or performed by Sublandlord diligently using reasonable efforts to cause Landlord to observe and/or perform the same.

             7. Termination of Master Lease. If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

             8. Indemnity. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the Landlord) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of the Landlord), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Sublease, (iv) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or the Landlord, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

             9. Limitation on Liability. Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Sublease Premises, regardless of how such injury or damage may be caused. Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Sublease Premises, including subrogation claims by Subtenant's insurance carrier(s).

             10. Consents.

                    10.1 Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, on or before 30 days from the date hereof Landlord signs and delivers to Sublandlord and Subtenant the Consent thereby giving Landlord's consent to this subletting.

                    10.2 In the event that Sublandlord defaults under its obligations to be performed under the Master Lease, Sublandlord agrees to deliver to Subtenant a copy of any such notice of default. Subtenant shall have the right to cure any monetary default of Sublandlord described in any notice of default within ten (10) days after service of such notice of default on Subtenant. If such default is cured by Subtenant then Sublandlord shall reimburse Subtenant for such amounts, within ten (10) days after notice and demand therefor from Subtenant to Sublandlord, together with interest and a late fee at the interest rate and late fee percentage specified in the Master Lease.

                    10.3 In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

             11. Attorney's Fees. If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

             12. Acceptance of Subleased Premises.

                    12.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear excepted.

                    12.2 Furniture. Subtenant acknowledges that the Subleased Premises will be furnished with Sublandlord's existing furniture. Subtenant agrees to keep the furniture in good condition and repair and to leave the furniture in the Subleased Premises at the expiration of the Term.

             13. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:

                           --------------------------
                           --------------------------
                           --------------------------
                           Attn:
                                ---------------------

and (ii) if the Subtenant, at the following addresses:

                           --------------------------
                           --------------------------
                           --------------------------
                           Attn:
                                ---------------------

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

             14. Brokers. Subtenant represents that it has not been represented by any broker, agent or other person in connection with this Sublease. Sublandlord represents that it has not been represented by any broker, agent or other person in connection with this Sublease. Subtenant hereby indemnifies Sublandlord from all claims of any brokers, agents or other persons claiming a commission or other compensation by virtue of having dealt with Subtenant in connection with this Sublease. Sublandlord hereby indemnifies Subtenant from all claims of any brokers, agents or other persons claiming a commission or other compensation by virtue of having dealt with Sublandlord in connection with this Sublease.

             15. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

             16. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

             17. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.


                                      SUBLANDLORD:

                                      SYNOPSYS, INC., a Delaware corporation

                                      By:
                                         ---------------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Title:
                                            ------------------------------------

                                      SUBTENANT:

                                      ARTISAN COMPONENTS, INC., a
                                      Delaware corporation

                                      By:
                                         ---------------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Title:
                                            ------------------------------------

                                    EXHIBIT A

                               SUBLEASED PREMISES